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                                                                    EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------X
IN RE                                  :        CHAPTER 11
                                       :
CONTIFINANCIAL CORPORATION, ET AL.,    :        CASE NO. 00 B 12184 (AJG)
                                       :
             DEBTORS.                  :        (JOINTLY ADMINISTERED)
---------------------------------------X

              DISCLOSURE STATEMENT RELATING TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF CONTIFINANCIAL CORPORATION AND AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

DATED:   NEW YORK, NEW YORK
         NOVEMBER 9, 2000

DEWEY BALLANTINE LLP                     TOGUT, SEGAL & SEGAL LLP
BANKRUPTCY COUNSEL FOR CONTIFINANCIAL    BANKRUPTCY COUNSEL FOR CONTIMORTGAGE
  CORPORATION, ET AL.                      CORPORATION, ET AL.
DEBTORS-IN-POSSESSION                    DEBTORS-IN-POSSESSION
ATTN:  RICHARD S. MILLER, ESQ.           ATTN:  ALBERT TOGUT, ESQ.
1301 AVENUE OF THE AMERICAS              ONE PENN PLAZA
NEW YORK, NY 10019-6092                  NEW YORK, NY 10119
(212) 259-8000                           (212) 594-5000

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                                TABLE OF CONTENTS
                                                                            Page

PRELIMINARY STATEMENT..........................................................1

INTRODUCTION...................................................................2
       A.  Who is Entitled to Vote.............................................2
       B.  Definitions; Exhibits...............................................5
       C.  Notice to Creditors.................................................5
       D.  Disclosure Statement Enclosures.....................................7
       E.  Summary of Voting Procedures........................................7
       F.  Explanation of Chapter 11...........................................9

I.     GENERAL INFORMATION....................................................10
       A.  General Background.................................................10

II.    ACTIVITIES WITHIN THE CHAPTER II CASES.................................18
       A.  Filing.............................................................18
       B.  Administration of the Cases........................................18
       C.  Bankruptcy Court First Day Orders..................................18
       D.  Retention and Compensation of  Professionals.......................18
       E.  The Debtors'Business Operations....................................20
       F.  Asset Sales........................................................20
       G.  Executory Contracts and Unexpired Leases...........................23
       H.  Other Matters......................................................24
       I.  Bar Date For Filing Proofs of Claims...............................25
       J.  Pension Benefit Guaranty Corporation Claims........................26
       K.  Notice Regarding Certain Potential Claims..........................27

III.   SUMMARY OF THE PLAN....................................................30
       A.  Overview of the Plan...............................................30
       B.  Substantive Consolidation..........................................31
       C.  Summary of Classification and Treatment of Claims and
           Equity Interest Under the Plan.....................................34
       D.  Establishments of Trusts; Implementation of Plan...................39
       E.  Distributions To Holders Of Claims And Interests...................43

IV.    EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.............................49
       A.  Jurisdiction of Court..............................................49
       B.  Binding Effect.....................................................49
       C.  Term of Injunctions or Stays.......................................49
       D.  Rights of Action...................................................49
       E.  Discharge..........................................................50
       F.  Preservation of Insurance..........................................51

V.     EXECUTORY CONTRACTS....................................................51
       A.  Executory Contracts and Unexpired Leases...........................51

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       B.  Cure...............................................................51
       C.  Rejection Damages Bar Date.........................................52
       D.  Executory Contracts and Unexpired Leases Entered Into and
           Other Obligations Incurred After the Petition Date.................52

VI.    CONDITIONS TO CONFIRMATION AND OCCURRENCE  OF EFFECTIVE DATE...........52
       A.  Conditions to Confirmation.........................................52
       B.  Conditions to Occurrence of Effective Date.........................52
       C.  Waiver of Conditions to Confirmation and Occurrence of
           Effective Date.....................................................53
       D.  Effect of Nonoccurrence of the Conditions to Occurrence
           of Effective Date..................................................53

VII.   CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN.................53
       A.  Confirmability and Severability of a Plan..........................53
       B.  Cramdown...........................................................54

VIII.  ADMINISTRATIVE PROVISIONS..............................................54
       A.  Retention of Jurisdiction..........................................54
       B.  Governing Law......................................................54
       C.  Administrative Bar Date............................................55
       D.  Effectuating Documents and Further Transaction.....................55
       E.  Limitation of Liability............................................56
       F.  Amendments.........................................................56
       G.  Successors and Assigns.............................................57

IX.    ESTIMATED DISTRIBUTIONS................................................57

X.     FINANCIAL PROJECTIONS..................................................58
       A.  Responsibility for and Purpose of the Projections..................58
       B.  Summary of Significant Assumptions.................................60
       C.  Special Note Regarding Forward-Looking Statements..................62
       D.  Financial Projections..............................................62

XI.    VOTING REQUIREMENTS, ACCEPTANCE, CONFIRMATION  AND
       CONSUMMATION OF THE PLAN...............................................67
       A.  General............................................................67
       B.  Eligibility to Vote................................................67
       C.  Estimation and Temporary Allowance of Claims.......................68
       D.  Acceptance Requirements............................................68
       E.  Transmission of Ballots............................................68
       F.  Acceptances Required From Impaired Classes.........................69
       G.  Confirmation Without Acceptance of All Impaired
           Classes ("Cram-down")..............................................69
       H.  Feasibility of the Plan............................................70
       I.  Best Interests of Creditors........................................71

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XII.   COMPLIANCE WITH SECURITIES LAWS........................................71
       A.  Compliance of Securities Laws......................................71

XIII.  CERTAIN RISK FACTORS TO BE CONSIDERED..................................72
       A.  Settlements Embodied in the Plan...................................72
       B.  Matters Affecting Trading..........................................72
       C.  Projected Financial Information....................................73

XIV.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN....................73
       A.  Federal Income Tax Consequences Generally..........................74
       B.  Federal Income Tax Consequences to the Debtors.....................74
       C.  Federal Income Tax Consequences To Creditors With Allowed
           Claims Upon Exchange...............................................76
       D.  Federal Income Tax Consequences of the Liquidating Trust...........77
       E.  Disputed Claims Reserve Trust......................................79
       F.  Withholding and Reporting..........................................80

XV.    ALTERNATIVES TO CONFIRMATION OF THE PLAN...............................80

XVI.   ALTERNATIVE PLANS OF REORGANIZATION....................................80

XVII.  CONFIRMATION HEARING...................................................80

XVIII. CONCLUSION.............................................................82

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                              PRELIMINARY STATEMENT

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE.

         NO PERSON MAY GIVE ANY INFORMATION ON BEHALF OF THE DEBTORS REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN, OTHER THAN THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT.

         THIS DISCLOSURE STATEMENT IS DESIGNED TO PROVIDE ADEQUATE INFORMATION TO ENABLE HOLDERS OF CLAIMS AGAINST THE DEBTORS TO MAKE AN INFORMED JUDGMENT ON WHETHER TO ACCEPT OR REJECT THE PLAN. ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN (WHICH IS ANNEXED HERETO AS EXHIBIT 1), OTHER EXHIBITS ANNEXED HERETO AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE COURT PRIOR TO THE END OF SOLICITATION PERIOD FOR THE PLAN. SUBSEQUENT TO THE DATE HEREOF, THERE CAN BE NO ASSURANCE
THAT: (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN ARE MATERIALLY ACCURATE, AND (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

         PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED, AND SHOULD BE AWARE THAT ACTUAL DISTRIBUTIONS MAY VARY FROM THE ESTIMATES CONTAINED HEREIN.

         THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE COURT AS CONTAINING ADEQUATE INFORMATION OF A KIND AND IN SUFFICIENT DETAIL TO ENABLE HOLDERS OF CLAIMS TO MAKE AN INFORMED JUDGMENT WITH RESPECT TO VOTING TO ACCEPT OR REJECT THE PLAN. HOWEVER, THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A RECOMMENDATION OR DETERMINATION BY THE COURT WITH RESPECT TO THE MERITS OF THE PLAN.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), OR SIMILAR PUBLIC GOVERNMENTAL OR REGULATORY AUTHORITY AND NEITHER THE SEC NOR SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT, THE INFORMATION

CONTAINED HEREIN, OR THE MERITS OF THE PLAN OF REORGANIZATION. THE ISSUANCE OF CERTAIN SECURITIES AS DESCRIBED HEREIN IN EXCHANGE FOR THE CANCELLATION OF CERTAIN EXISTING INDEBTEDNESS HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SIMILAR STATE OR "BLUE SKY" LAWS. THE ISSUANCE OF SUCH SECURITIES ARE BEING MADE PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE.

         ALL CAPITALIZED TERMS AND PHRASES USED IN THIS DISCLOSURE STATEMENT AND NOT OTHERWISE DEFINED HEREIN WILL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

                                  INTRODUCTION

         ContiFinancial Corporation ("CFN"), ContiMortgage Corporation ("CMC"), ContiTrade Services LLC, ContiWest Corporation, ContiFinancial Services Corporation, Resource One Consumer Discount Company, Inc., Warminster National Abstract, Inc., Keystone Capital Group, Inc., Keystone Mortgage Investments, Inc., ZTS Corporation, Resource One Mortgage of Oxford Valley, Inc., Resource One Consumer Discount Co. of Minnesota, Inc., Resource One Mortgage of Delaware Valley, Inc., ResourceCorp Financial, Inc., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D., Inc., California Lending Group, Inc., ContiAsset Receivables Management L.L.C., Royal Mortgage Partners, L.P. and Fidelity Mortgage Decisions Corporation (collectively, the "Debtors"), debtors and debtors-in-possession"), in the above-captioned chapter 11 cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. (as amended, the "Bankruptcy Code"), filed with the Bankruptcy Court a second amended plan of reorganization, dated November 9, 2000, as may be amended from time to time (the "Plan"), a copy of which is annexed hereto as Exhibit 1. The Debtors are distributing this disclosure statement (the "Disclosure Statement"), pursuant to section 1125 of the Bankruptcy Code, to provide the Debtors' creditors with adequate information so that they can make an informed judgment on whether to vote to accept or reject the Plan. Please read this Disclosure Statement and the Plan carefully and follow the instructions set forth below to vote on the Plan.

    A.   WHO IS ENTITLED TO VOTE

         The following entities are entitled to vote on the Plan:

         (1) creditors of the Debtors that hold General Unsecured Claims;

         (2) the lending institutions (collectively, the "Bank Group") that are parties to that certain credit agreement dated January 7, 1997, as amended, among CFN, the lenders parties thereto and Credit Suisse First Boston, as administrative agent, and Credit Suisse First Boston, New York Branch and Dresdner Bank AG, New York and Grand Cayman Branches as co-arrangers (the "Credit Agreement"), and that certain amended and restated letter of credit and reimbursement agreement, dated September 9, 1997, as amended and restated August 21, 1998, among CFN, The Participating Banks Thereto, Credit Suisse First Boston, New York Branch, as

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Agent, Dresdner Bank AG, New York Branch as Issuing Bank, and Credit Suisse
First Boston, New York Branch and Dresdner Bank AG, New York and Grand Cayman Branches as arrangers (the "CP Program," and together with the Credit Agreement, the "Bank Facilities"); and

         (3) holders of (i) 7 1/2% Senior Notes Due 2002, issued by CFN on March 1, 1997, (ii) 8 3/8% Senior Notes Due 2003, issued by CFN on August 15, 1996, and (iii) 8 1/8% Senior Notes Due 2008, issued by CFN on March 4, 1998 (collectively, the "Senior Notes").

         CFN has held extensive discussions with two unofficial committees established prior to the Petition Date (as defined in Article II, Section A of this Disclosure Statement): (i) an unofficial committee comprised of members of the Bank Group (the "Unofficial Bank Group Committee") and (ii) an unofficial committee comprised of certain holders of Senior Notes, specifically, American Express Financial Advisors, Putnam Investment Management and other funds, Salomon Brothers Asset Management, Inc., and Bennet Management, Inc. and the Indenture Trustee, Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association (collectively, the "Unofficial Noteholders' Committee")(1). The Debtors have been advised by the Unofficial Noteholders' Committee that the Unofficial Noteholders' Committee holds over 50% of the Senior Notes. No other creditors' committee exists in these cases.(2) The Plan is the product of those negotiations among the Debtors, the Unofficial Bank Group Committee and the Unofficial Noteholders' Committee. The Debtors' Boards of Directors and each of the Unofficial Committees urge you to vote to accept the Plan.

         The Debtors' principal legal advisors are Dewey Ballantine LLP ("Dewey Ballantine") and Togut, Segal & Segal LLP ("Togut, Segal & Segal"). Their financial advisors are The Blackstone Group ("Blackstone"). They can be contacted at:

--------------------------------------------------------------------------------
DEWEY BALLANTINE LLP         TOGUT, SEGAL & SEGAL LLP     THE BLACKSTONE GROUP
1301 Avenue of the Americas  One Penn Plaza - Suite 3335  345 Park Avenue
New York, NY 10019-6092      New York, NY  10119          New York, NY 10154
(212) 259-8000               (212) 594-5000               (212) 583-5000
Attn: Richard S. Miller,     Attn: Albert Togut, Esq.     Attn: Arthur B. Newman
      Esq.
--------------------------------------------------------------------------------

         The Unofficial Noteholders' Committee retained Akin, Gump, Strauss, Hauer & Feld, L.L.P. ("Akin, Gump") as its legal advisor and Houlihan Lokey Howard & Zukin ("Houlihan Lokey") as its financial advisor. These advisors can be contacted at:

--------------
         1 The Unofficial Bank Group Committee and the Unofficial Noteholders' Committee shall jointly be referred to herein as the "Unofficial Committees".

         2 An official creditors' committee was appointed by the Office of the United States Trustee on May 24, 2000. Upon the request of its members, the United States Trustee disbanded that creditors' committee on June 29, 2000.

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    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.    HOULIHAN LOKEY HOWARD & ZUKIN
    590 Madison Avenue                           601 Second Avenue, Suite 4950
    New York, New York 10022                     Minneapolis, Minnesota 55402
    (212) 872-1000                               (612) 338-2910
    Attn: Daniel H. Golden, Esq.                 Attn: Jeff Werbalowsky

         The Unofficial Bank Group Committee retained Weil Gotshal & Manges LLP ("Weil Gotshal") as its legal advisor and PriceWaterhouseCoopers LLP ("PriceWaterhouse") as its financial advisor. These advisors can be contacted at:

    WEIL, GOTSHAL & MANGES LLP                   PRICEWATERHOUSECOOPERS LLP
    767 Fifth Avenue                             1177 Avenue of the Americas
    New York, New York 10153                     New York, New York 10019
    (212) 310-8000                               (212) 596-8000
    Attn: Marvin E. Jacob, Esq.                  Attn: Denis O'Connor
          Judy G. Z. Liu, Esq.

         The table on this page summarizes the treatment for creditors and shareholders (equity interests) under the Plan. For a complete explanation, please refer to the discussion in Article III, Section C of this Disclosure Statement, entitled "Summary of Classification and Treatment of Claims and Equity Interests Under the Plan" and to the Plan itself.

--------------------------------------------------------------------------------
                                                    ESTIMATED
CLASS   DESCRIPTION                   TREATMENT     RECOVERY
--------------------------------------------------------------------------------
        Administrative Claims         Unimpaired    100%
--------------------------------------------------------------------------------
        Priority Tax Claims           Unimpaired    100%
--------------------------------------------------------------------------------
1a      Greenwich Repurchase          Unimpaired    See, Article  III, Section
        Facility Secured Claims                     C of this Disclosure
                                                    Statement
--------------------------------------------------------------------------------
1b      Greenwich Whole Loan          Unimpaired    See, Article  III, Section
        Facility Secured Claims                     C of this Disclosure
                                                    Statement
--------------------------------------------------------------------------------
2a      MBIA Claims                   Unimpaired    See, Article  III, Section
                                                    C of this Disclosure
                                                    Statement
--------------------------------------------------------------------------------
2b      FGIC Claims                   Unimpaired    See, Article  III, Section
                                                    C of this Disclosure
                                                    Statement
--------------------------------------------------------------------------------
3       Other Secured Claims          Unimpaired    See, Article  III, Section
                                                    C of this Disclosure
                                                    Statement
--------------------------------------------------------------------------------
4       Priority Claims               Unimpaired    100%
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                                                    ESTIMATED
CLASS   DESCRIPTION                   TREATMENT     RECOVERY
--------------------------------------------------------------------------------
5       Bank Group Claims, Senior     Impaired      15%(3)
        Note Claims, and General
        Unsecured Claims
--------------------------------------------------------------------------------
6       Convenience Claims            Unimpaired    100%

--------------------------------------------------------------------------------
7       Subordinated Claims           Impaired      No Recovery

--------------------------------------------------------------------------------
8       Equity Interests in the       Impaired      No Recovery
        Debtors
--------------------------------------------------------------------------------

         The Plan is the product of extensive negotiations over the past several months among the Debtors, their legal, financial and other professional advisors, the members of the Unofficial Bank Group Committee (representing holders of claims against the Debtors in the approximate amount of $338 million), and the members of the Unofficial Noteholders' Committee (who have advised the Debtors that they hold in excess of 50% of the aggregate principal amount of all Senior Notes) with the assistance of their respective legal and financial advisors. The Boards of Directors of the Debtors have approved the Plan and the transactions contemplated thereby and recommend that all creditors whose votes are being solicited submit ballots to accept the Plan.

    B.   DEFINITIONS; EXHIBITS

         1. Definitions. Unless otherwise defined herein, capitalized terms used in this Disclosure Statement will be defined as set forth in the Plan or as defined in the Bankruptcy Code.

         2. Exhibits. All exhibits to this Disclosure Statement will be filed with the Court on or before the date of the hearing on approval of this Disclosure Statement and are incorporated as if fully set forth herein and are a part of this Disclosure Statement.

    C.   NOTICE TO CREDITORS

--------------
         3 The estimates for these recoveries are explained more fully in
Article IX of this Disclosure Statement. As described more fully in Article X of this Disclosure Statement, the Debtors believe that the estimated recoveries for holders of Class 5 Claims will be increased by cash flow from certain ESRs (as defined below) transferred to the Liquidating Trust. As provided in the Preference Stipulation, the estimated recovery to the holders of Allowed Bank Group Claims and Allowed Senior Note Claims will be reduced by an amount equal to any professional fees paid by the Debtors to any professional retained by each of the Unofficial Bank Group Committee and the Unofficial Noteholders' Committee. As explained in Article III, Section C of this Disclosure Statement, pursuant to the Compromise and Settlement, creditors holding Allowed General Unsecured Claims against the Settlement Debtors will receive a Ratable Distribution of the Settlement Debtors Premium.

         1. Purpose of Disclosure Statement. This Disclosure Statement is being transmitted to holders of impaired Claims against the Debtors that are entitled to vote to accept or reject the Plan (i.e., Class 5 - Bank Group Claims, Senior Note Claims, and General Unsecured Claims). The Disclosure Statement is not being transmitted to holders of Subordinated Claims or Equity Interests in the Debtors (i.e., Classes 7 and 8) as no recovery is available to the holders of these Claims or Interests.

         The purpose of this Disclosure Statement is to provide creditors with information that (i) summarizes the Plan and alternatives to the Plan, (ii) advises creditors of their rights under the Plan, (iii) assists creditors entitled to vote in making informed decisions as to whether they should vote to accept or reject the Plan, and (iv) assists the Bankruptcy Court in determining whether the Plan complies with the provisions of chapter 11 of the Bankruptcy Code and should be confirmed. This Disclosure Statement contains important information regarding (w) the Debtors' history, (x) developments in the Chapter 11 Cases, (y) the Plan, including a summary and analysis thereof, and (z) considerations pertinent to acceptance or rejection of the Plan. This Disclosure Statement is designed to provide holders of impaired Claims that are entitled to vote to accept or reject the Plan with adequate information to enable such holders to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan. All creditors are encouraged to read this Disclosure Statement and its exhibits carefully and in their entirety before deciding to vote either to accept or reject the Plan.

         2. Information Contained in this Disclosure Statement. This Disclosure Statement is the only document authorized by the Bankruptcy Court to be used in connection with the solicitation of votes accepting the Plan. No solicitation of votes may be made except pursuant to this Disclosure Statement, and no Person has been authorized by the Bankruptcy Court or the Debtors to use or disclose any information concerning the Debtors other than the information contained herein. Other than as explicitly set forth in this Disclosure Statement, you should not rely upon any information relating to the Debtors, their estates, the value of their assets, the nature or amounts of their liabilities, their creditors' Claims, or the amount or value of any distributions made under the Plan. All financial information contained in this Disclosure Statement has been provided by the Debtors. The financial information contained herein as described in Article X ("Financial Projections") of this Disclosure Statement has not been the subject of a certified audit and has not been prepared in accordance with generally accepted accounting principles. This Disclosure Statement is accurate to the best of the Debtors' knowledge, information and belief. The Debtors have endeavored to make this Disclosure Statement as clear and comprehensive as possible in order to furnish creditors with adequate information to make an informed decision regarding acceptance or rejection of the Plan.

PLEASE READ THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN, IN ITS ENTIRETY PRIOR TO VOTING ON THE PLAN. A COPY OF THE PLAN IS ANNEXED HERETO AS EXHIBIT 1. THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, FOR THE CONVENIENCE OF CREDITORS, BUT THE PLAN ITSELF QUALIFIES ALL SUCH SUMMARIES. ACCORDINGLY, IF THERE EXISTS ANY INCONSISTENCY BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN WILL CONTROL.

    D.   DISCLOSURE STATEMENT ENCLOSURES.

         Accompanying the Disclosure Statement are the following enclosures:

         1. Disclosure Statement Approval Order. A copy of the order of the Court dated November 10, 2000, approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, and scheduling the hearing to consider, and the deadline for objecting to, confirmation of the Plan (the "Disclosure Statement Approval Order").

         2. Notice of Confirmation Hearing. A copy of the notice of the deadline for submitting ballots to accept or reject the Plan and, among other things, the date, time and place of the hearing to confirm the Plan, and the deadline for filing objections to confirmation of the Plan (the "Notice of Confirmation Hearing").

         3. Ballots. One or more ballots (and return envelopes) for voting to accept or reject the Plan, unless you are not entitled to vote. See Article XI below for an explanation of which parties-in-interest are entitled to vote.

    E.   SUMMARY OF VOTING PROCEDURES.

         To be counted, your vote, if being sent by mail, must be received, pursuant to the following instructions, by the Debtors' Voting Agent at the following address, before the Voting Deadline of 5:00 p.m. (Eastern Time) on December 13, 2000.

              ContiFinancial Corporation, et al.
              c/o Donlin, Recano & Company, Inc.
              P.O. Box 2034
              Murray Hill Station
              New York, New York 10156

              Or, if being sent by hand, to the following address:

              ContiFinancial Corporation, et al.
              c/o Donlin, Recano & Company, Inc.
              419 Park Avenue South, Suite 1206
              New York, New York 10016

         Or, if you are the beneficial owner of a Senior Note, or the nominee of a beneficial owner, you may return your ballot by facsimile to:

              ContiFinancial Corporation, et al.
              c/o Donlin, Recano & Company, Inc.
              Facsimile Number: (212) 481-1416

         1. IF YOU ARE, AS OF THE NOVEMBER 8, 2000 RECORD DATE, THE BENEFICIAL OWNER OF SENIOR NOTES:


         IF THE NOTES ARE REGISTERED IN YOUR OWN NAME: Please complete the information requested on the Ballot, sign, date and indicate your vote on the Ballot, and return the Ballot in the enclosed, pre-addressed envelope so that it is actually received by the Voting Agent before the Voting Deadline.

         IF THE SENIOR NOTES ARE REGISTERED IN "STREET NAME":

         IF YOUR BALLOT HAS ALREADY BEEN SIGNED (OR "PREVALIDATED") BY YOUR NOMINEE (YOUR BROKER, BANK, OTHER NOMINEE OR THEIR AGENT): Please complete the information requested on the Ballot, and indicate your vote on the Ballot, and return your completed Ballot in the enclosed, pre-addressed envelope so that it is actually received by the Voting Agent before the Voting Deadline.

         OR

         IF YOUR BALLOT HAS NOT BEEN SIGNED (OR "PREVALIDATED") BY YOUR NOMINEE (YOUR BROKER, BANK, OTHER NOMINEE, OR THEIR AGENT): Please complete the information requested on the Ballot, sign, date and indicate your vote on the Ballot, and return completed Ballot to your nominee in sufficient time for your nominee to then forward your vote to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline.

         2. IF YOU ARE THE NOMINEE FOR A BENEFICIAL OWNER, AS OF THE NOVEMBER 8, 2000 RECORD DATE, OF SENIOR NOTES: Please forward a copy of this Disclosure Statement and the appropriate Ballot to each beneficial owner, AND:

         ALL BALLOTS THAT YOU HAVE SIGNED (OR "PREVALIDATED") should be completed by the beneficial owners and returned by the beneficial owners directly to the Voting Agent so that such Ballots are received by the Voting Agent before the Voting Deadline.

         ALL BALLOTS THAT YOU HAVE NOT SIGNED (OR "PREVALIDATED") must be collected by you, and you should complete the Master Ballot, and deliver the completed Master Ballot to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline.

         3. IF YOU ARE A SECURITIES CLEARING AGENCY: Please arrange for your respective participants to vote by executing an omnibus proxy in their favor.

         4. IF YOU ARE A MEMBER OF THE BANK GROUP OR IF YOU HOLD A GENERAL UNSECURED CLAIM:

         Please complete the information requested on the Ballot, sign, date and indicate your vote on the Ballot, and return completed Ballot in the enclosed pre-addressed, postage-paid envelope so that it is actually received by the Voting Agent before the Voting Deadline.

         5. ELECTION TO RECEIVE CASH ONLY (ONLY FOR HOLDERS OF GENERAL UNSECURED CLAIMS):

         In addition to voting to accept or reject the Plan, holders of General Unsecured Claims (not holders of Senior Notes or members of the Bank Group) may use their Ballot to elect not to be a part of Class 5 that will receive a Ratable Share of Class 5 Cash and Trust Assets but to be placed in Class 6 Convenience Class and receive Cash equal to the lesser of (a) 100% of their claims or (b) $1000. Creditors holding General Unsecured Claims may make this election by marking the appropriate box on their Ballot. If you elect to have your claim placed in Class 6, you will be unimpaired under the Plan and will be deemed to have voted for approval of the Plan.

IF YOU ARE A HOLDER OF A CLAIM AND YOU HAVE RETURNED YOUR BALLOT, BUT FAILED TO INDICATE ON YOUR BALLOT WHETHER YOU ACCEPT OR REJECT THE PLAN, SUCH BALLOT WILL BE COUNTED AS AN ACCEPTANCE OF THE PLAN.

    F.   EXPLANATION OF CHAPTER 11.

         Chapter 11 is the principal reorganization vehicle of the Bankruptcy Code. Pursuant to chapter 11, a debtor is authorized to reorganize its affairs for its benefit and the benefit of its creditors. In a chapter 11 case the debtor typically remains in control of the estate as the "debtor-in-possession." Upon filing a petition for chapter 11 reorganization and during the pendency of a reorganization case, the Bankruptcy Code imposes an automatic stay against creditors' attempts to collect or enforce, through litigation or otherwise, claims against the debtor. The automatic stay provisions of section 362 of the Bankruptcy Code, unless lifted by court order, will generally prohibit or restrict attempts by secured or unsecured creditors or other claimants to collect or enforce any claims against the debtor that arose prior to the commencement of the chapter 11 case.

         The Bankruptcy Code provides for the creation of an official committee of unsecured creditors in a chapter 11 case. On May 24, 2000, the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Official Creditors Committee"). On June 29, 2000, upon the request of its members, the United States Trustee disbanded the Official Creditors' Committee. Since the disbandment of the Official Creditors' Committee, the Unofficial Committees continue to function as they did prior to the Petition Date.

         The provisions of the Bankruptcy Code are designed to encourage the parties in interest in a chapter 11 proceeding to negotiate the terms of a plan of reorganization so that it may be confirmed. The plan of reorganization is the vehicle for satisfying the claims against and interests in the debtor. After the plan of reorganization has been filed, the holders of claims against and/or interests in a debtor may be permitted to vote to accept or reject the plan.
Section 1125 of the Bankruptcy Code requires a debtor, before soliciting acceptances of the proposed plan, to prepare a disclosure statement containing adequate information of such kind, and in such detail, as to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Court has determined that this Disclosure Statement meets that test.

                             I. GENERAL INFORMATION

    A.   GENERAL BACKGROUND

         1. Description of the Debtors' Businesses. CFN is a Delaware corporation with its principal place of business at 277 Park Avenue, New York, New York 10172. CFN is the direct parent of CMC and it is either the direct or indirect parent of the other Debtors or directly or indirectly owns substantially all of the equity in the other Debtors. Prior to February 1996, CFN was a wholly-owned subsidiary of ContiGroup Companies, Inc. ("ContiGroup," formerly known as Continental Grain Company). ContiGroup is a privately held, multinational Delaware corporation. In February 1996, through a public offering of equity, CFN issued 7,130,000 shares of common stock. On May 29, 1997, CFN issued an additional 2,800,000 shares of common stock. ContiGroup presently owns approximately 78% of CFN's outstanding common stock. In addition, CFN has issued three offerings of debt aggregating to approximately $700 million, 7 1/2% Senior Notes Due 2002, issued March 1, 1997, 8 3/8% Senior Notes Due 2003, issued August 15, 1996, and 8 1/8% Senior Notes Due 2008, issued March 4, 1998.

         The Debtors were a leading originator, purchaser, seller, securitizer and servicer of home equity loans, concentrating on lending to individuals whose borrowing needs generally were not being served by traditional financial institutions due to such individuals' impaired credit profiles and other factors. Loan proceeds typically were used by such individuals to consolidate or refinance debt, to finance home improvements, to pay educational expenses and for a variety of other uses.(4) By focusing on individuals with impaired credit profiles and providing prompt responses to their borrowing requests, the Debtors were able to charge higher interest rates for their loan products than typically were charged by conventional mortgage lenders. As of the Petition Date, the Debtors employed approximately 1,300 people.

         In the ordinary course of their business, the Debtors had significant cash needs in order to fund loan purchases and originations, payment of interest costs, funding of over-collateralization requirements for securitizations, operating expenses, income taxes, acquisitions and capital expenditures. Adequate credit facilities and other sources of funding, including the ability of the Debtors to sell loans through whole loan sales and securitizations, were essential to the continuation of the Debtors' ability to purchase and originate loans.

--------------
         4 Historically, the Debtors operated as a more diversified consumer and commercial financial intermediary that originated, securitized and serviced various loan products in addition to home equity loans. These products included commercial real estate loans, high loan-to-value mortgages, non-prime auto loans, charged-off consumer receivables, equipment leases and franchise loans. Due to the unavailability of necessary capital, the Debtors were unable to continue financing these diversified product lines. As a result, during the approximately 18 months preceding the Petition Date, the Debtors restricted their focus to the core home equity loan business and reduced or eliminated most of their other loan products and businesses.

         The primary funding strategy for the Debtors was in recognition of gains in connection with securitizations and whole loan sales. In the typical securitization transaction, the Debtors sold loans or other assets to a special purpose entity, established for the limited purpose of buying assets from the Debtors and transferring such assets to a trust. The trust issued interest-bearing securities that were collateralized by the underlying pool of mortgage loans or other assets, as the case may be. The proceeds were used as consideration to purchase the assets from the Debtors. Typically, the Debtors retained the residual interests (or a portion thereof) represented by residual class certificates and interest-only certificates (the "Residual Interests" or "ESRs"). By retaining the Residual Interests, the Debtors are entitled to receive the excess cash flows generated by the securitized loans generally calculated as the difference between (a) the monthly interest payments from the loans and (b) the sum of (i) pass-through interest paid to third-party investors, (ii) trustees fees, (iii) third-party credit enhancement fees, and
(iv) servicing fees. The Debtors' right to receive this excess cash flow stream began after certain over-collateralization requirements had been met, which were specific to each securitization and were used to provide credit enhancement for the senior securities issued by the trust.

         The Debtors also retained the rights (the "Servicing Rights") to service the pool of mortgages owned by the trust. Servicing included collecting payments from borrowers, remitting payments to investors who have purchased the loans, investor reporting, accounting for principal and interest, contacting delinquent borrowers, conducting foreclosure proceedings and disposing of foreclosed properties. These Servicing Rights were valuable to the Debtors, as they recognized income from fees, pre-payment penalties and late payment charges earned for servicing loans.

         At the time of the securitization and the delivery of the loans, the Debtors recognized gain on sale based on a number of factors including the difference, or "spread," between the interest rates on the loans and the interest rate paid to investors (which typically was priced based on Treasury securities with a maturity corresponding to the anticipated life of the loans). If interest rates rose between the time the Debtors originated or purchased the loans and the time the loans were priced at securitization, the spread narrowed, resulting in a loss in value of the loans.

         To protect against such losses, the Debtors hedged the value of the loans through the short sale of Treasury securities. Prior to hedging, the Debtors performed an analysis of their loans taking into account, among other things, interest rates and maturities to determine the amount, type, duration and proportion of each Treasury security to sell short so that the risk to the value of the loans was effectively hedged. The Debtors executed the sale of the Treasury securities with large, reputable securities firms and used the proceeds received to acquire Treasury securities under repurchase agreements with large, reputable securities firms.

         To meet their cash needs, the Debtors entered into the Bank Facilities with the Bank Group, as well as short term loan agreements ("Warehouse Facilities") with various lenders (collectively, the "Warehouse Lenders"). Prior to a loan securitization or whole loan sale, CFN borrowed funds on a short term basis under their Warehouse Facilities to support the accumulation of loans. When the Debtors had accumulated an adequate number of loans, such loans were either securitized or sold in whole loan sales; virtually every loan which the Debtors originated or purchased was sold through either a securitization or whole loan sale. While the Warehouse Facilities generally had one-year terms, certain of the Warehouse Facilities, had automatic renewal features subject to the absence of defaults. Other than the Greenwich Facility (as defined below), the Warehouse Facilities have been repaid and terminated pursuant to their terms.

         From 1996 through 1998, the Debtors engaged in a calculated expansion of their origination business by purchasing all or a substantial interest in California Lending Group, Inc., d/b/a United Lending Group, Royal Mortgage Partners, L.P., d/b/a Royal MortgageBanc, Triad Financial Corporation ("Triad"),(5) Resource One Consumer Discount Company, Inc., Fidelity Mortgage Decisions Corporation, Crystal Mortgage Company, Inc. and its subsidiary Lenders M.D., Inc., and Keystone Mortgage Partners L.L.C.

         As stated, the Debtors' business operations required continual access to short-and long-term sources of debt and equity capital. Historically, the Debtors found their warehouse and other facilities as well as internally-generated funds sufficient to fund the Debtors' liquidity requirements. However, as set forth below, severe and unexpected market turbulence caused significant losses for the Debtors and commenced the chain of events resulting in the commencement of the Chapter 11 Cases.

         2. Market Turbulence in 1998 and Thereafter. The Debtors' operations were significantly and adversely affected by severe market conditions that commenced in August 1998. During this period, with economic conditions deteriorating in Russia and Asia, fixed income investors purchased large amounts of U.S. Treasury securities, causing U.S. Treasury yields to decrease significantly. As investor demand for U.S. Treasury securities increased, the demand for other fixed income securities declined dramatically, causing yields on such other securities to rise relative to U.S. Treasury securities. Since almost all of the Debtors' loan originations were ultimately funded by the issuance of securities backed by the loans it originated (i.e., through securitizations), these unusual interest rate movements affected the market value of all of the Debtors' originations, causing significant losses and leading to a critical loss of liquidity.

         By late September 1998, the interest rate movements had caused the near collapse of a large hedge fund controlling over $90 billion in financial assets. These events panicked the world's banking systems and further eroded the value of financial securities. In October 1998, a large investor in the subordinate classes of securities issued in commercial loan securitizations filed for bankruptcy protection under the weight of margin calls by its lenders. These margin calls were made because of a loss in value of the securities which collateralized the investor's borrowings. This bankruptcy removed a large source of liquidity from the commercial loan securitization market and had an adverse effect on certain of the remaining lenders in this market, including the Debtors.

--------------
         5 On June 11, 1999, the Debtors sold their interest in Triad. A portion of the proceeds of the sale of Triad were used to repay a portion of the amounts owing to the Bank Group under the Bank Facilities.

         The impact of these events upon the Debtors were severe, but as described below, the Debtors were able to stabilize their operations sufficiently to attempt to sell certain of their business and try to sell CFN and repay significant indebtedness. Other similar companies were not as successful in surviving the immediate impact of these events. Among large companies in the Debtors' industry which sought bankruptcy relief were Southern Pacific Funding Corporation (October 1, 1998); Cityscape Financial Corp. (October 6, 1998), CRIIMI MAE Inc. (October 5, 1998), United Companies Financial Corporation (March 1, 1999), FirstPlus Financial Group, Inc. (March 5, 1999); and Harbor Financial Group, Inc. (October 14, 1999). It was evident that the industry as a whole was suffering under enormous financial pressure.(6)

         The immediate impact of these events on CFN was an increase to CFN's margin requirements under their Warehouse Facilities. In addition, CFN experienced significant losses in certain hedge positions in which it had invested in order to hedge certain exposure relating to sustained decreases in interest rates as well as decreases in the overall mortgage-backed security market. In response to the decline in market value of the inventory securing the Warehouse Facilities, CFN's lenders continued to make margin calls for additional cash collateral. The most significant hedge losses and margin calls occurred in CFN's commercial loan portfolio due to the longer durations associated with these loans and in the Debtors' high loan-to-value business because of the more limited funding options for this product.

         The Debtors immediately took steps to reduce their financing needs and provide continued access to liquidity. Unable to obtain needed liquidity, the Debtors negotiated for ContiGroup to provide a facility for monthly servicer advances, up to an aggregate outstanding amount of $85 million, to certain securitization trusts for which CMC was the servicer. Although the advances were made to, and repaid by, the securitization trusts, and not the Debtors, ContiGroup's advances improved the liquidity of the Debtors by relieving them of their obligations to make a significant portion of these monthly cash advances from the Debtors' remaining reserve. In June 1999, ContiGroup also extended a short-term warehouse financing facility to the Debtors for a maximum amount of $60 million. Both of these facilities ended and were terminated pursuant to their terms prior to the Petition Date. The monthly servicer advance facility was replaced by a servicer advance facility provided by Greenwich as described below.

         3. Events Leading to the Filing of the Debtors' Chapter 11 Cases. By early 1999, it became obvious that the Debtors would not be able to continue their operations without a significant equity infusion. To that end, the Debtors solicited offers from third parties who might be interested in purchasing the Debtors, including Residential Funding Corporation ("RFC"), a subsidiary of General Motors Acceptance Corporation. On May 14, 1999, the Debtors signed an indication of interest letter with RFC under which RFC indicated its interest in acquiring all of the outstanding common stock of CFN. On July 2, 1999, a second indication of interest letter was signed with RFC, again for the acquisition of all of the outstanding common stock of CFN, but on revised business terms. This transaction would have resulted in the assumption or repayment of the Debtors' then-outstanding financings and ordinary course

--------------
         6 The industry continues to suffer. Recently, two large sub-prime lenders closed their operations. The Money Store, closed its operations in June of 2000 and Conseco Finance, Inc. announced a reorganization that would close five of its lending units in July of 2000.

indebtedness, and a payment to shareholders for their equity interests. Definitive documentation for the acquisition was negotiated with RFC. On July 14, 1999, the day of the expected signing of the definitive documentation, RFC informed the Debtors that it had determined not to proceed with the acquisition.

         In light of the failure to consummate the transaction with RFC, and with the impending expiration of its credit facilities, the Debtors hired Alan Fishman as Chief Executive Officer of CFN and Chairman of the Board of Directors of CMC. Under Mr. Fishman's direction, senior management undertook a thorough review of the Debtors' business operations, capitalization, financial condition, and future prospects. After that review, the Debtors' senior management determined that they should pursue a plan (the "Restructuring Plan") of reducing the Debtors' size, eliminating unnecessary Warehouse Facilities that could further destabilize the Debtors through margin calls, and other operating restrictions, negotiating for the restructuring or extension of the Debtors' credit facilities with the Bank Group and recommencing the search for an equity investor in the Debtors or buyers of the Debtors' remaining businesses.

         Pursuant to the Restructuring Plan, in August 1999, CFN entered into a definitive agreement with Greenwich Capital Financial Products, Inc. ("Greenwich"), a subsidiary of Greenwich Capital Markets, Inc., to provide CFN with a $500 million revolving servicing-released whole loan purchase facility (the "Greenwich Whole Loan Purchase Facility") with a maximum aggregate purchase commitment of $1.5 billion, at the Debtors' option, through March 31, 2000. Greenwich also agreed to provide a warehouse facility of up to $250 million on a revolving basis (the "Greenwich Repurchase Facility," and together with the Greenwich Whole Loan Purchase Facility, the "Greenwich Facilities") to CFN. Under an Amended and Restated Pledge Agreement, as amended, dated as of August 31, 1999, referencing the Greenwich Facilities, Greenwich was granted a security interest in certain property of the Debtors, including, without limitation, (i) mortgage loans underlying the certain securitizations and (ii) certain designated excess spread receivables. The Greenwich Facilities had an original maturity date of March 31, 2000. In addition to the two facilities, Greenwich agreed to underwrite an approximately $800 million securitization of home equity loans that were funded under CFN's various warehouse facilities. That securitization successfully closed in August 1999. In addition to the August securitization transaction, CFN also entered into several whole loan sales in order to generate much needed cash flow and to repay remaining amounts outstanding under various warehouse lines.

         The Bank Facilities contained certain financial covenants which CFN was obligated to meet. Because of the significant losses sustained by CFN, CFN found itself in potential breach of such financial covenants. CFN was successful in negotiating amendments which eliminated potential defaults. On August 19, 1999, CFN reached an agreement with the Bank Group to extend the maturity date of the Bank Facilities from August 20, 1999 to March 31, 2000. In consideration of this extension, CFN agreed to pledge to the Bank Group certain ESRs.

         Also, in August 1999, the Debtors began the implementation of a workforce reduction plan which resulted in the termination of approximately 30% of the Debtors' employees in order to achieve the strategic goals of focusing the Debtors' origination efforts on the channels with the greatest potential and reducing the Debtors' overall size and expense structure. Within 45 days of his arrival, Mr. Fishman and the senior management team implemented a Restructuring Plan that enabled the Debtors to repay in excess of $1 billion of warehouse loan debt, extend its other credit facilities, pay interest on the Bank Facilities and the three issued Senior Notes, obtain additional financing from Greenwich, sell and securitize loan portfolios as necessary to enable continued operations, recommence efforts to sell the businesses or find a merger partner to create a transaction that could replace the failed RFC deal, and reduce the Debtors' size and refocus their business operations.

         With the objectives of the Restructuring Plan underway, the Debtors re-launched their efforts to explore strategic alternatives. With the assistance of their professionals, the Debtors pursued various strategic alternatives, including, but not limited to, a sale of the Debtors, sales of one or more of the business operations and/or assets of the Debtors with or without additional equity capital.

         During this period of time, the Debtors' senior management team in discussions with the existing pre-petition Bank Group and advisors to the Unofficial Noteholders' Committee informed them that while exploring these various strategic alternatives, the Company would also prepare a stand-alone business plan in case it was needed. The Debtors' goal was to fully explore available alternatives, and to move forward with a course of action most likely to bring the best available return.

         During the fiscal quarter ending December 31, 1999, the Debtors and their advisors identified and contacted potential parties to pursue one or more of these strategic alternatives. The Debtors had received indications of interest from several such parties for the purchase of various groups of assets of the Debtors, and the interested parties conducted reviews of the Debtors and the Debtors' assets.

         In addition, while exploring sales opportunities and developing the stand-alone business plan, the Debtors continued efforts to stabilize their remaining business operations. To that end, several employee incentive programs were implemented in order to ensure that key personnel remained with the Debtors and steps were taken, including the commencement of legal proceedings in Pennsylvania, to prevent third parties from depleting the Debtors' remaining work force and depleting key personnel.

         Commencing in February, 2000, the Debtors initiated intense discussions with the Bank Group and the Unofficial Noteholders' Committee concerning available alternatives. The following institutions holding in the aggregate in excess of 50% of the Senior Notes agreed to serve on the Unofficial Noteholders' Committee and receive confidential, non-public information about the Debtors:
Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Putnam Investment Management, Inc., American Express Financial Corporation, Salomon Brothers Asset Management, Inc. and Bennett Management.

         On March 30, 2000, CFN and the Bank Group entered into a Forbearance Agreement, whereby the Bank Group agreed not to enforce its rights and remedies until June 10, 2000. As consideration for entering into the Forbearance Agreement, CFN conveyed to the agent of the Bank Group on behalf of the Bank Group the collateral securing the Bank Facilities, thereby reducing the claim of the Bank Group by $84 million. The Debtors additionally paid interest on the Senior Notes through April 30, 2000. The Greenwich Repurchase Facility was also extended through April 28, 2000.

         After exploring every alternative, the Debtors informed their creditors that they believed it was desirable and in the best interest of the estates and their creditors for the Debtors to sell their assets relating to the servicing business. The Debtors believed that maximization of the estates' value could best be accomplished by retaining the value of the Debtors' ESRs in combination with the sale of the Debtors' servicing business to try to ensure that the ESRs would continue to be properly serviced. The Debtors recommended this course of action for several reasons. The nature of the Debtors' most significant and valuable assets, the ESRs, are such that their value depends not only on the mortgages underlying the various securitization loan pools but on the efficiency of the servicer. This is because the holders of ESRs will be paid after the holders of the senior securities are paid and after the servicer's costs are subtracted. Accordingly, the efficiency of the servicer and the ability of the servicer to extract mortgage payments is crucial to the maximization of the value of the ESRs. After extensive review and financial analysis, it was unclear whether CMC, as a stand-alone servicer, would be able to attract sufficient financing and maintain sufficient liquidity to continue to operate as a first class servicing operation. In addition, without the ability to obtain newly originated loans and with the existing loans in securitizations that were winding down to maturity, it would be difficult for CMC as a stand-alone servicing entity to justify the costs necessary to maintain the infrastructure needed to service the loans in a manner that would maximize the value of the ESRs. In fact, financial projections showed that after several years, CMC would begin to incur significant losses, while pay-outs from the ESRs would not be not maximized until after that time. Further, given the fact that a stand-alone entity would be servicing a diminished loan pool, it was unclear whether necessary key employees could be retained without costly retention programs.

         Finally, any servicing entity would need the support of certain certificate insurers. For each of the existing securizations, an insurance policy was issued by a certificate insurer (the "Certificate Insurer") in favor of senior holders of certificates. Under the insurance policies and the various pooling and servicing agreements ("PSAs"), the Certificate Insurers insure that the holders of the senior certificates receive all required payments, even if the servicer fails to perform and collect payments on the mortgages in the securitization pool. For that reason, the PSAs provide the Certificate Insurers the right to terminate the servicer under certain circumstances. A termination and transfer of the Servicing Rights of CMC, under adverse circumstances, would have a severe and detrimental effect on the ESRs. Thus, it was important for the Certificate Insurers to support the servicing entity in this case in order to protect the ultimate value of the ESRs. Indeed, it was imperative that the servicing platform be stabilized immediately because the Certificate Insurers had asserted that unless they consented to a transfer, they either currently have or will have in the future the right to terminate CMC (or any purchaser of the Servicing Rights), as servicer on all of their securitization pools.

         Accordingly, for all of the reasons stated above, it was management's reasoned decision, with the support of its major creditor interests, to sell CMC's servicing business. At the conclusion of an exhaustive sales process, including negotiations with several potential purchasers of the servicing business, the Debtors determined to enter into a transaction with Fairbanks Capital Corp. ("Fairbanks") as soon as practicable. Fairbanks, a nationally recognized servicer based in Salt Lake City, had a $6 billion servicing portfolio of loans, and was familiar with the servicing of sub-prime loans similar to those being serviced by the Debtors. More importantly, Fairbanks intended to maintain the Hatboro servicing location thereby facilitating the uninterrupted servicing, maximization of collections and minimization of shutdown costs.

         In anticipation of the sale of CMC's servicing business to Fairbanks and in order to stabilize operations at the servicing platform, CMC and Fairbanks entered into that certain Interim Collections Services Management Agreement, by and among CMC and Fairbanks, dated May 12, 2000 (the "Management Agreement"). The Management Agreement provided for Fairbanks to manage and supervise the servicing obligations of the Debtors pending the sale of the Debtors' Servicing Rights and related assets. On May 12, 2000, CMC and Fairbanks also entered into that certain asset purchase agreement (the "Fairbanks Asset Purchase Agreement") which provided, inter alia, for the transfer of CMC's servicing business to Fairbanks after the commencement of the Debtors' Chapter 11 Cases subject to Court review and approval. Further, on that same day, CMC and MBIA entered into that certain side servicing agreement (the "MBIA Agreement"), whereby MBIA extended CMC's right to act as servicer, to enable CMC to consummate the sale of its Servicing Rights to Fairbanks, or to another servicer acceptable to MBIA, in exchange for certain rights and concessions, which are described in Article II, Section F of this Disclosure Statement.

         During fiscal year 2000, after careful study, the Debtors had also determined that it would be in the best interest of their estates that they exit the business of originating loans (the "Origination Business"). In order to facilitate the sale or transfer of the Origination Business prior to the Petition Date, the Debtors transferred some of the assets relating to the Origination Business to Avatar Financial Corp. ("Avatar"), a wholly-owned subsidiary of CMC. The Debtors formed Avatar in January, 2000 for the sole purpose of facilitating the sale of the Origination Business. Consequently, the Debtors commenced, with the assistance of various professionals, a targeted marketing effort to acquire a purchaser of the Origination Business. After the Debtors' marketing efforts turned up no buyers that would contribute value to the Origination Business, the Debtors determined that a proposal to acquire most of the remaining Origination Business made by certain of CMC's senior managers who operate the Origination Business (the "CMC Senior Managers") was the best available way to exit the Origination Business. The Debtors also located buyers for certain specific origination business lines, specifically, California Lending Group, Inc. and Royal Mortgage Partners L.P.

         The CMC Senior Managers formed Avatar Acquisition L.L.C. ("Acquisition L.L.C."), an entity whose Board of Directors consists of the CMC Senior Managers. As of the date hereof, it is anticipated that Acquisition L.L.C. will purchase the stock of Avatar. The Debtors believe that the sale of Avatar to the CMC Senior Managers through the Acquisition L.L.C. vehicle is in the best interests of these estates and will minimize the costs that would otherwise be incurred in elimination of the Origination Business. Pursuant to a certain stock purchase agreement which CMC and Acquisition L.L.C. are in the process of finalizing, the Debtors will transfer all of the remaining assets relating to the Origination Business to Avatar in consideration of Avatar's assumption of the obligations and liabilities of CMC regarding the transferred assets. Further, CMC will sell the stock of Avatar to Acquisition L.L.C. subject to the approval of the Bankruptcy Court. The transfer of the Origination Business to Avatar and the sale of the stock to Acquisition L.L.C. (the "Avatar Sale") is discussed further in Article II, Section F of this Disclosure Statement.

         The Debtors commenced their Chapter 11 Cases in order to consummate the sale of CMC's servicing to Fairbanks, the transfer and sale of the Origination Business and the remaining transactions called for in the Plan in order to transfer the value of the Debtors' remaining assets to their creditors. The Debtors believe that these actions are the best available alternatives and will maximize the available return to creditors of these estates.

                   II. ACTIVITIES WITHIN THE CHAPTER II CASES

    A. FILING. On May 17, 2000 (the "Petition Date"), the Debtors commenced these cases by filing voluntary Chapter 11 petitions with the Bankruptcy Court.(7) By Orders of the Bankruptcy Court, dated May 18, 2000 and August 15, 2000, the Debtors' Chapter 11 Cases were consolidated for procedural purposes and are being jointly administered under Case Number 00 B 12184 (AJG). The Honorable Arthur J. Gonzalez has presided over the Chapter 11 Cases since the Petition Date.

    B. ADMINISTRATION OF THE CASES. After the Petition Date, and in accordance with Sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors continued to operate their businesses and manage their properties as debtors in possession. As of the date of this Disclosure Statement, no trustee or examiner has been appointed in the Chapter 11 Cases, nor has any motion for a trustee or examiner been made. On May 24, 2000, the United States Trustee appointed the Official Creditors Committee under section 1102(a) of the Bankruptcy Code. On June 29, 2000, upon the request of its members, the United States Trustee disbanded the Official Creditors Committee. The Unofficial Bank Group Committee and the Unofficial Noteholders' Committee, which were formed prior to the Petition Date, have continued to operate as they did before the Petition Date.

    C. BANKRUPTCY COURT FIRST DAY ORDERS. On the first day of the Chapter 11 Cases, the Bankruptcy Court entered a number of orders granting the Debtors various forms of relief. In particular, the Debtors obtained orders authorizing:
(i) the continued use of business forms and records and the maintenance of bank accounts and cash management system; (ii) the investment of the cash generated from the Debtors' post-petition operations in accordance with Bankruptcy Court approved investment guidelines; (iii) the payment of certain pre-petition wages, salaries and commissions to employees; (iv) the continuation of servicing of existing loan obligations and the sale of loans in the ordinary course of business; and (v) the retention of various professionals to render services to the Debtors.

    D. RETENTION AND COMPENSATION OF PROFESSIONALS.

         1. Bankruptcy and Special Counsel. The Debtors retained Dewey Ballantine as bankruptcy counsel to the CFN Entities(8) and Togut, Segal and Segal as bankruptcy counsel to the

--------------
         7 Two of the Debtors, Royal Mortgage Partners, L.P. and Fidelity Mortgage Decisions Corporation, commenced their Chapter 11 Cases on August 14, 2000.

         8 The CFN Entities referred to herein are comprised of CFN and its direct subsidiaries except for ContiMortgage Corporation, California Lending Group, Inc. and certain non-debtor affiliates. The CFN Entities include ContiFinancial Services Corporation, ContiAsset Receivables Management L.L.C., ContiTrade Services L.L.C., ContiWest Corporation, Keystone Mortgage Investment, Inc., Keystone Capital Group, Inc. and Warminster National Abstract, Inc.

CMC Entities.(9) The Debtors also retained Dewey Ballantine as special counsel to the CMC Entities. In addition, the Debtors retained the law firms of Pitney, Hardin, Kipp & Szuch, LLP ("Pitney, Hardin"), Cronin & Vris LLP ("Cronin & Vris"), Jackson Lewis Schnitzler & Krupman ("Jackson, Lewis"), and Vinson & Elkins, LLP ("Vinson & Elkins) as special counsels to the Debtors, each to perform necessary legal services for the Debtors regarding various matters and disciplines. The Orders approving the retention of Pitney Hardin, Cronin & Vris, and Vinson & Elkins on a final basis were entered on July 18, 2000. The Orders approving the retention of Togut, Segal & Segal and Dewey Ballantine on a final basis were entered on July 19, 2000 and July 20, 2000, respectively. By Order dated May 18, 2000, the Debtors retained Jackson, Lewis on an interim basis only until July 18, 2000.

         2. Financial Advisors and Auditors. The Debtors retained The Blackstone Group as their financial advisors, and Arthur Andersen, LLP ("Andersen") as their auditors, tax advisors and consultants. The Orders approving the retention on a final basis of Andersen and Blackstone were entered by the Bankruptcy Court on July 18, 2000 and August 4, 2000, respectively.

         3. Ordinary Course Professionals. The Debtors have continued the retention of a number of professionals to assist the Debtors in the ordinary course of the Debtors' business, including attorneys, appraisers, mortgage brokers, realtors and title search experts (collectively, the "Ordinary Course Professionals"). These Ordinary Course Professionals have been essential to the Debtors' daily operations as well as the proper management of the Debtors' estates. The Order approving the Debtors' retention of the Ordinary Course Professionals was entered by the Bankruptcy Court on May 18, 2000. Pursuant to that Order, the Debtors were authorized to compensate these professionals in the ordinary course for amounts due both prior to and after the Petition Date.

         4. Claims Agent. Because of the large number of Creditors in the Chapter 11 Cases, on May 18, 2000, the Debtors obtained Bankruptcy Court approval to have Donlin, Recano & Co. appointed as the official claims agent (the "Claims Agent") for the Clerk of the Bankruptcy Court. The services performed and to be performed by the Claims Agent include: (a) distribution of notices required to be sent to parties in interest, (b) receipt, maintenance, docketing and administration of the proofs of claims filed in the Chapter 11 Cases, (c) tabulation of acceptances and rejections of the Plan, and (d) provision of other administrative services that the Debtors may require.

--------------
         9 The CMC Entities are comprised of CMC and its direct subsidiaries and California Lending Group, Inc., which is a direct subsidiary of CFN. The CMC Entities include California Lending Group Inc., ZTS Corp., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D. Inc., Resource One Consumer Discount Company, Inc., Resource One Consumer Discount Company of Minnesota, Inc., Resource One of Delaware Valley, Inc., Resource One Mortgage of Oxford Valley, Inc., ResourceCorp Financial, Inc., Royal Mortgage Partners, L.P. and Fidelity Mortgage Decisions Corporation

         5. Professionals Retained by the Unofficial Committees. The Unofficial Bank Group Committee retained Weil, Gotshal as their legal advisors and PriceWaterhouse as their financial advisors. The Unofficial Noteholders' Committee retained Akin, Gump as their legal advisors and Houlihan Lokey as their financial advisors. The distributions received by each Unofficial Committee's respective constituents under the Plan will be reduced by the amount of fees and expenses, if any, payable by the Debtors to the retained advisors for each of the Unofficial Committees.

    E.   THE DEBTORS' BUSINESS OPERATIONS

         The Debtors have taken actions necessary to minimize the disruption of their business operations pending transfer of the servicing and origination business and to facilitate their reorganization. These include the following:

         1. Administrative Expenses. The Debtors have considered good relations with their trade and other business vendors to be essential to the continued operation of their businesses during the pendency of the Chapter 11 Cases. Also, the Fairbanks Asset Purchase Agreement and the Management Agreement required the Debtors to use reasonable efforts to preserve their ongoing business relationships with, inter alia, suppliers, customers, affected landlords, creditors and employees. Accordingly, the Debtors have paid these vendors claims as they become due in the ordinary course of business, as allowed by the Bankruptcy Code and Orders of the Court.

         2. Employee Matters. The Debtors considered their employee workforces to be one of their most valuable assets because continued employee cooperation and support is important to preservation of the value of ESR and other assets. Accordingly, the Debtors took numerous steps to minimize disruptions. Specifically, during the pendency of the Chapter 11 Cases, the Debtors sought and the Bankruptcy Court entered two Orders, dated May 18, 2000 and July 7, 2000, authorizing the Debtors to pay certain accrued pre-petition employee obligations in the nature of wages, salary and other compensation earned and to honor certain employee reimbursement requests incurred in a manner consistent with the Debtors' prepetition practices and policies.

    F.   ASSET SALES.

         1. The Fairbanks Sale. The Fairbanks Asset Purchase Agreement provided that the sale of CMC's servicing business to Fairbanks was subject to higher and better offers from competing bidders. Accordingly, the Debtors obtained an order (the "Bidding Protections Order") from the Court approving certain buyer bidding protections and other specific bidding procedures typical for a sale of this nature. In accordance with the Bidding Procedures Order, an auction was held on June 21, 2000 at the Bankruptcy Court. At the auction, the Debtors received a competing bid from North American Mortgage Corporation. However, at the hearing the Court determined the highest and best bid was made by Fairbanks.

         Accordingly, on June 21, 2000, the Bankruptcy Court entered an Order (the "Fairbanks Sale Order") (i) authorizing the sale of CMC's servicing business to Fairbanks free and clear of all liens, claims and encumbrances, (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases, and (iii) approving the terms and conditions of the Fairbanks Asset Purchase Agreement and (iv) authorizing the Debtors to consummate the agreement. On July 14, 2000, CMC and Fairbanks amended the Fairbanks Asset Purchase Agreement by executing an agreement entitled "Amendment No. 1 to the Asset Purchase Agreement" (collectively, the "Amended Fairbanks Asset Purchase Agreement"). Pursuant to the Amended Fairbanks Asset Purchase Agreement, the Servicing Rights arising under various loan servicing agreements were assigned to Fairbanks, however, pre-payment penalties, unpaid servicing fees, certain reimbursement rights from servicing or delinquency advances, and property from foreclosures were retained by CMC. Also, assigned to Fairbanks were certain specific assets related to the Servicing Rights, including certain equipment and machinery, executory contracts, unexpired leases, and intellectual property.

         The Amended Fairbanks Asset Purchase Agreement required the payment by Fairbanks of consideration in the amount of $640,000 in cash and the assumption by Fairbanks of all the obligations and liabilities arising under the executory contracts and unexpired leases to be assumed by Fairbanks, including continued servicing for the ESRs. The Debtors' financial professionals estimate that the value realized by the Debtors pursuant to the sale of the servicing business to Fairbanks to be in the range of $104,000,000 to $125,000,000. The Debtors and Fairbanks consummated the Amended Fairbanks Asset Purchase Agreement on July 14, 2000.

         (a) The MBIA Agreement. In furtherance of closing the Fairbanks Sale, CMC entered into the MBIA Agreement with MBIA as certificate insurer, whereby MBIA extended CMC's right to act as servicer to enable CMC to consummate the sale of its Servicing Rights to Fairbanks, or to another servicer acceptable to MBIA. MBIA insures transactions for an outstanding principal balance of approximately $6 billion. Further, MBIA consented to the sale to Fairbanks including assignment of PSA's governing MBIA insured trusts, and agreed to amend certain triggers in a manner satisfactory to Fairbanks that could otherwise result in termination of servicing. In exchange for MBIA's accommodation, CMC agreed to perform the servicing of delinquent loans in the manner specified by MBIA and to establish a reserve account (the "MBIA Reserve Account") for the benefit of MBIA. The MBIA Reserve Account will be funded from payments over time from specified ESRs (the "Specified Residuals"), as contained on Schedule II to the MBIA Agreement, in an amount up to $6,000,000 to pay or reimburse MBIA for amounts it will pay in claims which are not otherwise reimbursed under the certificate insurance policies and any future claims that MBIA may have against CMC and its affiliates under MBIA's pooling and servicing agreements. As provided in the Fairbanks Sale Order, MBIA will also obtain a lien on the Specified Residuals that will fund the Reserve Account. With regard to any pre-petition claims held by MBIA against the Debtors, such claims will be deemed satisfied under the MBIA Agreement and limited to not more than $6,000,000.

         (b) The FGIC Settlement Agreement. CMC was the servicer of certain sub-prime home equity loans with an aggregate outstanding principal balance of approximately $480,776,143 under certain pooling and servicing agreements, which were to be assigned to Fairbanks pursuant to the Fairbanks Asset Purchase Agreement (collectively, the "FGIC Pooling and Servicing Agreements"). Financial Guaranty Insurance Company ("FGIC"), a monoline insurance company that guaranteed certain distributions on the senior most classes of certificates issued in connection with the securitizations effected under those Pooling and Servicing

Agreements, was an expressly designated third-party beneficiary of the FGIC Pooling and Servicing Agreements.

         Pursuant to the Fairbanks Sale, CMC sought authority to assume and assign the FGIC Pooling and Servicing Agreements pursuant to ss. 365(a) of the Bankruptcy Code. In an effort to resolve the dispute between FGIC and CMC regarding the amount required to cure all outstanding defaults under the FGIC Pooling and Servicing Agreements, FGIC and CMC negotiated a certain settlement agreement (the "FGIC Settlement Agreement"). Pursuant to the FGIC Settlement Agreement, (i) CMC agreed to establish a segregated trust account (the "FGIC Reserve Account") in the name of FGIC in the amount of $600,000, (ii) FGIC will have a lien on the FGIC Reserve Account and (iii) FGIC is granted an allowed secured claim against CMC in the amount of the lesser of (x) $600,000, plus the aggregate amount of earnings and other income on amounts on deposit in the FGIC Reserve Account, and (y) the aggregate amount of claims FGIC can assert against CMC. In addition, the Debtors will pay $40,000 to FGIC as reimbursement for the legal fees and expenses incurred by FGIC in connection with CMC's failure to perform its obligations under the FGIC Pooling and Servicing Agreements. The FGIC Settlement Agreement was approved by the Bankruptcy Court on June 21, 2000 as part of the hearing to approve the Fairbanks Sale. The FGIC Settlement Agreement was implemented by CMC and FGIC on July 13, 2000.

         2. The Avatar Sale. On September 18, 2000, Acquisition L.L.C. and CMC entered into that certain stock purchase agreement (the "Avatar Stock Purchase Agreement") whereby CMC agreed to transfer the remaining assets of the loan origination business of CMC and certain of its wholly-owned affiliates to Acquisition L.L.C., and to sell the stock of Avatar to Acquisition L.L.C. The assets which will be transferred to Acquisition L.L.C., as more particularly described under section 2.2 of the Avatar Stock Purchase Agreement, include inventory, furniture and equipment, intellectual property, books and records, pipeline mortgage loans, intangible property rights, as well as assets that consists of rights under certain executory contracts and unexpired leases relating to the origination business (the "Material Agreements"). Subject to the terms of the Avatar Stock Purchase Agreement, Acquisition L.L.C. will assume the obligations and liabilities of CMC under each Material Agreement, arising after the date upon which each Material Agreement is transferred to Acquisition L.L.C.

         On September 22, 2000, the Debtors filed a motion to approve the Avatar Sale subject to higher and better offers, to approve the terms of the Avatar Stock Purchase Agreement and to consummate such agreement. On October 2, 2000, the Debtors obtained an order from the Bankruptcy Court approving bidding procedures, including a reimbursable expenses fee and a minimum overbid amount. On October 12, 2000, the Court approved the sale of CMC's remaining Origination Business to Acquisition, L.L.C. and submission of a consensual order is pending. The Avatar Sale is conditioned upon, among other things, Acquisition L.L.C. receiving appropriate financing for the transaction. The Avatar Stock Purchase Agreement provides for a "Closing Date" of no later than November 30, 2000. As of the date hereof, in the event that the Debtors are unsuccessful in selling the Origination Business to Acquisition L.L.C., the Debtors intend to shut down the Origination Business.

    G.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1. The Hatboro Lease Settlement. On February 13, 1997, CMC and 330 South Warminster Associates, L.P. (the "Landlord" or "330 South Warminster"), executed that certain lease, as amended (the "Hatboro Lease"), for office space located at 338 South Warminster Road, Hartboro Township, Pennsylvania (the "Hatboro Premises"). Prior to the Petition Date, CMC primarily operated its business from the Hatboro Premises, including its servicing business and its origination business. The term of the Hatboro Lease does not expire until August 31, 2009. CMC's annual rent under the Hatboro Lease is approximately $3.2 million with the annual rent increasing to approximately $3.6 million by the end of the lease term. In addition to CMC's obligations under the Hatboro Lease, CFN has provided a guaranty to the Landlord to secure CMC's obligations under the lease (the "Guaranty").

         Given that CMC has sold its servicing business to Fairbanks and is currently in the process of selling or otherwise disposing of its origination business, CMC no longer has a need for the Hatboro Premises. Accordingly, CMC and the Landlord entered into that certain settlement agreement, dated July 18, 2000 (the "Hatboro Lease Settlement Agreement") which resolves all matters between the Debtors and the Landlord relating to CMC's obligations under the Hatboro Lease, as well as terminating the Guaranty. The Hatboro Lease Settlement Agreement terminates CMC's and CFN's obligations and fixes the Landlord's claim in the sum of $1.375 million, as an administrative claim, provided, among other things, that (i) the Bankruptcy Court approves the Hatboro Lease Settlement Agreement, (ii) CMC pays to the Landlord a lease termination fee in the amount of $1.375 million and (iii) the Landlord executes a lease with Fairbanks and a lease with Avatar. In the event that the Avatar sale does not close, the Landlord will be entitled to an additional $800,000 which is currently escrowed. The Hatboro Lease Settlement Agreement was approved by the Bankruptcy Court on September 1, 2000.

         2. Assumption of Contracts and Leases. Pursuant to the Amended Fairbanks Asset Purchase Agreement, the Debtors assumed the executory contracts set forth on Schedule A to a certain Assignment and Assumption Agreement, dated July 14, 2000, by and between CMC and Fairbanks. The Debtors will seek further approval of the Bankruptcy Court to assume additional executory contracts or unexpired leases that are required to be assumed under the Amended Fairbanks Asset Purchase Agreement, if and to the extent such approvals prove to be necessary.

         Similarly, the Debtors will prepare to take such actions as are necessary to accomplish the assumption and assignment of leases and executory contracts that are required to be assumed by Avatar under the Avatar Stock Purchase Agreement.

         3. Rejection of Contracts and Leases. By Order of the Bankruptcy Court, dated July 13, 2000, the Debtors rejected (i) certain non-residential real property leases that neither Fairbanks nor Avatar expressed an interest in assuming and (ii) certain leases for premises that the Debtors vacated prior to the Petition Date. In total the Debtors rejected sixty-seven (67) leases. The Debtors reviewed these leases and concluded that these leases have no potential value to the Debtors' estates. The Debtors determined that the costs associated with marketing such leases, in addition to the cure amounts that would be required to be paid if the leases were to be assumed and assigned, would be significantly greater than any potential value that might be realized by any future sale or sublease. Accordingly, in order to avoid accruing additional administrative expenses in connection with the leases, the Debtors concluded that it was in the best interests of the Debtors' estates and creditors to reject the leases. The leases which have been rejected by the Debtors are set forth in Exhibit A to the rejection motion filed by the Debtors on June 29, 2000.

         4. 365(d)(4) Extension. In order to afford the Debtors an opportunity to review certain leases in light of the Fairbanks Sale, the Avatar Sale and their reorganization prospects, the Debtors filed a motion on June 29, 2000 (the "365(d)(4) Motion") seeking to extend through the date of confirmation of a plan of reorganization, the Debtors' time within which to assume or reject such leases. By Order dated July 13, 2000, the Bankruptcy Court approved the Debtors' 365(d)(4) Motion allowing the Debtors additional time to fully determine which of the leases identified on Exhibit A to the 365(d)(4) Motion and any other unexpired leases of nonresidential real property which may have been inadvertently omitted therefrom, should be assumed and assigned or rejected.

    H.   OTHER MATTERS.

         Prior to the Petition Date, in order to stabilize their business operations and to maximize recoveries to the creditors of their estates, the Debtors voluntarily made certain pre-petition payments to creditors. Within the ninety days prior to the Petition Date, the Debtors made payments to creditors, including (i) interest payments in the approximate aggregate amount of $24,043,000 to the holders of the Senior Notes (the "Senior Notes Interest Payment"), including regularly scheduled interest payments in the approximate amount of $16 million, plus a "true-up" interest payment made on May 16, 2000 in the aggregate amount of approximately $8,418,000 to Wells Fargo Bank Minnesota, National Association (the "Indenture Trustee") on behalf of all interest accrued under the Senior Notes through April 30, 2000; and (ii) interest payments in the approximate aggregate amount of $9,196,000 to the Bank Group, including regularly scheduled interest payments in the approximate aggregate amount of $8.67 million, plus a default interest payment in the approximate amount of $526,000 (together with the Senior Notes Interest Payment, the "Pre-Petition Interest Payments").

         In an effort to resolve a post-petition dispute between the Unofficial Noteholders' Committee and the Bank Group regarding (i) whether certain of the Pre-Petition Interest Payments constitute avoidable preferences under section 547 of the Bankruptcy Code(10) and (ii) governance of the Official Creditors Committee, which committee was comprised of four holders of Senior Notes and three members of the Bank Group, the parties entered into that certain stipulation (the "Pre-Petition Interest Payments Settlement Agreement"). By Order dated July 6, 2000, the Bankruptcy Court approved the Pre-Petition Interest Payments Settlement Agreement. Under the terms of the settlement, (i) the Bank Group received an additional cash distribution from the Debtors in the amount of $1,639,540, (ii) unsecured creditors, other than

--------------
         10 Each of the Bank Group and the Unofficial Noteholders Committee asserted defenses to any preference action that could have been brought with respect to the Pre-Petition Interest Payments.

the Bank Group and the holders of Senior Notes, will receive their ratable share from a total amount of $100,000 (plus interest actually earned and paid thereon from June 12, 2000) with such distribution to occur under the Debtors' confirmed plan of reorganization and (iii) all preference claims under section 547 of the Bankruptcy Code which the Debtors may have had against the Bank Group and the holders of Senior Notes regarding the Pre-Petition Interest Payments were forever released, waived and discharged. Further, the Bank Group and the Unofficial Noteholders' Committee agreed to establish two unofficial committees and jointly requested that the Office of the United States Trustee disband the Official Creditors' Committee. Such request was granted on June 29, 2000.

         On April 3, 2000, CFN established the ContiFinancial Corporation 2000 Incentive Trust (the "Incentive Trust") for the benefit of seven key executive employees (the "Key Executives"). Prior to the Petition Date, CFN transferred certain funds to Wilmington Trust Company, as trustee under the Incentive Trust ("Wilmington") including $300,000 transferred to Wilmington as an advance against certain expenses that Wilmington might incur in connection with the Incentive Trust (the "Expense Fund"). Pursuant to the terms of an incentive plan dated May 5, 2000 (the "Incentive Plan"), payments to the Key Executives were to be made upon the earlier of October 31, 2000 or the consummation of a plan or reorganization.

         On October 26, 2000, the Debtors, each of the Unofficial Committees and the Key Executives entered into a proposed Stipulation (the "Stipulation") regarding the Incentive Trust in order to avoid potential litigation regarding the establishment of and transfers made to fund the Incentive Trust, distributions thereunder, and the Expense Fund.

         Among other things, the Stipulation provides for CFN to recover from Wilmington and/or the Key Executives for the benefit of CFN's Estate an aggregate amount of $900,000 in cash (the "Settlement Amount"), from the funds compromising the Expense Fund and/or distributed to the Key Executives from the Incentive Trust pursuant to the terms and provisions of the Incentive Plan; provided, however, that the amount CFN recovers from Wilmington will be limited to the net amount of funds compromising the Expense Fund. The Stipulation further provides that CFN may also receive a portion of the Settlement Amount from other third party (i.e., non-Debtor) sources.

         The Stipulation also provides that neither the Unofficial Committees nor any successor in interest to the Debtors will take any actions against any of the Key Executives to recover the balance of the Incentive Trust Funds distributed to and received by them pursuant to the Incentive Plan and Incentive Trust. The Stipulation also provides that, upon the return of the Funds compromising the Expense Fund, each of the Debtors' estates, the Unofficial Committees and the Key Executives will be deemed to have released Wilmington from any and all claims arising from or related to the establishment or management of the Incentive Trust or Expense Fund, or the disbursement of the funds deposited therein. On November 8, 2000, the Court entered an Order approving the Stipulation.

    I. BAR DATE FOR FILING PROOFS OF CLAIMS. The Debtors' Schedules and Statements of Affairs were filed on July 31, 2000. By Order dated August 7, 2000 (the "Bar

Date Order"), the Court fixed September 14, 2000, as the date by which certain proofs of claims must be filed against the Debtors' Estates (the "Bar Date")(11). Under the Bar Date Order, any person or entity that was required to file a timely proof of claim and failed to do so on or before the Bar Date will not be entitled with respect to such Claim to receive any payment or distribution of property from the Debtors, their successors or assigns, and will be forever barred from asserting such Claim against the Debtors' Estates.

         To date, approximately 1,000 claims have been filed in the Chapter 11 Cases in the approximate amount of $36.5 billion. Of that amount, 7 claims totaling approximately $35 billion were filed by MBIA. MBIA has since informed the Debtors that it will amend its claims to reflect the terms of the MBIA Agreement, including reducing the amount of its claims to a $6 million secured claim against the several Debtors liable under the MBIA Agreement.

         The Debtors continue to review and analyze the remaining filed claims and intend to file objections to claims where appropriate. Toward that end, the Debtors requested and the court entered an order on October 25, 2000, establishing procedures for the reconciliation of an objection to claims (the "Claims Procedures Order"). Pursuant to the Claims Procedures Order, the Debtors filed their first omnibus objection to claims seeking to disallow and expunge 32 duplicate or amended and superseded claims in the approximate aggregate amount of $18 million.

    J. PENSION BENEFIT GUARANTY CORPORATION CLAIMS. ContiFinancial Corp. ("CFN") sponsors a tax-qualified defined benefit pension plan (the "Pension Plan"). 29 U.S.C. ss. 1322. The other Debtors are members of CFN's controlled group as defined by 29 U.S.C. ss. 1301(a)(14).

The Pension Plan is covered by the mandatory pension plan termination insurance program established under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, 29 U.S.C ss. 1301-1462. PBGC is a wholly-owned United States government corporation, created by ERISA to administer the mandatory pension plan termination insurance program. PBGC guarantees the payment of certain pension benefits when a pension plan, covered by Title IV, terminated without sufficient assets to cover its total liabilities for benefits under 29 U.S.C. ss. 1362(b).

Pension plans covered by Title IV of ERISA can be terminated exclusively under 29 U.S.C. ss.ss. 1341 or 1342. If a pension plan has sufficient assets to cover its total benefit liabilities, the sponsor may voluntarily terminate the pension plan under 29 U.S.C. ss. 1341(b). If a pension plan does not have sufficient assets to satisfy its total benefit liabilities then the sponsor may voluntarily terminate the pension plan under 29 U.S.C. ss.1341(c), provided the statutory requirements are satisfied, or the PBGC may terminate the pension plan involuntarily under 29 U.S.C. ss. 1342. Until the Pension Plan is terminated, the Debtors have the duties to fund, if necessary, maintain and administer it in accordance with the requires of ERISA.

--------------
    11 Pursuant to the Bar Date Order, the Court fixed November 17, 2000 as the date by which Claims of governmental units must be filed against the Debtors' Estates.

Debtors' actuary estimates that the Pension Plan has sufficient assets to cover all of its liabilities for benefits. Debtors intend to terminate the Pension Plan pursuant to 29 U.S.C. ss. 1341(b). If termination of the Pension Plan is completed under 29 U.S.C. ss. 1341(b), the PBGC will withdraw its claims against the Debtors' bankruptcy estates as soon as possible after the final distribution of the Pension Plan's assets is certified to the PBGC in accordance with 29 U.S.C. ss. 1341(b)(3)(B).

As a protective measure, in the event that the standard termination of the Pension Plan is not completed, PBGC has filed unliquidated claims against the Debtors' bankruptcy estates. PBGC has asserted that portions of these claims may be entitled to priority.

    K. NOTICE REGARDING CERTAIN POTENTIAL CLAIMS. The following constitutes notice of alleged or potential Causes of Action.

         The Debtors have claims and Causes of Action against Empire Funding Corp. ("Empire"), certain Empire affiliates and parties doing business with Empire regarding transactions and business dealings with the Debtors and amounts due to the Debtors in satisfaction of claims against Empire and certain Empire affiliates. Empire is also a debtor in chapter 11. The Debtors have asserted claims in Empire's pending chapter 11 case. Empire has filed unliquidated proofs of claim in these Chapter 11 Cases. The Debtors have filed a proof of claim in Empire's pending chapter 11 case and one Debtor has filed an adversary proceeding in that case seeking a judicial determination of the amount of its claims and the nature and perfection of its ownership and security interest in certain assets in Empire's case. Empire and certain affiliates have also filed unliquidated proofs of claim in these Chapter 11 Cases. Reference is made to the proofs of Claim filed by the Debtors and the adversary proceeding for a more complete description of these matters.

         The Debtors have entered into transactions in the ordinary course of business with American General Finance, Inc. and certain of its affiliates ("Am Gen") including certain prepetition loan sales. The Debtors are presently engaged in settlement discussions with Am Gen regarding Claims by and against Am Gen arising from the prepetition transactions. The Debtors will pursue Claims against Am Gen should settlement discussions fail.

         The Debtors have identified outstanding prepetition loans made by the Debtors to certain former Officers. Collection of amounts due and owing to the Debtors for outstanding prepetition loans will be undertaken.

         The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Estates may have Causes of Action against Arthur Andersen LLP ("Arthur Andersen") for auditors' malpractice and negligence and accountants' malpractice and negligence. Arthur Andersen has informed the Debtors and the Unofficial Committees that it believes the Unofficial Committees' allegations to be without merit.

         The Debtors have recently been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Estates may have Causes of Action against underwriters of the Senior Notes for, inter alia, underwriters' malpractice. To date and to the best of the Debtors' knowledge, the Unofficial Committees have not communicated with any of the underwriters concerning any of such potential claims nor have the Unofficial Committees informed the Debtors of the basis for such allegations or claims.

         The Debtors have recently been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that fees paid by the Debtors to Lehman Brothers, Inc. ("Lehman Brothers") for services performed for the Debtors by Lehman Brothers between August 1999 and April 2000 may be recoverable by the Estates from Lehman Brothers as a fraudulent conveyance if the Debtors did not receive reasonably equivalent value and the Debtors were insolvent on the date of such payments or were rendered insolvent by reason of such payments. To date and to the best of the Debtors' knowledge, the Unofficial Committees have not communicated with Lehman Brothers concerning any such potential claims nor have the Unofficial Committees informed the Debtor of any additional basis for these allegations. Lehman Brothers has filed proofs of claim in these Chapter 11 Cases seeking additional payment for services rendered.

         In December 1998, CFN retained Blackstone as financial advisor in connection with its creditor negotiations. In July, 1999, Blackstone received a payment for services rendered to the Debtors in connection with the terms of the December 21, 1998 engagement letter which provided for payment of a restructuring fee (the "Restructuring Fee"). In addition, in the one year prior to the Petition Date, Blackstone received additional payments for services rendered to the Debtors (the "Advisory Fees") pursuant to the terms of another engagement letter dated September 15, 1999. The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe the Restructuring Fee and the Advisory Fees may be recoverable by the Estates from Blackstone, either as a fraudulent conveyance if the Debtors did not receive reasonably equivalent value and the Debtors were insolvent on the date of such payments or were rendered insolvent by reason of such payments, or as a preference pursuant to Section 547 of the Bankruptcy Code. Blackstone has informed the Debtors and Unofficial Committees that it believes the Unofficial Committees' allegations to be without merit.

         In the one year prior to the Petition Date, Dewey Ballantine was paid for services rendered to the Debtors as the Debtors' primary legal counsel. The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that these payments may be recoverable by the Estates from Dewey Ballantine, either as a fraudulent conveyance if the Debtors did not receive reasonably equivalent value in exchange for the payments and the Debtors were insolvent on the date of such payments or were rendered insolvent by reason of such payments, or as a preference pursuant to Section 547 of the Bankruptcy Code. Dewey Ballantine has informed the Debtors and Unofficial Committees that it believes the Unofficial Committees' allegations to be without merit.

         In July, 1999, CFN retained the law firm of Cronin & Vris, LLP ("Cronin"), as legal counsel. On August 11, 1999, Cronin and CFN entered into a retainer agreement that provided for the retention of Cronin to perform legal services in connection with a work-out and reorganization of CFN's liabilities and capital structure. The agreement provided for Cronin to bill the Debtors based on hourly rates and provided for payment of a Success Fee to Cronin. In the one year prior to the Petition Date, Cronin received payments from the Debtors, including the

Success Fee and a retainer in respect of post-petition services to be rendered. The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Success Fee and other fees may be recoverable by the Estates from Cronin, either as a fraudulent conveyance if the Debtors did not receive reasonably equivalent value and the Debtors were insolvent on the date of such payments or were rendered insolvent by reason of such payments, or as a preference pursuant to Section 547 of the Bankruptcy Code. Cronin has informed the Debtors and Unofficial Committees that it believes the Unofficial Committees' allegations to be without merit.

         On July 14, 1999, the anticipated closing date, the Debtors' proposed stock transaction with Residential Funding Corporation terminated. Shortly thereafter, CFN's Chief Executive Officer was terminated and Alan Fishman ("Fishman") was hired, as Chief Executive Officer and member of the Board of Directors. Fishman executed an employment agreement (the "Employment Agreement") with CFN on July 20, 1999. The Employment Agreement provided that, in the event Fishman was terminated without cause or if he chose to terminate his employment for good reason, CFN was obligated to pay additional sums to Fishman (the "Fishman Payment"). Payments under the Employment Agreement were guaranteed by ContiGroup. On February 17, 2000, CFN entered into an amended Employment Agreement with Fishman and paid the Fishman Payment. The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Fishman Payment may be recoverable by the Estates from Fishman as a fraudulent conveyance if CFN paid Fishman either with actual intent to hinder, delay or defraud creditors or if CFN received less than reasonably equivalent value in exchange for the payment of the Fishman Payment and CFN was insolvent or rendered insolvent by payment of the Fishman Payment. Fishman has informed the Debtors and the Unofficial Committees that he believes the Unofficial Committees' allegations to be without merit.

         In July, 1999, CFN retained Columbia Financial Partners, L.P. ("Columbia Financial") to provide financial and general business consulting services to the Debtors pursuant to the terms of an engagement letter dated July 20, 1999 (the "Engagement Letter"). Columbia Financial is owned and controlled by Fishman. The Engagement Letter provided for a monthly fee payable to Columbia Financial and a term of two years and reimbursement to Columbia Financial of certain amounts it might not receive from a third party because it accepted the CFN engagement. ContiGroup guaranteed the payment of Columbia Financial's fees under the Engagement Letter. In the one year prior to the Petition Date, Columbia Financial received payments from the Debtors (the "Columbia Payments"). The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Columbia Payments may be recoverable by the estates from Columbia Financial, either as a fraudulent conveyance if the Debtors did not receive reasonably equivalent value in exchange for the Columbia Payments and the Debtors were insolvent on the date of such payments or were rendered insolvent by reason of such payments, or as a preference pursuant to Section 547 of the Bankruptcy Code. Columbia Financial has informed the Debtors and Unofficial Committees that it believes the Unofficial Committees' allegations to be without merit.

         In the one year prior to the Petition Date, the Debtors established certain employee incentive plans and related irrevocable trusts and other compensation and incentive plans (collectively, the "Employee Incentive Plans"). The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Estates may have Causes of Action against the Debtors' officers and directors as a result of the establishment, funding and payments made under the Employee Incentive Plans including avoidance of certain trust payments as fraudulent conveyances, breaches of fiduciary duty, negligence and corporate waste. In addition, the Unofficial Committees believe that the Estates may have Causes of Action against the trustees of the Employee Incentive Trusts, including actions for avoidance of certain transfers to the trusts as fraudulent conveyances.(12) The Debtors have also been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Estates may have Causes of Action against current and former officers and directors including actions for breach of fiduciary duty, fraudulent conveyance, mismanagement, negligence and corporate waste. The Debtors have advised the Unofficial Committees that they believe the Unofficial Committees' allegations to be without merit.

         The Debtors have been informed by representatives of the Unofficial Committees that the Unofficial Committees believe that the Estates may have Causes of Action against ContiGroup, including actions related to management of the Debtors, piercing the corporate veil to hold ContiGroup liable for the debts of CFN, claims predicated on the theory that creditors suffered cognizable harm by reason of ContiGroup's efforts in prolonging and aggravating the Debtors' insolvency, aiding and abetting breaches of fiduciary duty, breaches of fiduciary duty, and preferences relating to the Fishman Payment, payments to Columbia Financial and a payment made pursuant to the provisions of a certain tax sharing agreement between ContiGroup and the Debtors. ContiGroup has filed proofs of claim in these Chapter 11 Cases. ContiGroup has advised the Debtors and the Unofficial Committees that it believes the Unofficial Committees' allegations to be without merit.

                            III. SUMMARY OF THE PLAN

    A. OVERVIEW OF THE PLAN. The Plan incorporates a Compromise and Settlement of certain issues related primarily to whether the estates of each of the Debtors should be consolidated for purposes of making payments to Creditors, whether and to what extent proceeds from the sale of certain assets should be allocated among the Debtors based upon their respective claims of ownership to certain assets sold thereunder, and the amount and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the cancellation of Intercompany Claims, and the treatment of each class of Claims under the Plan reflect this Compromise and Settlement, which, upon the Effective Date, will be binding upon the Debtors, all Creditors, and all Persons receiving any payments or other distributions under the Plan whether or nor such Persons have voted to accept the Plan. If the Plan is confirmed by the Bankruptcy Court and is then consummated as is set forth below, holders of Claims in certain classes will receive the distributions set forth below.

         The terms of the Plan are based, among other things, upon the Debtors' assessment of their ability to make the distributions under the Plan and repay their remaining obligations. In conjunction with the Plan, the Debtors have made financial projections of ESR

--------------
         12 Such Causes of Action will not include any claims released pursuant to a Stipulation and Order dated November 8, 2000.

cash flows for each of the fiscal years 2000 through 2005, which financial statements are discussed in Article X of this Disclosure Statement.

    B.   SUBSTANTIVE CONSOLIDATION.

         As noted, the Plan embodies a compromise and settlement of certain issues related primarily to whether the Estates of each of the Debtors should be substantively consolidated. Rather than subject their Estates to the enormous costs, delays and uncertainties attendant to a judicial determination of such issues, the Debtors seek to resolve the matter consensually through the Plan. The Debtors believe that the compromise and settlement of the substantive consolidation issues embodied in the Plan in the form of a premium to be paid to the holders of Allowed General Unsecured Claims against CMC and the Resource One Debtors is fair and reasonable as to all of their respective creditors.

         Substantive consolidation is a judicially fashioned doctrine, derived from the bankruptcy court's general equitable powers, which allows a court in appropriate cases to disregard the separateness of two or more affiliated-debtors and to consolidate and pool together the assets and liabilities of such entities and treat them as though held and incurred by a single entity.13 The statutory predicate for substantive consolidation has been found in section 105 of the Bankruptcy Code.14 While in general, "courts have adopted the view that the power to consolidate should be used sparingly because of the potential harm to creditors," nonetheless, there is "a 'modern' or 'liberal' trend toward allowing substantive consolidation, which has its genesis in the increased judicial recognition of the widespread use of interrelated corporate structures by subsidiary corporations operating under a parent entity's corporate umbrella for tax and business purposes."(15) Since the standards for substantive consolidation are derived from the court's general equitable powers and not from statute, courts examine the facts and circumstances of each case to determine if such relief is warranted.(16)

         The test articulated by the Court of Appeals for the Second Circuit involves two overriding factors: "(i) whether creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit ... or (ii) whether the affairs of the Debtors are so entangled that consolidation will benefit all creditors". In re Augie/Restivo Baking Co., 860 F.2d 515 (2d Cir. 19 88). The first factor (i.e., did creditors think of the debtors as one unit) turns on the expectations of the creditors. Augie/Restivo, 860 F.2d at 518-519. The second factor (i.e., entanglement of the entities) can be established if the debtors functioned as a single unit, even if their separate corporate identities are recognized in publicly filed documents. See Standard Brands Paints, 154 B.R. 563, 572 (Bankr. C.D. Ca1. 1993). The overarching principle

--------------
         13 See FDIC v. Colonial Realty Co., 966 F.2d 57, 59 (2d Cir. 1992); Union Sav. Bank v. Augie/Restivo Baking Co. (In re Augie/Restivo Baking Co.), 860 F.2d 515, 518 (2d Cir. 1988); Chemical Bank Trust Co. v. Kheel, 369 F.2d 845, 847 (2d Cir. 1966).

         14 Augie/Restivo, 860 F.2d at 518 n.1.

         15 2 Collier on Bankruptcy P. 105.99[1][d] (Lawrence P. King ed., 15th ed. rev. 1998) (quoting Eastgroup Properties v. Southern Motel Assocs., Ltd., 935 F.2d 245, 248-49 (11th Cir. 1991).

         16 5 Collier on Bankruptcy P. 1100.06[1].

is equity or fairness to creditors. F.D.I.C. v. Colonial Realty Co., 966 F.2d 57, 61 (2nd Cir. 1992). Also, substantive consolidation may be warranted if it is determined that "all creditors will benefit because untangling is either impossible or so costly as to consume the assets." Augie/Restivo, 860 F.2d at 519; see also Drexel Burnham Lambert Group, 138 B.R. 723, 766 (Bankr. S.D.N.Y.
1992). Satisfactory evidence of either factor may result in the court ordering substantive consolidation.

         In these cases, assertions have been made that substantive consolidation is appropriate using the analysis set forth in the Augie/Restivo case. Factors asserted weighing in favor of substantive consolidation include, without limitation:

         o the Debtors functioned as one economic unit owned by CFN;

         o the loans by the Bank Group and the sale of the Senior Notes were not just based on CFN's financial condition but also on the assets, operations, prospects and financial condition of the affiliated Debtors;

         o CFN directly or indirectly owns the affiliated Debtors, controls their boards of directors, tightly controls the amount of money they receive, controls the operation of their businesses, including providing liquidity and advances, tightly controls their expenditures and, at the close of each business day, sweeps the cash held by certain of the affiliated Debtors for CFN's benefit;

         o the Debtors' operations were entangled in that there were inter-company sharing of expenses (including payroll), inter-company guarantees of debts, daily cash sweeps and complex inter-company financings and advances;

         o the capital used to substantially operate the affiliated Debtors was obtained by CFN from the sale of the Senior Notes and borrowings under the Bank Facilities; and

         o the Debtors engaged in various intercompany financing transactions that unduly benefited certain of the affiliated Debtors, at the expense of CFN and its creditor body including the conversion into equity of certain intercompany indebtedness owned by CMC to CFN within 12 months of the Petition Date.

         Assertions have been made that substantive consolidation is inappropriate using the analysis set forth in the Augie/Restivo case. Factors asserted weighing against substantive consolidation include, but are not limited to:

         o the Debtors observed corporate formalities, including maintaining separate financial statements, books and records, by-laws, boards of directors and other indicia of an independent corporate existence;

         o each of the Debtors has already filed its own schedule of assets and liabilities and statement of financial affairs in the Chapter 11 Cases;

         o the prospectuses for the issuance of the Senior Notes reflect the holding company structure of the Debtors and state that, upon liquidation of the Debtors, holders of the Senior Notes would be able to participate in the assets of the affiliates of CFN only after the claims of creditors of CFN's affiliates had been satisfied, except to the extent that CFN may be itself a creditor;

         o neither the members of the Bank Group nor the purchasers of the Senior Notes obtained guarantees from the affiliated Debtors to support their extension of credit to CFN; and

         o CMC and the Resource One Debtors were operating companies with their own creditor bodies independent of, and apart from, CFN and the other affiliated Debtors, and each maintained its own disbursement account for the payment of ordinary course operating expenses other than payroll.

         Based upon a review and analysis of the relevant law, facts and equities, it would be unfair for there to be a complete and unqualified pooling of the assets and liabilities of the Settlement Debtors' Estates with those of the other Debtors through substantive consolidation. Yet, there are enormous costs, delays and uncertainties attendant to litigating the substantive consolidation and related issues. There are more than $1 billion of claims against the CFN Estate. Even if the CFN Estate partially prevails in litigating its claims and causes of action relating to substantive consolidation and certain intercompany transactions, there would be an extremely detrimental and prejudicial impact on the Estates of the Settlement Debtors. There would also be an extremely detrimental and prejudicial impact on the Estates of all of the Debtors due to, among other things, the costs, risks and extended delays inherent in attempting to resolve these complex issues through litigation.

         Balancing all of the equities, the Debtors believe that the Compromise and Settlement of the substantive consolidation and related issues embodied in the Plan is fair and reasonable and in the best interest of their respective Estates. While recognizing and taking into account the arguments concerning substantive consolidation and related financing transactions, the Plan provides that holders of Allowed General Unsecured Claims against the Settlement Debtors will receive a premium on account of their Claims resulting in greater recoveries than would be the case if the Debtors' Estates were completely consolidated without qualification. As a result, holders of Allowed General Unsecured Claims against the Settlement Debtors will receive treatment that is different and better than holders of Bank Group Claims, Senior Note Claims and Allowed General Unsecured Claims against the other Debtors.

         Specifically, pursuant to Section 5.07(d) of the Plan, the holders of Allowed General Unsecured Claims against the Settlement Debtors are receiving a recovery in the form of additional Liquidating Trust Units which the Debtors estimate is in the range of approximately

20% to 101% more Units than such holders would have received without such premium, as illustrated by the following chart:

CMC/RESOURCE DISTRIBUTION EXAMPLES

CMC/Resource Claims                                              $14,579,000      $20,000,000      $40,000,000

Number of Trust Units(17)
Distribution Without Settlement Debtors Premium                      138,517          189,049          371,083
Settlement Debtors Premium                                           140,000          140,000           75,000
                                                                 -----------      -----------      -----------
Total Distribution                                                   278,517          329,049          446,083
Example:  Units Distributed to Settlement Debtor Creditor
with a $10,000 Claim
Distribution Without Settlement Debtors Premium                           95               95               93
Settlement Debtors Premium                                                96               70               19
                                                                 -----------      -----------      -----------
Total Distribution                                                       191              165              112
% Increase in Units                                                    101.1%            74.1%            20.2%

    C. SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTEREST UNDER THE PLAN

         Claims and Equity Interests are divided into eight (8) Classes under the Plan, and the proposed treatment of Claims varies among Classes. The Plan contains three Classes of unimpaired Secured Claims (Classes 1a, 1b, 2a, 2b, and
3), Priority Tax Claims and other Priority Claims (Class 4), one class of impaired Unsecured Claims, which includes Bank Group Claims, Senior Note Claims and General Unsecured Claims (Class 5), one Class of unimpaired Convenience Claims (Class 6), one Class of impaired Subordinated Claims (Class 7), and one Class of impaired Equity Interests (Class 8). The meaning of "Impairment," and the consequences thereof in connection with voting on the Plan, are set forth in
Article X of this Disclosure Statement.

         The following Section briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan.

         Unclassified Claims

         1. Administrative Claims. Administrative Claims include the costs and expenses of administration of the Chapter 11 Cases of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, among other things, (a) the actual, necessary costs and expenses incurred after the Petition Date, of operating the Debtors' businesses and preserving the Debtors' Estates, (b) professional fees for the legal, financial and other advisors to the Debtors, the Unofficial Noteholders' Committee and the Unofficial Bank Group Committee to the extent allowed by the Bankruptcy Court and (c) any

--------------
         17 Based upon 10,000,000 Liquidating Trust Units to be distributed under the Plan.

fees or charges assessed against the Debtors' Estates pursuant to section 1930, Chapter 123 of Title 28 of the United States Code.

         Subject to the Bar Date provisions in the Plan and except to the extent the Debtors and the holder of an Allowed Administrative Claim agree to a different treatment, the Liquidating Trustee will pay to each holder of an Allowed Administrative Claim Cash in an amount equal to such Allowed Administrative Claim on the later of (i) the Effective Date and (ii) thirty days after the date on which such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors will be paid by the Debtors or the Liquidating Trustee, as the case may be, in accordance with the terms and conditions of the particular agreements from which such Allowed Administrative Claims arise.

         2. Priority Tax Claims. Priority Tax Claims are claims of a kind specified in section 507(a)(8) of the Bankruptcy Code.

         Except to the extent the Debtors and the holder of an Allowed Priority Tax Claim agree to a different treatment, the Liquidating Trustee will make deferred cash payments over a period not exceeding six years from the date of assessment of such tax. Payments will be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at a rate equal to nine percent (9%) per annum on the unpaid portion of each Priority Tax Claim; provided, however, that the Liquidating Trust will have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty. The first payment will be due on the latest of (i) ninety days after the Effective Date, (ii) ninety days after the date on which an order allowing any such Claim becomes a Final Order, and (iii) such other date that is agreed on by the holder of an Allowed Priority Tax Claim and the Debtors or the Liquidating Trust, as the case may be, or as soon thereafter as is practicable.

         3. US Trustee Fees. The Debtors or the Liquidating Trust, as the case may be, will pay all U.S. Trustee Fees for each Chapter 11 Case until such time as the Court enters a final decree closing each Chapter 11 Case.

                                Classified Claims

         4. Class 1a: Greenwich Repurchase Facility Secured Claims. Greenwich Repurchase Facility Secured Claims consist of any Secured Claims of Greenwich arising out of the Greenwich Repurchase Facility and the Greenwich Security Agreement. Holders of Claims in Class 1a are unimpaired and, therefore, are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. Holders of Greenwich Repurchase Facility Secured Claims will receive the following treatment:

         On the Effective Date, or a later date pursuant to an agreement between CFN and Greenwich, all Greenwich Repurchase Facility Secured Claims, if any, will, at the Debtors' sole option, be (i) paid in full in Cash, (ii) Reinstated with Greenwich retaining its Liens upon the

Greenwich Collateral in accordance with the Greenwich Security Agreement or
(iii) satisfied by returning to Greenwich the Collateral securing such Greenwich Repurchase Facility Claims. The Greenwich Collateral consists of certain assets of CFN, as described more particularly in the Greenwich Security Agreement, including CFN's rights to any assets purchased subject to transactions under the Greenwich Repurchase Facility, certain excess spread receivables as described in
Schedule III of the Greenwich Security Agreement, and all investment property, distributions, and proceeds arising from or related thereto.

         5. Class 1b: Greenwich Whole Loan Purchase Facility Secured Claims. Greenwich Whole Loan Purchase Facility Secured Claims consist of any Secured Claims arising out of the Greenwich Whole Loan Purchase Facility and the Greenwich Security Agreement. Holders of Claims in Class 1b are unimpaired and, therefore, are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan. Under the Plan, holders of Greenwich Whole Loan Purchase Facility Secured Claims will receive the following treatment:

         On the Effective Date, or a later date pursuant to agreement between CFN and Greenwich, all Greenwich Whole Loan Purchase Facility Secured Claims, if any, will, at the Debtors' sole option, be (i) paid in full in Cash, (ii) Reinstated with Greenwich retaining its Liens upon the Greenwich collateral in accordance with the Greenwich Security Agreements, or (iii) satisfied by returning to Greenwich the Greenwich Collateral securing such Greenwich Whole Loan Purchase Facility Secured Claims.

         6. Class 2a: MBIA Claims. MBIA Claims consists of any and all claims of MBIA against the Debtors arising out of any certificate insurance policies issued by MBIA, any of the MBIA Pooling and Servicing Agreements or any other agreements, documents and instruments related thereto. Each holder of Allowed Claims in Class 2a is not impaired and, therefore is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Under the Plan, holders of MBIA Claims will receive the following treatment:

         On the Effective Date, the MBIA Claims, if any, will receive the treatment for those claims and will receive Liens on the MBIA Reserve Account all as described in and provided by the MBIA Agreement.

         7. Class 2b: FGIC Claims. The FGIC Claims consists of all Claims of FGIC against the Debtors arising out of any certificate insurance policies issued by FGIC, any of the FGIC Pooling and Service Agreements or any other agreements, documents and instruments related thereto. Each holder of Allowed Claims in Class 2b is not impaired and, therefore is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Under the Plan, holders of FGIC Claims will receive the following treatment:

         On the Effective Date, the FGIC Claims, if any, will receive the treatment for those claims and will receive Liens on the FGIC Reserve Account all as described in and provided by the FGIC Settlement Agreement

         8. Class 3: Other Secured Claims. Other Secured Claims consist of any Secured Claim other than the Greenwich Repurchase Facility Secured Claims, the Greenwich Whole

Loan Purchase Facility Secured Claims, the MBIA Claims and the FGIC Claims. Holders of Allowed Claims in Class 3 are not impaired. Each holder of Allowed Secured Claims in Class 3 is not impaired and, therefore is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan. Under the Plan, holders of Other Secured Claims will receive the following treatment:

         At the sole option of the Debtors, the Liquidating Trustee or the Plan Administrator, as the case may be, on the later of (x) the Effective Date, or
(y) for Claims in Class 3 that were Disputed Claims and have become Allowed Secured Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable, such Allowed Secured Claim will (i) be Reinstated; or (ii) receive the Collateral securing such Allowed Secured Claim; or (iii) receive Cash in an amount, not to exceed the Allowed amount of such Claim, equal to the proceeds actually realized from the sale of any Collateral securing such Claim, less the actual costs and expenses of disposing of such Collateral; or (iv) receive such other treatment as may be agreed upon by the Debtors, the Liquidating Trustee, or the Plan Administrator, as the case may be, and the holder of an Allowed Secured Claim. In the event that the Debtors, the Liquidating Trustee or the Plan Administrator, elect, pursuant to option (i) above, to distribute to the holder of an Allowed Secured Claim, the Collateral securing such Allowed Secured Claim, the holder of such Allowed Secured Claim may request that the Liquidating Trustee or the Plan Administrator (a) attempt to sell the Collateral securing the Allowed Secured Claim, or (b) abandon such Collateral. In the event that the Debtors, the Liquidating Trustee or the Plan Administrator honors such a request and attempts to sell such Collateral securing such Allowed Secured Claim or abandon such Collateral, all expenses relating thereto, including, but not limited to, storage expenses, will be borne by the holder of the Allowed Secured Claim. Notwithstanding the foregoing, the Debtors, the Liquidating Trustee or the Plan Administrator retains the right to decline to honor a request by the holder of an Allowed Secured to attempt to sell such Collateral.

         9. Class 4: Priority Claims. Priority Claims consist of any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim, or (b) a Priority Tax Claim. Each holder of Allowed Priority Claims in Class 4 is not impaired. Each holder of Claims in Class 4 is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim. Under the Plan, holders of Allowed Claims in Class 4 will receive the following treatment:

         Each holder of an Allowed Claim in Class 4 will receive Cash in an amount equal to the amount of such Allowed Claim on the later of (i) the Effective Date, or (ii) for Claims in Class 4 that were Disputed Claims and have become Allowed Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable.

         10. Class 5: Bank Group Claims, Senior Notes Claims, and General Unsecured Claims. Bank Group Claims consist of any Claim of the Bank Group arising under the Bank Facilities. Senior Notes Claims consist of any Claim arising under the Senior Notes. General Unsecured Claims consist of any Claim that is a General Unsecured Claim asserted against the Debtors. Holders of Allowed Claims in Class 5 are impaired and are entitled to vote to accept or reject the Plan. Under the Plan, holders of Allowed Claims in Class 5 will receive the following treatment:

         Subject to Section 5.07 of the Plan, on (i) the Effective Date, or (ii) the Quarterly Distribution Date, for Claims in Class 5 that were Disputed Claims and have become Allowed Class 5 Claims, or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 5 will receive a Ratable Share of (a) Class 5 Cash, and (b) 9,860,000 Liquidating Trust Units representing an undivided interest in the Trust Assets transferred to the Liquidating Trust by the Debtors pursuant to the Plan and the Liquidating Trust Agreement.

         (a) Preference Stipulation. In addition to the Distribution provided above for the Class 5 Claims, each holder of an Allowed General Unsecured Claim will receive a Ratable Share of the funds to be distributed to such Holders as required under the Preference Stipulation, as described in Article II, Section H of this Disclosure Statement.

         (b) Settlement Debtors Premium. In addition to the Distribution provided for in Section 5.07(b) and (c) of the Plan, on the Initial Distribution Date, a Ratable Share of the Settlement Debtors Premium Initial Distribution will be distributed to holders of Allowed General Unsecured Claims against the Settlement Debtors and the Disputed Claims Reserve Trust on account of Disputed General Unsecured Claims against the Settlement Debtors. Thereafter, the remaining Settlement Debtors Premium (i.e., the Settlement Debtors Premium minus the Settlement Debtors Premium Initial Distribution) will be distributed, when practicable, on Quarterly Distribution Dates, in accordance with the Settlement Debtors Premium Adjustment. For the purpose of calculating such Ratable Share, only the aggregate Face Amount of General Unsecured Claims against the Settlement Debtors will be included in the denominator of the equation.

         (c) Unofficial Committee Fees. Upon the Effective Date, the Unofficial Noteholders' Committee Fees and the Bank Group Committee Fees will be paid by the Debtors to the extent such fees have not been paid by the respective members of such committee. The aggregate amount of Class 5 Cash to be otherwise distributed to the holders of Allowed Senior Notes Claims and Allowed Bank Group Claims in accordance with Section 5.07(b) of the Plan will be reduced, respectively.

         (d) Creditors Electing Convenience Class Treatment. Each holder of an Allowed General Unsecured Claim may elect on its Ballot, contemporaneously with such holder's vote to accept or reject the Plan, to be included in Class 6 rather than Class 5 and receive the Distributions provided for in Section 5.08 of the Plan.

         11. Class 6: Convenience Claims. Convenience Claims consist of any General Unsecured Claim, in an amount equal to or less than $1,000, or voluntarily reduced by the holder of the Claim to $1,000. Each holders of an Allowed Class 6 is not impaired and will not be entitled to vote on the Plan. Under the Plan, holders of Allowed Claims in Class 6 will receive the following treatment:

         Each holder of an Allowed Convenience Claim in Class 6 will receive Cash in an amount equal to the lesser of (a) one-hundred percent (100%) of such Allowed Convenience Claim or (b) $1,000 on the later of (i) the Effective Date, or (ii) for Claims in Class 6 that were Disputed Claims and have become Allowed Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable.

         12. Class 7: Subordinated Claims. Subordinated Claims consist of any Claim that is subject to subordination under section 510 of the Bankruptcy Code (including, but limited to, any Claim arising from the recession of a purchase or sale of a Security of the Debtors or affiliate of the Debtors, for damages for the purchase or sale of a Security of the Debtors or an affiliate of the Debtors, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim. For purposes of the Plan, each holder of a Subordinated Claim in Class 7 will not receive any distribution of property under the Plan on account of their Claim. Holders of Claims in Class 7 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

         13. Class 8: Equity Interests in Debtors. Equity Interests in the Debtors consist of any holder of equity in any of the Debtors, including, without limitation, any "equity security" in the Debtors as defined by section 101(16) of the Bankruptcy Code. For purposes of the Plan, each holder of Equity Interests in Class 8 will not receive any distribution of property under the Plan on account of its Equity Interests. Holders of Equity Interests in Class 8 are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

    D.   ESTABLISHMENTS OF TRUSTS; IMPLEMENTATION OF PLAN.

         1. The Liquidating Trust.

              (a) Establishment of the Trust. On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Class 5 Claims, will execute the Liquidating Trust Agreement and will take all other steps necessary to establish the Liquidating Trust. The Liquidating Trust Agreement will contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the treatment of the Liquidating Trust as a liquidating trust for federal income tax purposes. On the Effective Date, the Debtors will transfer (as described in Section 6.01(c) of the Plan) to the Liquidating Trust all of their right, title, and interest in all of the Trust Assets, including, among others, Cash (less any Cash transferred to the Disputed Claims Reserve Trust as required by Section 6.04 of the Plan), Distributed ESRs, Causes of Action and the stock of the Surviving Special Purpose Entities, free and clear of any Lien, Claim or Interest in such property of any other Person or entity except as provided in the Plan. Title to all Trust Assets will vest in the Liquidating Trust as of the Effective Date. The Debtors or such other Persons that may have possession or control of such Trust Assets will transfer possession or control of such Trust Assets to the Liquidating Trustee and will execute documents or instruments necessary to effectuate such transfers.

              (b) Purpose of the Liquidating Trust. The Liquidating Trust will be established for the sole purpose of liquidating the Trust Assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Subject to definitive guidance from the IRS, all parties will treat the trust as a liquidating trust for all federal income tax purposes.

              (c) Appointments. On or prior to the Confirmation Date, the Bank Group Committee and the Unofficial Noteholders Committee will appoint a Liquidating Trustee and Liquidating Trust Committee in accordance with the provisions set forth in the Liquidating Trust

Agreement. Any individual who serves on the Liquidating Trust Committee may also serve on the Plan Administration Committee. The same person who serves as Liquidating Trustee may also serve in a separate capacity as the Plan Administrator. Neither the Liquidating Trustee nor any individual appointed to the Liquidating Trust Committee may serve on any of the boards of directors of the Surviving Special Purpose Entities. Appropriate compensation for each member of the Liquidating Trust Committee will be negotiated by the Liquidating Trustee and each member of the Liquidating Trust Committee. The Liquidating Trustee will have all the powers and responsibilities specified in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee and debtor in possession under Sections 1106 and 1107 of the Bankruptcy Code.

              (d) Transfer of Assets.

              (i) The transfer of the Trust Assets to the Liquidating Trust will be made, as provided in the Plan, for the benefit of the holders of Allowed Class 5 Claims, whether allowed on or after the Effective Date. In this regard, the Trust Assets will be transferred to such holders of Allowed Class 5 Claims and, in respect of any Disputed Claims to the Disputed Claims Reserve Trust, to be held, in each case, by the Debtors on their behalf. Immediately thereafter, on behalf of holders of Allowed Claims, the Debtors will transfer such Trust Assets to the Liquidating Trust in exchange for Liquidating Trust Units for the benefit of holders of the Allowed Class 5 Claims in accordance with the Plan. The Liquidating Trustee will then distribute the Liquidating Trust Units to the holders of the Allowed Class 5 Claims in exchange for their claims and to the Plan Administrator (to be held in the Disputed Claims Reserve Trust for the benefit of holders of Disputed Claims), subject to the conditions set forth in the Liquidating Trust Agreement. Upon the transfer of the Trust Assets, the Debtors will have no further interest in or with respect to the Trust Assets or the Liquidating Trust.

              (ii) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims and the Plan Administrator) will treat the transfer of Trust Assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer to the holders of Allowed Class 5 Claims (and in respect of any Disputed Claims, to the Plan Administrator) followed by a transfer by such holders to the Liquidating Trust (and in respect of any Disputed Claims, by the Plan Administrator to the Disputed Claims Reserve Trust), and the beneficiaries of the Liquidating Trust (or Disputed Claims Reserve Trust) will be treated as the grantors and owners thereof.

              (e) Valuation of Assets. As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, (i) the Liquidating Trust Committee will inform, in writing, the Liquidating Trustee of the fair market value of the Trust Assets transferred to the Liquidating Trust, based on the good faith determination of the Liquidating Trust Committee, and
(ii) the Liquidating Trustee will apprise, in writing, the holders of the Liquidating Trust Units of such valuation. The valuation will be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims and the Plan Administrator) for all federal income tax purposes.

         (f) Investment Powers. The Liquidating Trustee may invest the Trust Assets, the proceeds thereof, or any income earned by the Liquidating Trust, in accordance with and subject to the terms of the Liquidating Trust Agreement.

         (g) Termination. The Liquidating Trust will terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust if it is necessary to the liquidation of the Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions will not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the trust as a liquidating trust for federal income tax purposes.

         2. Disputed Claims Reserves Trust.

         (a) Establishment of Disputed Claims Reserve Trust. On the Effective Date, and after making all Distributions required to be made on the Effective Date, the Debtors will execute the Plan Administration Agreement and establish the Disputed Claims Reserve Trust which will be administered by the Plan Administrator.

         (b) [Intentionally Omitted]

         (c) Appointment of Plan Administrator and Plan Administration Committee. On or prior to the Confirmation Date, the Bank Group Committee and the Unofficial Noteholders' Committee will appoint the Plan Administrator and the Plan Administration Committee as provided in the Plan Administration Agreement. The responsibilities and powers of the Plan Administrator and the Plan Administration Committee will be as set forth in the Plan Administration Agreement. The person who serves as the Liquidating Trustee may also serve in a separate capacity as the Plan Administrator. Any individual who serves on the Liquidating Trust Committee may also serve on the Plan Administration Committee. Neither the Plan Administrator nor any individual appointed to the Plan Administration Committee, nor any agent or employee of such persons, may serve on the boards of directors of the Surviving Special Purpose Entities. The Plan Administrator, under the direction of the Plan Administration Committee, will
(i) hold and administer the Disputed Claims Reserve Trust, (ii) object to, settle or otherwise resolve Disputed Claims, (iii) make distributions to holders of Disputed Claims that subsequently become Allowed Claims in accordance with the Plan, (iv) distribute any remaining assets of the Dispute Claims Reserve Trust, after resolving all Disputed Claims, to holders of previously Allowed Claims for Ratable distribution in accordance with the Plan and (v) wind up the remaining affairs of and dissolve the Debtors. Compensation for each member of the Plan Administration Committee will be negotiated by the Plan Administrator and each respective member of the Plan Administration Committee.

         (d) Transfer of Assets. On the Effective Date, the Debtors will fund the Disputed Claims Reserve Trust with Liquidating Trust Units and Cash in an amount to be determined by the Liquidating Trustee, Plan Administrator, Unofficial Noteholders Committee financial advisories and Bank Group Committee financial advisors, with advice of the Debtors, for (a) the costs and expenses projected to be incurred in connection with resolution of Disputed Claims and Distribution of the proceeds thereof in accordance with the Plan, (b) the costs and expenses projected to be incurred in connection with the winding up of the affairs of the Debtors and their dissolution and (c) the reasonable compensation of the Plan Administrator and the Plan Administration Committee. Cash and other property will be placed into the Disputed Claims Reserve Trust and will be held in separate interest bearing accounts in trust by class for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan. Any payment made to the holder of an Allowed Claim which was previously a Disputed Claim from the Disputed Claims Reserve Trust will include any accrued interest thereon at the rate earned in such interest bearing account less any expenses, including, without limitation, applicable taxes. The Disputed Claims Reserve Trust will be terminated by the Plan Administrator, upon the filing with the Bankruptcy Court of a written certification of the Plan Administrator that all Distributions and other dispositions of all Cash and/or Liquidating Trust Units required under the Plan have been made in accordance with the terms of the Plan. Such written certification will be sent by the Plan Administrator to the Liquidating Trustee within 15 days of the satisfaction of the condition set forth in the immediately preceding sentence. With respect to the Liquidating Trust Units held in the Disputed Claims Reserve Trust, neither the Plan Administrator, nor any other party, will be entitled to vote any of the Liquidating Trust Units held in the Disputed Claims Reserve Trust. In the event that any matter requires the approval of the holders of Liquidating Trust Units prior to the Distribution of the Liquidating Trust Units held in the Disputed Claims Reserve Trust, solely with respect to such vote, the Liquidating Trust Units held by the Plan Administrator will be deemed not to have been issued. The Plan Administrator will hold in reserve the Settlement Debtors Premium (less the Settlement Debtors Premium Initial Distribution which had previously been distributed in accordance with Section 5.07(d) of the Plan) and any proceeds or Distributions thereof, which proceeds will be held in a separate interest bearing account pending Distribution in accordance with Section 5.07(d) of the Plan.

         (e) Net Liquidating Trust Recovery/Affirmative Obligations:

         (i) Net Judgment. Notwithstanding anything contained in the Plan to the contrary, in the event that any creditor or a defendant in a litigation brought by the Liquidating Trustee for and on behalf of the Liquidating Trust (a "Defendant") (1) is required by a Final Order to make payment to the Liquidating Trust (the "Judgment Amount"), and (2) has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred costs and expenses which would give rise to an enforceable claim against the Debtors or the Liquidating Trust (other than Subordinated Claims), each as determined by a Final Order, (the aggregate amount of all such rights, claims, costs and expenses being referred to herein as the "Offset Amount"), such Defendant will be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Offset Amount.

         (ii) Affirmative Obligations. Notwithstanding anything contained in the Plan to the contrary, in the event that a Defendant (1) has an Offset Amount and
(2) the Offset Amount is in excess of the Judgment Amount, if any, (i) the Judgment Amount will be set off against the Offset Amount and will not be paid to the Liquidating Trust by such Defendant and (ii) the Defendant will be deemed to have a Disputed Claim that has become an Allowed Claim

(in the amount of the excess of the Offset Amount over the Judgment Amount) and will be entitled to receive the appropriate distribution from the Disputed Claims Reserve Trust and subsequent Distributions from the Liquidating Trust in accordance with the Class of Claim as provided for under the Plan, and (iii) the Liquidating Trust will have no liability with respect to such Offset Amount. In the event that the Disputed Claims Reserve Trust contains insufficient Cash and/or Liquidating Trust Units on account of Offset Amounts, then the Liquidating Trust may transfer Cash and/or Liquidating Trust Units to the Disputed Claims Reserve Trust for the benefit of any Defendant as if the Offset Amount was a Disputed Claim.

    E.   DISTRIBUTIONS TO HOLDERS OF CLAIMS AND INTERESTS.

         1. Initial Distributions. On the Initial Distribution Date, the Liquidating Trustee will make a Distribution to: (i) each holder of an Allowed Claim in an amount equal to its Ratable Share (calculated as of the applicable Initial Distribution Date) of Cash and/or Liquidating Trust Units in accordance with the terms of the Plan; (ii) each Paying Agent in an amount equal to the aggregate Ratable Share (calculated as of the Initial Distribution Date) of Cash or Liquidating Trust Units in accordance with the terms of the Plan, that such Paying Agent will distribute to holders of Allowed Claims in the relevant Class; and (iii) if applicable, the Disputed Claims Reserve Trust of the remaining Cash and Liquidating Trust Units allocated in accordance with the terms of the Plan. Subject to Section 6.05(b) of the Plan, the amount of Cash to be paid on the Initial Distribution Date to holders of Allowed Claims will be calculated as if each Disputed Claim were an Allowed Claim in its Face Amount.

         2. Estimation of Claims. The Plan Administrator may, at any time, request that the Bankruptcy Court estimate any Claim subject to estimation under section 502(c) of the Bankruptcy Code and for which the Debtors may be liable under the Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether any party in interest previously objected to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate allowance on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         3. Resolution of Disputed Claims. No Distribution or payment will be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. No Distribution or payment will be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. For purposes of the Plan, such Distribution or payment on account of such Allowed General Unsecured Claim will be held in the Disputed Claims Reserve Trust as if it were a Disputed Claim. Unless otherwise ordered by the Bankruptcy Court, after the Effective Date, the Plan Administrator, under the direction of the Plan Administration Committee, will have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Claims, except that as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, objections may be made in accordance with the applicable Bankruptcy Rules by parties-in-interest. The Plan Administrator will file and serve a copy of each objection upon the holder of the Claim to which an objection is made and the Liquidating Trustee as soon as practicable but in no event later than (i) one hundred-twenty days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court. After the Effective Date, the Plan Administrator may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Liquidating Trustee will have standing and be entitled to contest the settlement, compromise or resolution of any Disputed Claim.

         4. Distributions when a Disputed Claim Becomes an Allowed Claim; or when a Disputed Claim is Subsequently Disallowed. On the first Quarterly Distribution Date from and after the Initial Distribution Date, or as soon thereafter as practicable, the Plan Administrator will make Ratable Distributions in accordance with the provisions of the Plan (calculated as of such Quarterly Distribution Date), of Cash and/or Liquidating Trust Units reserved for any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, to the holder of such Allowed Claim or the relevant Paying Agent, as the case may be. Holders of Disputed Claims that are ultimately Allowed will also be entitled to receive any Distributions received on and after the Effective Date on account of the Liquidating Trust Units distributed to such holder on account of its Allowed Claim. Any Distributions held in the Disputed Claims Reserve Trust for the benefit of a holder of a Disputed Claim, which is subsequently Disallowed, in whole or part, will be distributed on a Ratable basis to holders of previously Allowed Claims and to the Disputed Claims Reserve Trust on account of Disputed Claims, as if such amounts had been distributed on the Effective Date.

         5. Additional Quarterly Distributions on Account of Liquidating Trust Units. On each Quarterly Distribution Date, the Liquidating Trustee will distribute from the Liquidating Trust to each holder of a Liquidating Trust Unit, or to the relevant Paying Agent, as the case may be, on account of such Liquidating Trust Unit a Ratable Share of Available Cash. Notwithstanding anything to the contrary under the Plan, no Distribution will be made on any Quarterly Distribution Date, unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $10,000 in value (as such value is set forth herein and/or in the Plan).

         6. Late Claims. Except as otherwise expressly provided in the Plan, any Claim not deemed filed pursuant to section 1111(a) of the Bankruptcy Code or timely filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any applicable order of the Court, will (a) not be treated as an Allowed Claim; and (b) be expunged from the Claims register in the Chapter 11 Cases without need for any further notice, motion, objection or order.

         7. Miscellaneous Distribution Provisions.

         (a) Method of Cash Distributions. Cash payments made pursuant to the Plan will be in United States dollars by checks drawn on a domestic bank selected by the Liquidating Trustee or the Plan Administrator, as the case may be, or by wire transfer from a domestic bank, at the option of the Liquidating Trustee or the Plan Administrator, as the case may be; provided, however, that cash payments made to foreign creditors, if any, holding Allowed Claims may be paid, at the option of the Liquidating Trustee or the Plan Administrator, as the case may be, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         (b) Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day will be made, without interest, on the next Business Day.

         (c) Accrual of Postpetition Interest. Unless otherwise provided for in the Plan, no holder of a pre-petition Allowed Claim will be entitled to the accrual of interest on account of such Claim

         (d) No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, no Cash or other property will be distributed under the Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim. No Distribution or payment will be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. For purposes of the Plan, such Distribution or payment on account of such Allowed General Unsecured Claim will be held in the Disputed Claims Reserve Trust as if it were a Disputed Claim.

         (e) No Distribution of Fractional Liquidating Trust Units. Notwithstanding any other provisions of the Plan, only whole numbers of Liquidating Trust Units will be issued. When any Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of Liquidating Trust Units that is not a whole number, the Liquidating Trustee will aggregate and, if possible, sell all Fractional Liquidating Trust Units otherwise then distributable in accordance with the Plan at then prevailing prices and distribute the net proceeds to the Persons otherwise entitled thereto. If such sale is not possible then such aggregated Liquidating Trust Units will be extinguished. Notwithstanding the foregoing, if a Person holds more than one Claim, the Fractional Liquidating Trust Units that such Person otherwise would be entitled to on account of each such Claim held by such Person will be aggregated and, after taking into account such aggregation, such Person will receive on account thereof (in addition to any whole number of Liquidating Trust Units or other Distribution such Person is entitled to under the Plan prior to such aggregation) (i) any resulting whole number of shares of Liquidating Trust Units and (ii) the net proceeds for any remaining Fractional Liquidating Trust Units sold in accordance with Section 6.06(e) of the Plan.

         (f) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim will receive in respect of such Claim any Distribution (of a value set forth in the Plan or in the Disclosure Statement) in excess of the Allowed amount of such Claim except that the foregoing will not limit holders of Disputed Claims from receiving accrued interest as provided in this Plan, if such holders Disputed Claims become Allowed. No Distribution or payment will be made to any holder of a Allowed General Unsecured Claim who is also a defendant in an avoidance action under chapter 5 of the Bankruptcy Code.

         8. De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan, the Liquidating Trustee or the Plan Administrator, as the case may be, will not be required to distribute Cash to the holder of an Allowed Claim if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 will have such Claim discharged and will be forever barred from asserting any such Claim against the Debtors, the Liquidating Trust, or their respective property. Any Cash not distributed pursuant to this provision will be the property of the Liquidating Trust, free of any restrictions thereon.

         9. Setoffs. The Debtors, the Liquidating Trustee or the Plan Administrator, as the case may be, are authorized, pursuant to section 553 of the Bankruptcy Code, to set off against any Allowed Claim and the Distributions to be made on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by the Debtors of any such claims, rights and Causes of Action that the Debtors may possess against such holder.

         10. Intercompany Claims. In accordance with the overall Compromise and Settlement provided for in the Plan, the Intercompany Claims will be deemed released, waived and discharged as of the Effective Date.

         11. Unclaimed Property.

         (a) Escrow of Unclaimed Property. Unclaimed Property (and all interest, dividends, and other Distributions thereon) will be delivered promptly to the Liquidating Trustee or the Plan Administrator, as the case may be, by each Paying Agent. The Liquidating Trustee or the Plan Administrator, as the case may be, will deposit such Unclaimed Property in trust (for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan) in a subaccount of the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be. For a period of one year following the Effective Date, Unclaimed Property, including any interest, dividends, and other Distributions thereon will be: (i) held in such subaccount solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such subaccount and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement thereto. The Liquidating Trustee or the Plan Administrator, as the case may be, will pay, or cause to be paid, out of the funds held in the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be, including, without limitation, the subaccount, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such subaccount. The Liquidating Trustee or the Plan Administrator, as the case may be, will also file, or cause to be filed any tax or information return related to such accounts. All Cash held in each such subaccount will be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant Orders of the Court for investments made by the Debtors during the Chapter 11 Cases. The earnings on such investments will be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and will not constitute property of the Liquidating Trust.

         (b) Distribution of Unclaimed Property. At the end of one year following the relevant Distribution Date of Cash and/or Liquidating Trust Units, the holders of Allowed

Claims theretofore entitled to Unclaimed Property will cease to be entitled thereto (such holders, the "Unclaimed Holders"), and the Unclaimed Property for each Unclaimed Holder will then be distributed on a Ratable basis to the holders of Liquidating Trust Units in accordance with the Plan.

         12. Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security, including, without limitation, the Liquidating Trust Units, under, in furtherance of, or in connection with the Plan, whether arising prior or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan will not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax, including, but not limited to, any transfers of assets to the Liquidating Trust or Disputed Claims Reserve Trust on or shortly after the Effective Date by the Debtors, holders of Allowed Class 5 Claims or the Plan Administrator.

         13. Cancellation of Capital Stock. As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, each share of Old Common Stock issued and outstanding or held in treasury, will be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything in the Plan to the contrary, holders of Old Common Stock will not be required to surrender such stock to the Debtors.

         14. Cancellation of Senior Notes and Agreements. On the Effective Date, except as otherwise provided for in the Plan, the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors (the "Instruments") will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person, including, but limited to, governmental agencies. The holders of such cancelled Senior Notes and Instruments will have no claims against the Debtors for payment of such Senior Notes or Instruments, except for the rights provided pursuant to the Plan, including without limitation, the rights provided for pursuant to Section 5.07(b) in the Plan.

         Following the Effective Date, holders of Senior Notes will receive from the respective indenture trustee, agent, servicer or the Liquidating Trustee, specific instructions regarding the time and manner in which the Senior Notes are to be surrendered if requested by the Liquidating Trustee. All Distributions under this Plan in respect of Allowed Senior Note Claims (after giving effect to Section 5.07(e) of the Plan) will be made to the Indenture Trustee for the benefit of such holders, and will be subject to any rights or liens that the Indenture Trustee may have for fees, costs, expenses and indemnification under the respective Indentures or other agreement.

         Any Senior Note which is lost, stolen, mutilated or destroyed, will be deemed surrendered when the holder of a Claim based thereon delivers to the applicable indenture trustee, agent, servicer or the Liquidating Trustee (a) evidence satisfactory to the indenture trustee, agent, servicer or the Liquidating Trustee of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the indenture trustee, agent, servicer or the Liquidating Trustee to hold each of them harmless with respect thereto.

         Each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer will continue in effect solely for the purposes of (a) allowing such indenture trustee, agent or servicer to make the Distributions to be made on account of such Claims under the Plan, (b) permitting such indenture trustee, agent or servicer to maintain any rights or liens it may have for fees, costs, expenses and indemnification under such indenture or other agreement and to be paid or reimbursed for such prepetition and postpetition fees, costs, expenses and indemnification only from the Distributions (until payment in full of such fees, costs, expenses or indemnification) that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein; provided, however, that the foregoing will not affect the discharge of Debtors' Liabilities under the Bankruptcy Code and Confirmation Order or result in an expense or liability to the Debtor or the Liquidating Trustee.

         Nothing in Section 6.13 of the Plan will constitute a waiver or affect the ability of holders of Senior Notes or Instruments to assert claims on account of Senior Notes or Instruments against third parties.

         15. Disputed Payments. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidating Trustee or Plan Administrator, as the case may be, or relevant Paying Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account to be held in trust for the benefit of such holder and will not constitute property of the Debtors, their Estates or the Liquidating Trust. Such Distribution will be held in escrow until the disposition thereof will be determined by order of the Bankruptcy Court or other court of competent jurisdiction or by written agreement among the interested parties to such dispute.

         16. Withholding Taxes. In connection with the Plan, to the extent applicable, the Liquidating Trustee and Plan Administrator will comply with all withholding and reporting requirements imposed on it by federal, state and local taxing authorities, and all Distributions will be subject to such withholding and reporting requirements.

         17. Obligations Incurred After the Confirmation Date. Payment obligations incurred after the date and time of entry of the Confirmation Order, including, without limitation, the Professional fees of the Debtors through the Effective Date will not be subject to application or proof of claim and may be paid by the Debtors or the Liquidating Trust, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval, as Administrative Claims.

         18. Instructions to Liquidating Trustee or Plan Administrator. Prior to any Distribution on account of any Senior Notes, the indenture trustee, agent or servicer of the Senior Notes will (a) inform the Liquidating Trustee or Plan Administrator, as the case may be, as to the amount of properly surrendered Senior Notes and (b) instruct the Liquidating Trustee or Plan Administrator, as the case may be, in a form and manner that the Liquidating Trustee or Plan Administrator, as the case may be, reasonably determines to be acceptable, of the names of the holders of Senior Notes with Allowed Class 5 Claims who are to receive Distributions in respect of such Class 5 Claims in exchange for properly surrendered Senior Notes.

         19. Record Date for Distributions to Holders of Senior Notes. At the close of business on the Confirmation Date, the transfer ledgers of the indenture trustees, agent and servicers of the Senior Notes will be closed, and there will be no further changes in the record holders of the Senior Notes. The Debtors, the Liquidating Trust, the Liquidating Trustee, and the indenture trustees, agents and servicers for such Senior Notes will have no obligation to recognize any transfer of such Senior Notes occurring after the Confirmation Date. The Debtors, the Liquidating Trust, the Liquidating Trustee, and the indenture trustees, agents and servicers for such Senior Notes will be entitled instead to recognize and deal for all purposes under the Plan with only those record holders stated on the transfer ledgers as of the close of business on the Confirmation Date.

         20. Dissolution. From and after the Effective Date, the Plan Administrator will use its reasonable best efforts to dissolve the Debtors and any affiliates of the Debtors that are not surviving Special Purpose Entities as quickly as is reasonably practical. In that connection, the Plan Administrator will prepare and file all corporate resolutions, statements, notices, tax returns and other documents necessary to accomplish their dissolution, and the Confirmation Order will provide for the appointment of the Plan Administrator as the authorized signatory to execute on behalf of each Debtor any and all documents necessary to accomplish such dissolution.

                 IV. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

         A. JURISDICTION OF COURT. Until the Effective Date, the Court will retain jurisdiction over the Debtors and their Estates. Thereafter, jurisdiction of the Court will be limited to the subject matters set forth in Article XI of the Plan.

         B. BINDING EFFECT. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

         C. TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the latter of:
(1) Final Claims Resolution Date or (2) the Effective Date.

         D. RIGHTS OF ACTION. On the Effective Date, the Liquidating Trust will be deemed to have taken an assignment of, and will thereafter, retain and have the right to enforce any and all present or future rights, claims or Causes of Action, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims and Causes of Action. All present or future rights, claims or Causes of Action against any Person that existed prior to the Effective Date are preserved and are deemed assigned to the Liquidating Trust, including, without limitation, such claims, rights or Causes of Action identified in this Disclosure Statement. The Liquidating Trust may pursue, abandon, settle or release any or all such claims, rights or Causes of Action, as it deems appropriate.

    E.   DISCHARGE.

         1. Scope. Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order will discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in each of the Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors will be effective as to each Claim or Interest, regardless of whether a proof of Claim or Interest therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest will be precluded from asserting against any Debtor formerly obligated with respect to such Claim or Interest, or against such Debtor's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

         2. Injunction. Except as otherwise provided in the Plan or Confirmation Order, as of the Effective Date, all entities that hold a Claim that is discharged pursuant to Section 7.05(a) of the Plan or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (3) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; and (4) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property.

         3. Release of Collateral. Unless a particular Secured Claim is Reinstated or the holder thereof receives a return of its Collateral in respect of such Claim under the Plan: (i) each holder of: (A) a Secured Claim; and/or
(B) a Claim that is purportedly secured, will on or immediately before the Effective Date: (x) turn over and release to the Liquidating Trust any and all property that secures or purportedly secures such Claim; and (y) execute such documents and instruments as the Debtors or the Liquidating Trust requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property will revert to the Liquidating Trust free and clear of all Claims and Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind. No Distribution under the Plan will be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the Debtors or the Liquidating Trust such release of Liens. Any such holder that fails to execute and deliver such release of Liens within 180 days of the Effective Date will be deemed to have no further Claim and will not participate in any Distribution under the Plan. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim will not be required to execute and deliver such release of Liens until the time such Claim is Allowed or Disallowed.

         4. Cause of Action Injunction. On and after the Effective Date, for cause shown, (a) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of, or respecting, any Claim, debt, right or Cause of Action that the Liquidating Trustee retains sole and exclusive authority to pursue, and in accordance with the Liquidating Trust Agreement, and (b) all Persons other than the Liquidating Trust will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Causes of Action.

    F. PRESERVATION OF INSURANCE. The provisions of the Plan will not diminish or impair in any manner the enforceability and coverage of any insurance policies that may cover Claims against the Debtors or any other Person, including, without limitation, the D&O Insurance.

                             V. EXECUTORY CONTRACTS

    A. EXECUTORY CONTRACTS AND UNEXPIRED LEASES. As of the Effective Date, all executory contracts and unexpired leases of each Debtor will be deemed rejected by such Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by any of the Debtors before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" to be Filed by the Debtors as Exhibit E to the Plan on or before the Exhibit Filing Date; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of the Plan; (d) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

    B. CURE. At the election of the relevant Debtor, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan will be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding: (i) the amount of any cure payments; (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving assumption.

    C. REJECTION DAMAGES BAR DATE. If the rejection by any Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim will be forever barred and will not be enforceable against such Debtor or the Liquidating Trust or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, Liquidating Trustee and the Plan Administrator on or before the earlier of (i) the later of the applicable Bar Date or within thirty (30) days after the date of service of an order of the Court authorizing such rejection including this Confirmation Order, (ii) thirty
(30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Court, or (iii) such other period set by the Court.

    D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by any Debtor will be performed by the Liquidating Trust. Accordingly, such executory contracts, unexpired leases and other obligations will survive and remain unaffected by entry of the Confirmation Order.

                  VI. CONDITIONS TO CONFIRMATION AND OCCURRENCE
                                OF EFFECTIVE DATE

    A. CONDITIONS TO CONFIRMATION. The Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section 9.03 of the Plan, any one or more of the following conditions may be waived at any time by the Debtors with consent of each of the Unofficial Committees.

         1. The Disclosure Statement Order will have been entered and be a Final Order.

         2. The Confirmation Order will be in a form reasonably acceptable to the Debtors and each of the Unofficial Committees.

         3. The Compromise and Settlement and all other provisions embodied in the Plan will not have been modified.

    B. CONDITIONS TO OCCURRENCE OF EFFECTIVE DATE. The Effective Date for the Plan may not occur unless each of the conditions set forth in Section 9.02 of the Plan is satisfied. Except as provided in Section 9.03 of the Plan, any one or more of the following conditions may be waived at any time by the Debtors with the consent of each of the Unofficial Committees.

         1. The Confirmation Order which, inter, alia, approves the Compromise and Settlement will have been entered and be a Final Order.

         2. The Liquidating Trustee, the Liquidating Trust Committee, the Plan Administrator and the Plan Administration Committee each will have been properly nominated and appointed and each will have accepted to act in such capacity.

         3. The Liquidation Trust Agreement and the Plan Administration Agreement will be in a form acceptable to each of the Unofficial Committees.

    C. WAIVER OF CONDITIONS TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE. Each of the conditions to confirmation of the Plan or to the occurrence of the Effective Date is for the benefit of the Debtors. Other than the requirement that the Disclosure Statement Order and the Confirmation Order must be entered, the requirement that a particular condition be satisfied may be waived, as set forth in this Plan.

    D. EFFECT OF NONOCCURRENCE OF THE CONDITIONS TO OCCURRENCE OF EFFECTIVE DATE. If each of the conditions to the occurrence of the Effective Date have not been satisfied or duly waived on or before the date which is no later than the first Business Day after sixty (60) days after the Confirmation Order is entered, or by such later date as is approved, after notice and a hearing, by the Court, then upon motion by any party in interest made before the time that each of the conditions has been satisfied or duly waived, the Confirmation Order may be vacated by the Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order will not be vacated if each of the conditions to occurrence of the Effective Date is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to Section 9.04 of the Plan, the Plan will be null and void in all respects, and nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or Interests in, the Debtors; or (b) prejudice in any manner the rights of any of the Debtors or of any other party in interest, including, without limitation, the right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code.

          VII. CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN

    A. CONFIRMABILITY AND SEVERABILITY OF A PLAN. The Debtors, with the consent of each of the Unofficial Committees, reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor. The Debtors, with the consent of each of the Unofficial Committees, reserves the right to make non-substantive changes in the Plan, which changes may be necessary to facilitate the withdrawal of another Debtor from the Plan. Any such revocation or withdrawal by a Debtor (only with the consent of each of the Unofficial Committees) will not affect the Plan as the plan of reorganization of the other Debtors. If a Debtor revokes or withdraws from the Plan (only with the consent of each of the Unofficial Committees): (a) nothing contained in the Plan will be deemed to constitute a waiver or release of any Claims by or against such Debtor, or to prejudice in any manner the rights of such Debtor or any persons in any further proceedings involving such Debtor; and (b) any provisions of any Confirmation Order with respect to such Debtor will be null and void (and such Debtor will not be benefited by the Confirmation Order) and all such rights of or against such Debtor will exist as though the Plan had not been filed and no actions taken to effectuate it. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code will not limit or affect: (1) the confirmability of the Plan (only with the consent of each of the Unofficial Committees) as it applies to any other Debtor; or (2) the Debtors' ability to modify the Plan (only with the consent of each of the

Unofficial Committees), as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code. Each provision of the Plan will be considered separable and, if for any reason any provision or provisions in the Plan are determined to be invalid and contrary to any existing or future law, the balance of the Plan will be given effect without relation to the invalid provision.

    B. CRAMDOWN. Because certain impaired classes of creditors are deemed to reject the Plan, the Debtors will request the Bankruptcy Court to confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code only as to Classes 7 and 8.

                        VIII. ADMINISTRATIVE PROVISIONS

    A. RETENTION OF JURISDICTION. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court will retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

         1. Determination of the allowability of Claims upon objection to such Claims by Debtors or the Plan Administrator, as the case may be, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

         2. Determination of tax liability pursuant to section 505 of the Bankruptcy Code;

         3. Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors;

         4. Determination of requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy Code;

         5. Resolution of controversies and disputes regarding the interpretation of the Plan;

         6. Implementation of the provisions of the Plan and entry of Orders in aid of confirmation and consummation of the Plan, including, without limitation, appropriate Orders to protect the Debtors and their successors from actions by creditors and/or Interest holders of the Debtors or any of them and resolving disputes and controversies regarding property of the Estates, the Liquidating Trust, the Disputed Claims Reserve Trust or powers of the Liquidating Trustee and the Plan Administrator;

         7. Modification of the Plan pursuant to section 1127 of the Bankruptcy Code;

         8. Adjudication of any Causes of Action;

         9. Entry of a Final Order closing the Chapter 11 Cases.

    B. GOVERNING LAW. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply and except for Reinstated Secured Claims governed by another jurisdiction's law, the rights and obligations arising under the Plan will be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

    C. ADMINISTRATIVE BAR DATE.

         1. General Provisions. Except as provided in Section 11.03(b) of the Plan for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 11.03(c) for liabilities incurred by a Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 30 days after the Effective Date. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable Bar Date will be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or their respective property.

         2. Professionals. All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date (including compensation requested by any Professional or other entity for making a substantial contribution in any Case but excluding professionals retained pursuant to the Ordinary Course Professionals Orders) will File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Confirmation Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Confirmation Date. All compensation and reimbursement of expenses allowed by the Bankruptcy Court will be paid to the applicable Professional immediately thereafter. Each Professional that intends to seek payment for compensation or reimbursement of expenses from the Debtors (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) will provide the Debtors with a statement by no later than the Confirmation Date, of the amount of estimated unpaid fees and expenses that each such Professional has incurred or expects to incur through the Confirmation Date. The Debtors or the Liquidating Trustee, as the case may be, will establish a reserve in an appropriate amount for the payment of any such unpaid fees and expenses of such Professionals.

         3. Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of business, including, without limitation, Professionals retained pursuant to the Ordinary Course Professionals Orders, will not be required to File any request for payment of such Claims. Such Administrative Claims will be assumed and paid by the Liquidating Trust pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims or the Court.

         4. Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court on the Confirmation Date, will be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date will be paid in accordance with Article IV of the Plan.

    D. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTION. Each Debtor will be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

    E. LIMITATION OF LIABILITY. None of the Debtors, the Bank Group Committee, the Indenture Trustee, the Unofficial Noteholders' Committee (including the present and former members), their respective officers and directors, employees, agents (acting in such capacity), representatives nor any professional employed by any of them (collectively, the "Affected Parties") will have or incur any liability to any Person or entity for any action taken or omitted to be taken in connection with or related to (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the cases, the Plan, the Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan, and (ii) actions taken or omitted to be taken in connection with the Chapter 11 Cases or the operations of administration of the Debtors during the Chapter 11 Cases that arose out or relate to the period from the Petition Date through the Effective Date. Notwithstanding anything in
Section 11.05 of the Plan to the contrary, the provisions of such Section will
(i) not limit in any way whatsoever the liability of any Person or entity that would otherwise result from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence, willful misconduct, or breach of fiduciary duty; (ii) be of no force or effect as to the Liquidating Trustee including, without limitation, his power and authority to investigate, commence and prosecute Causes of Action, if any, against any of the Affected Parties and no Affected Party will be entitled to rely upon or assert Section 11.05 of the Plan as a defense to any such Causes of Action brought by the Liquidating Trustee; (iii) not effect the rights of any party-in-interest pursuant to Section 11.03(b) of the Plan. If Section 11.05 of the Plan is deemed in any way to limit, impair, or constitute a defense to any such Causes of Action brought by the Liquidating Trustee, such portion or all of
Section 11.05 of the Plan will be deemed null and void and of no force and effect.

    F. AMENDMENTS Preconfirmation Amendment. The Debtors, with the consent of each of the Unofficial Committees, may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements of Section 1125, among others.

         2. Post-confirmation Amendment Not Requiring Resolicitation. After the entry of the Confirmation Order, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification will not materially and adversely affect the interests, rights, treatment, or Distributions of any Class under the Plan.

         3. Post-confirmation Amendment Requiring Resolicitation. After the Confirmation Date and before the Effective Date of the Plan, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements;
(ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims voting in each class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

    G. SUCCESSORS AND ASSIGNS. The rights, benefits, and obligations of any Person named or referred to in the Plan will be binding upon, and will inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

                          IX. ESTIMATED DISTRIBUTIONS

         Class 5 Claims consist of Bank Group Claims, Senior Note Claims and General Unsecured Claims. As discussed, holders of Class 5 Claims will receive an Initial Distribution of Cash on the Effective Date, and subsequent distributions thereafter as the Trust Assets are liquidated. No estimate can be made at this time as to the actual timing and amount of such subsequent distributions. The timing and amount of such subsequent distributions will be determined by the Liquidating Trustee.

         For purposes of this recovery analysis, the recovery to holders of Class 5 Claims has been calculated based on the Initial Distribution and relatively liquid Trust Assets that are projected to be collected within the 5-year Projection Period, as detailed in the Financial Projections included in
Article X. Because of the highly volatile and speculative nature of the ESR cash flows, no certain estimate can be made at this time as to the cash flow that will ultimately be collected from the ESRs. While certain projected ESR cash flows have been included in the attached Projections, the book value of the ESRs has not been included in the percentage recovery to holders of Class 5 Claims shown here because the actual cash flow may differ materially from the book value. Furthermore, no value has been ascribed to other assets that the Liquidating Trust will hold, such as Causes of Action and recoveries from Empire Funding Corporation, among others, as the recoverable value of these assets is highly uncertain.

         While CFN has attempted to illustrate recoverable values for these assets, actual distributions to holders of Class 5 Claims will be reduced by operating expenses of the Liquidating Trust, which are estimated to be approximately $1.5 million per year.

         As further discussed in the Plan, to the extent that there are Disputed Claims as of the Effective Date, funds will be withheld from the Initial Distribution and held in a Disputed Claims Reserve Trust until the Disputed Claims are resolved. Therefore, the actual amount of cash distributed as of the Effective Date may be lower than the Initial Distribution amount shown below.

($ millions)                                                                  ESTIMATED VALUE
                                                                              ---------------
INITIAL DISTRIBUTION
Projected Cash Balance as of December 31, 2000                                      $112.2
      Less: Estimated Priority & Administrative Expenses                               6.1
      Less:  Cash to Capitalize the Liquidating Trust                                  5.0
                                                                              ---------------
Estimated Initial Distribution to Holders of Class 5 Claims                          101.1

                                       57

TRUST ASSETS PROJECTED TO BE FULLY COLLECTED WITHIN PROJECTION PERIOD
---------------------------------------------------------------------
      Servicing Advances                                                              48.5
      Prepayment Penalties & Deferred Servicing Fees                                  10.3
                                                                              ---------------
Subtotal "Liquid" Trust Assets                                                        58.8

TRUST ASSETS NOT PROJECTED TO BE FULLY COLLECTED WITHIN
PROJECTION PERIOD ESRs                                                               257.7
----------------------                                                        ---------------
Total Trust Assets(18)                                                               316.5
                                                                              ---------------
Estimated Claims in Class 5                                                       $1,052.5
Estimated Recovery From Initial Distribution                                           9.6%
Estimated Recovery From "Liquid" Trust Assets                                          5.6%
Estimated Recovery From ESRs                                                         NA(19)
                                                                              ---------------
Total Estimable Recovery to Class 5 Creditors                                         15.2%

THE VALUES OF THE TRUST ASSETS SHOWN ABOVE REPRESENT ESTIMATED VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS FOR THE LIQUIDATING TRUST UNITS. SUCH TRADING VALUES COULD BE MATERIALLY DIFFERENT FROM THE VALUES ASSOCIATED WITH THIS RECOVERY ANALYSIS.

THE CLAIMS ESTIMATES AND RECOVERIES ON ACCOUNT OF SUCH CLAIMS ARE THE DEBTORS BEST ESTIMATES BASED UPON AVAILABLE ESTIMATES AS OF SUCH DATES. THE DEBTORS CONTINUE TO EXAMINE CLAIMS AND INFORMATION CONTAINED IN THEIR BOOKS AND RECORDS. AS A RESULT, THE NUMBERS CONTAINED IN THIS DISCLOSURE STATEMENT MAY BE SUBJECT TO MATERIAL CHANGE.

                            X. FINANCIAL PROJECTIONS

    A. RESPONSIBILITY FOR AND PURPOSE OF THE PROJECTIONS.

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management has, through the development of financial projections (the "Projections"), analyzed the ability of the Debtors to meet its obligations under the Plan while maintaining sufficient liquidity and capital resources to avoid a subsequent financial restructuring. The Projections were also prepared to assist each holder of a Class 5 Claim in determining whether to accept or reject the Plan.

--------------
         18 Excludes restricted cash held in reserve for potential claims from MBIA and Greenwich.

         19 Not estimable at this time.

         The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in the Debtors' Annual Report on Form 10-K for the fiscal year ended March 31, 1999, and the Debtors' Quarterly Report on Form 10-Q for the period ended December 31, 1999. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The assumptions about the cash flows of the reorganized Debtors after the assumed Effective Date which are utilized in the Projections were prepared in September 2000 and were based, in part, on economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact the ability of the Debtors to achieve the Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS' INDEPENDENT ACCOUNTANT, ARTHUR ANDERSEN, HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS OR ACCURACY THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

         THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO, (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF LIQUIDATING TRUST UNITS OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE

BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

         FINALLY, THE FOLLOWING PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE FAIR VALUE OF THE ASSETS OF THE REORGANIZED DEBTORS AND ITS ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. THE REORGANIZED DEBTORS WILL BE REQUIRED TO MAKE SUCH ESTIMATIONS AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

    B.   SUMMARY OF SIGNIFICANT ASSUMPTIONS.

         The Debtors have developed the Projections (summarized below) to assist creditors in their evaluation of the Plan and to analyze its feasibility. THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS DESCRIBED BELOW. ACTUAL RESULTS AND VALUES MAY AND WILL VARY FROM THOSE PROJECTED.

         1. Plan Terms and Consummation. The Projections assume an Effective Date of December 31, 2000 with Allowed Claims and Equity Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Equity Interests. If consummation of the Plan does not occur on or around December 31, 2000, additional bankruptcy expenses will be incurred until such time as a plan of reorganization is confirmed. These expenses could significantly impact the Debtors' results of operations and cash flows.

         2. Assumptions Preceding the Effective Date. As a basis for the Projections, management has estimated the operating results for the period of time leading up to the Effective Date. Specifically, it has been assumed that prior to the Effective Date, the sale of the CMC origination business to Avatar Acquisition, L.L.C. will have been consummated. The reorganized Debtors will have no ongoing business operations after the Effective Date, and will be reorganized on the Effective Date as a Liquidating Trust.

         The Projections assume that all of CFN's receivables held for sale, which represent its remaining loan inventory, will be sold prior to emergence from Chapter 11. The majority of these loans are expected to be sold at or near book value; however, some loans are projected to be sold at a substantial discount due to document defects or other problems relating to the loans.

         Cash income prior to the Effective Date consists primarily of the projected receipt of ESR cash flow, prepayment penalties, and servicing advances. The Debtors also project that it will continue to generate some income from its origination activities through the expected date of the sale to Avatar Acquisition, L.L.C. on November 30, 2000. Expenses prior to the Effective Date include corporate general and administrative expenses, continuing expenses relating to the servicing and origination businesses, professional fees and other bankruptcy-related expenses.

         3. General Economic Conditions. The Projections were prepared assuming that economic conditions do not differ significantly over the next five years from current economic conditions.

         4. Income. The reorganized Debtors will have three primary sources of income:

o ESR Cash Flow: ESR cash flow has been projected based on numerous assumptions, including future interest rates, delinquencies, realized losses, and prepayment speeds associated with the mortgage loans underlying the ESRs. These assumptions are consistent with the Company's recent experience and historical valuation methodology. However, ESR cash flows are extremely volatile and can be affected by, among other things, servicing practices, Liquidating Trust management decisions, and general economic conditions, all of which are uncertain. Because the residuals are long-term assets, many of which are not producing current cash flow, management expects that the majority of the ESR cash flow will be received after the end of the projection period. It is projected that the Liquidating Trust will collect approximately $158 million in ESR cash flow over the projection period, and that it will have a $190 million asset remaining at the end of the projection period. This remaining asset is expected to be collected over as many as 20 years after the end of the projection period.

o Collection of Servicing Advances: Servicing advances made by the Debtors prior to the sale of the servicing business to Fairbanks will be collected by Fairbanks over time and remitted to the Liquidating Trust. To the extent that Fairbanks collects greater than 80% of these advances, Fairbanks will share in 20% of the remaining collections. The projections assume that approximately $49 million in servicing advances will be remitted to the Company over the projection period. CFN does not expect to receive any additional servicing advances after the end of the 5-year projection period.

o Collection of Prepayment Penalties and Deferred Servicing Fees: According to the terms of the Fairbanks Asset Purchase Agreement, CFN is entitled to receive all prepayment penalties relating to CFN loans that are collected by Fairbanks. CFN estimates that it will receive approximately $12 million in prepayment penalties over the projection period, with the majority being collected in the first 18 months, based on the assumed prepayment characteristics of the portfolio. CFN is also entitled to receive 50% of the deferred servicing fees outstanding at the time of the sale to Fairbanks, which it estimates will be approximately $4 million, as they are collected. CFN does not expect to receive any additional prepayment penalties or deferred servicing fees after the end of the 5-year projection period.

         5. Expenses. As a liquidating trust, the reorganized Debtors will have no ongoing business expenses after emergence from Chapter 11. Management has estimated that the reorganized Debtors will incur management fees of $1.5 million per year. These expenses include the costs of Liquidating Trust management, back office operations, audit and accounting fees, and board of trustees expenses.

         6. Income Taxes. The Projections assume that, as a trust, the reorganized Debtors will not incur any corporate tax obligations.

         7. Distributions to creditors. The Projections assume that all available cash after payment of priority and administrative claims, excluding cash required for the operation of the Liquidating Trust, will be distributed to general unsecured creditors on the Effective Date in accordance with the Plan. It has been estimated that $5 million in cash will be required to remain in the trust as initial capitalization. No further cash distributions are assumed for purposes of the Projections, although the Liquidating Trustee will make distributions at least annually in accordance with the Plan.

         8. Other. The Projections do not include proceeds for claims of CFN, including preference and fraudulent transfer claims and contract and tort claims not arising under the Bankruptcy Code. Although the Plan provides for reservation and assignment to the Liquidating Trust of all such claims, CFN has not concluded its analysis of possible claims it may bring and believes that any estimate of proceeds of those claims at this time would not be meaningful. For the same reason, the Projections also do not include any expenses the Liquidating Trust may incur in pursuing those claims, which would reduce cash available for payment to creditors to the extent the expenses exceed the proceeds of pursuing those claims. Amounts that the Liquidating Trust recovers from such claims, net of expenses, will increase the amount available for distributions.

    C. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

Except for historical information, statements contained in this Disclosure Statement and incorporated by reference, including the Projections in this section, may be considered "forward-looking statements" within the meaning of federal securities law. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, general economic and business conditions, particularly as they may affect prepayment rates and loss rates on the Debtors' securitized loans, the ability of Fairbanks to continue to service CFN's loans, and the ability of the Debtors to sell receivables at currently expected prices. For additional information about the Debtors and relevant risk factors, see Section XII, Certain Risk Factors To Be Considered.

    D. FINANCIAL PROJECTIONS.

The financial projections prepared by management are summarized in the following tables. Specifically, the attached tables include:

a.  Pro-forma Reorganized CFN's balance sheet at December 31, 2000.

b. Projected balance sheets for fiscal years ending in March 2001, 2002, 2003, 2004 and 2005.

c. Projected income statements for fiscal years ending in March 2001, 2002, 2003, 2004 and 2005.

d. Projected statements of cash flow for fiscal years ending in March 2001, 2002, 2003, 2004 and 2005.

                              CONTIFINANCIAL CORP.
                       PRO-FORMA REORGANIZED BALANCE SHEET
                                DECEMBER 31, 2000

                                   (Unaudited)
                                 (In thousands)

                                                           ESTIMATED                             RESTATED
ASSETS                                                 DECEMBER 31, 2000   POR ADJUSTMENTS   DECEMBER 31, 2000
------                                                 -----------------   ---------------   -----------------
   Cash                                                   $112,178            $(107,178)          $5,000
   Restricted cash                                          10,064                    -           10,064
   Servicing advances                                       48,511                    -           48,511
   Other receivables                                        11,079              (11,079)               -
   ESRs                                                    257,718                    -          257,718
   Prepayment penalties & deferred servicing fees           10,267                    -           10,267
   Net property, plant & equipment                           4,102               (4,102)               -
   Other assets                                             12,126              (12,126)               -
                                                         ---------            ---------         --------
Total Assets                                             $ 466,045            $(134,485)        $331,560
                                                         =========            =========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable                                        3,502               (3,502)               -
     Liabilities subject to compromise                   1,052,504           (1,052,504) (a)           -
                                                         ---------            ---------         --------
   Total Liabilities                                     1,056,006            1,056,006                -


Common stock                                                   477              331,083 (b)      331,560
Additional paid in capital                                 396,287             (396,287)               -
Retained earnings (deficit)                               (961,516)             961,516                -
Treasury stock                                             (25,209)              25,209                -
                                                         ---------            ---------         --------
   Total Stockholders Equity (deficit)                    (589,961)             921,521          331,560
                                                         ---------            ---------         --------
Total Liabilities and Stockholders' Equity                $466,045            $(134,485)        $331,560
                                                         =========            =========         ========

NOTES TO PRO-FORMA REORGANIZED BALANCE SHEET
--------------------------------------------

(a) The Plan provides for, among other things, a deleveraging of CFN through an exchange of all of the general unsecured claims for Liquidating Trust Units. This amount represents primarily the forgiveness of such obligations.

(b) For the purposes of this presentation, book values have been assumed to equal fair values except for specific items in which quantifiable data is currently available. The amount of shareholders' equity in the reorganized balance sheet is not an estimate of the trading value of the Liquidating Trust Units after confirmation of the Plan, which value is subject to many uncertainties and cannot be reasonably estimated at this time. CFN does not make any representation as to the trading value of Liquidating Trust Units to be issued pursuant to the Plan.

                           REORGANIZED CONTIFINANCIAL
                            PROJECTED BALANCE SHEETS
                      FISCAL YEAR ENDING 2001 THROUGH 2005

                                   (Unaudited)
                                 (In thousands)


                                                                           FISCAL YEAR ENDING
                                                     ------------------------------------------------------------------
ASSETS                                               MARCH 2001    MARCH 2002    MARCH 2003    MARCH 2004    MARCH 2005
                                                     ----------    ----------    ----------    ----------    ----------
   Cash                                                $11,844       $49,094       $86,778      $143,590      $208,517
   Restricted cash                                      10,064        11,000        11,000        11,000        11,000
   Servicing advances                                   44,721        28,425        14,250         4,184             -
   ESRs                                                260,890       265,106       263,213       235,321       190,449
   Prepayment penalties & deferred servicing fees        7,858         1,875           204             -             -
                                                      --------      --------      --------      --------      --------
Total Assets                                           335,377       355,499       375,445       394,094       409,965
                                                      ========      ========      ========      ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY

   Total Liabilities                                         -             -             -             -             -

Common stock                                           331,560       331,560       331,560       331,560       331,560
Additional paid in capital                                   -             -             -             -             -
Retained earnings (deficit)                              3,818        23,940        43,885        62,534        78,406
Treasury stock                                               -             -             -             -             -
                                                      --------      --------      --------      --------      --------
   Total Stockholders Equity (deficit)                 335,377       355,499       375,445       394,094       409,965
                                                      --------      --------      --------      --------      --------
Total Liabilities and Stockholders' Equity            $335,377      $355,499      $375,445      $394,094      $409,965
                                                      ========      ========      ========      ========      ========

                           REORGANIZED CONTIFINANCIAL
                           PROJECTED INCOME STATEMENTS
                         FISCAL YEARS 2001 THROUGH 2005

                                   (Unaudited)
                                 (In thousands)

                                                                               FISCAL YEAR ENDING
                                                    -----------------------------------------------------------------------
                                                    MARCH 2001       MARCH 2002     MARCH 2003    MARCH 2004     MARCH 2005
                                                    ----------       ----------     ----------    ----------     ----------
Servicing Fees and Prepayment Penalties               $26,284           $6,455         $1,756          $209        $     -
Origination Income                                      8,548                -              -             -              -
Interest Income                                        24,832           21,062         21,296        20,097         17,336
Other                                                      56               88             64            48             35
                                                     --------          -------        -------       -------        -------
TOTAL REVENUES                                         59,719           27,605         23,116        20,353         17,372

COST AND OPERATING EXPENSES
General and administrative expenses                    67,106            1,500          1,500         1,500          1,500
Depreciation and Amortization                          27,529            5,983          1,671           204              -
                                                     --------          -------        -------       -------        -------
   OPERATING (LOSS) INCOME                            (34,916)          20,122         19,945        18,649         15,872

Restructuring Expense                                  18,757                -              -             -              -
Interest expense                                       14,561                -              -             -              -
                                                     --------          -------        -------       -------        -------
   (LOSS) INCOME BEFORE INCOME TAXES                  (68,234)          20,122         19,945        18,649         15,872

Provision for income taxes                            (10,325)               -              -             -              -
                                                     --------          -------        -------       -------        -------
Net (Loss) Income                                    $(57,909)         $20,122        $19,945       $18,649        $15,872
                                                     ========          =======        =======       =======        =======

SUPPLEMENTAL DATA:


ESR Cash Flow                                          17,818           16,845         23,190        47,989         62,208

                           REORGANIZED CONTIFINANCIAL
                             STATEMENT OF CASH FLOWS
                         FISCAL YEARS 2001 THROUGH 2005

                                   (Unaudited)
                                 (In thousands)

                                                                       FISCAL YEAR ENDING
                                         -----------------------------------------------------------------------------
                                         MARCH 2001       MARCH 2002       MARCH 2003       MARCH 2004      MARCH 2005
                                         ----------       ----------       ----------       ----------      ----------
OPERATING ACTIVITIES
Net (loss) income                          $(57,909)         $20,122          $19,945          $18,649         $15,872
Adjustments to reconcile net (loss)
    income to net cash provided by
    (used for) operating activities:
Depreciation and amortization                27,529            5,983            1,671              204               -
Net Change in:
    ESR balance                              (1,993)          (4,217)           1,894           27,892          44,871
    Restricted cash                         (10,064)            (936)               -                -               -
    Net receivables held for sale            62,273                -                -                -               -
    Servicing Advances                       14,246           16,297           14,174           10,066           4,184
    Other receivables                         7,167                -                -                -               -
    Other assets                              9,239                -                -                -               -
    Accounts payable                        (48,375)
    Other                                     9,049                -                -                -               -
                                         ----------       ----------       ----------       ----------      ----------
NET CASH PROVIDED BY OPERATING
    ACTIVITIES                               11,162           37,249           37,684           56,812          64,927

INVESTING ACTIVITIES
Sale of PP&E                                  4,800                -                -                -               -
                                         ----------       ----------       ----------       ----------      ----------
    NET CASH USED IN INVESTING
    ACTIVITIES                                4,800                -                -                -               -

FINANCING ACTIVITIES
Warehouse facility                           (3,614)               -                -                -             -
Liabilities Subject to Compromise            (4,374)               -                -                -             -
Other                                            24                -                -                -               -
                                         ----------       ----------       ----------       ----------      ----------
NET CASH (USED) PROVIDED BY
    FINANCING ACTIVITIES                     (7,964)               -                -                -             -
PAYMENTS PURSUANT TO POR                   (107,178)
CHANGE IN CASH AND CASH EQUIVALENTS         (99,181)          37,249           37,684           56,812          64,927

CASH AND CASH EQUIVALENTS AT
    BEGINNING OF PERIOD                     111,025           11,844           49,094           86,778         143,590
                                         ----------       ----------       ----------       ----------      ----------
CASH AND CASH EQUIVALENTS AT END OF
    PERIOD                                  $11,844          $49,094          $86,778         $143,590        $208,517
                                         ==========       ==========       ==========       ==========      ==========

               XI. VOTING REQUIREMENTS, ACCEPTANCE, CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

    A.   GENERAL.

         To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtors, including that: (i) the Plan classifies Claims and Interests in a permissible manner; (ii) the Plan complies with the applicable provisions of the Bankruptcy Code; (iii) the Debtors comply with the applicable provisions of the Bankruptcy Code; (iv) the Debtors have proposed the Plan in good faith and not by any means forbidden by law; (v) the disclosure required by section 1125 of the Bankruptcy Code has been made; (vi) the Plan has been accepted by the requisite votes of holders of Claims or Interests (except to the extent that "cram-down" is available under section 1129(b) of the Bankruptcy Code (see below discussion on "Cram-down," Section G), (vii) the Plan is feasible and Confirmation will not likely be followed by the liquidation or the need for further financial reorganization of the Debtors; (viii) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing to such holders on account of their Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan (see Section I entitled "Best Interests of Creditors"); (ix) all fees and expenses payable under 28 U.S.C. ss. 1930 (relating to bankruptcy fees payable to the clerk of the Bankruptcy Court and the office of the United States Trustee) have been paid or the Plan provides for the payment of such fees on the Effective Date; (x) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to section 1114 of the Bankruptcy Code, for the duration of the period that the Debtors have obligated themselves to provide such benefits; and (xi) the Plan proponents must have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors or a successor to the Debtors under the Plan, and the appointment to or continuance in such office by such individual must be consistent with public policy.

         The Debtors believe that the Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code. Certain of these requirements are discussed in more detail below. The Debtors have proposed the Plan in good faith.

    B.   ELIGIBILITY TO VOTE.

         Pursuant to the Bankruptcy Code, only classes of claims against or equity interests of a debtor that are "impaired" (within the meaning of section 1124 of the Bankruptcy Code) under the terms and provisions of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity or by payment in full in cash. Classes of claims and interests that are not impaired are not entitled to vote on a plan and, under section 1126(f) of the Bankruptcy Code, are conclusively presumed to have accepted a plan. Therefore, holders of such unimpaired classes are not being solicited. In addition, under section 1126(g), classes of claims and interests that receive no distributions are deemed to have rejected the Plan and the votes of such holders will not be solicited. See "Summary of Classification and Treatment of Claims and Equity Interest under the Plan" for a summary of the classification and treatment of Claims and Interests under the Plan, as well as a designation of whether each Class is impaired or unimpaired.

         The holder of a Claim in Class 5 is entitled to vote to accept or reject the Plan if (a) such claim is a Bank Group Claim, Senior Notes Claim or General Unsecured Claim, (b) such holder's Claim has been scheduled by the Debtors and such Claim is not scheduled as disputed, contingent or unliquidated, or (c) such holder has filed a proof of claim on or before September 14, 2000, pursuant to section 502(a) of the Bankruptcy Code, Bankruptcy Rule 3003 and the Bar Date Order, except where the Debtors have specifically agreed to a late filed proof of claim. Any Claim in the aforesaid Class as to which an objection has been filed and has not been withdrawn or dismissed is not entitled to vote unless the Bankruptcy Court, pursuant to Bankruptcy Rule 3018(a) and upon application of the holder whose Claim has been objected to, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper solely for the purpose of accepting or rejecting the Plan.

         A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

    C.   ESTIMATION AND TEMPORARY ALLOWANCE OF CLAIMS.

         Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting and other purposes. The Debtors or holders of particular Claims may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain Disputed Claims.

    D.   ACCEPTANCE REQUIREMENTS.

         The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by creditors that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims of such class who actually vote for acceptance or rejection of a plan. The vote of a holder of a claim may be disregarded if the bankruptcy court determines, after notice and a hearing, that the acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

    E.   TRANSMISSION OF BALLOTS.

         All record holders of undisputed Claims which are impaired (including any Claims that are temporarily Allowed for voting purposes) as of the date the order approving this Disclosure Statement was entered by the Bankruptcy Court are entitled to vote to accept or reject the Plan and may do so by completing the appropriate ballot which is enclosed with this Disclosure Statement. In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of your Claim for voting purposes (if your Claim is a Disputed Claim, this amount may not be the amount ultimately allowed for purposes of distributions under the Plan) and the Debtor and Class to which your Claim relates. PLEASE CAREFULLY FOLLOW THE INSTRUCTIONS ACCOMPANYING THE ENCLOSED BALLOT, AS DESCRIBED IN THE INTRODUCTION, SECTION E OF THIS DISCLOSURE STATEMENT.

VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS FOR A PARTICULAR DEBTOR, OR AGAINST MORE THAN ONE DEBTOR, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE SIGN, AND RETURN EACH BALLOT THAT YOU RECEIVE.

    F.   ACCEPTANCES REQUIRED FROM IMPAIRED CLASSES.

         In order for a plan to be confirmed without resort to the "cram-down" provisions of the Bankruptcy Code, each Class of "impaired" Claims and Interests must be determined to have accepted the Plan. As previously mentioned, each Class of "impaired" Claims and Interests will be determined to have accepted the Plan if Creditors and Interest holders who actually vote, accept the plan by votes (i) representing at least two-thirds in amount of Allowed Claims or Interests in such impaired Class and (ii) more than one-half in number of Allowed Claims in such Class.

         The holders of Class 5 Claims are "impaired" under the Plan, and the Debtors are soliciting acceptances for the Plan from the holders of Class 5 Claims. The holder of Claims in Classes 7 and Equity Interests in Class 8 will receive no distribution under the Plan and, therefore, are deemed to reject the Plan.

         All other Classes are unimpaired under the Plan (Classes 1a, 1b, 2a, 2b, 3, 4 and 6) and are deemed to have accepted the Plan.

    G.   CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES ("CRAM-DOWN").

         In the event that a plan otherwise satisfies the Bankruptcy Code's requirements for confirmation, but one or more classes of Claims or Interests votes to reject the Plan, a debtor has the right to seek confirmation of its plan under the "cram-down" provisions of the Bankruptcy Code. The Debtors intend to exercise their right to "cram-down" the Plan.

         The Bankruptcy Court can "cram-down" the Plan at the Debtors' request only if at least one impaired Class of Claims, the Class 5 Claims (excluding the votes of insiders) has accepted the Plan and all other requirements of section 1129(a) of the Bankruptcy Code are satisfied.

         In addition, the Bankruptcy Court must find that, as to each impaired Class that has not accepted the Plan, the Plan does not "discriminate unfairly" and is "fair and equitable" with respect to such non-accepting Class. Because Classes 7 and 8 are deemed to have rejected the Plan, the Bankruptcy Court will have to determine at the Confirmation Hearing whether the

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Plan is fair and equitable to, and does not discriminate unfairly against,
Classes 7 and 8 and any rejecting impaired Class of Claims.

         A plan does not "discriminate unfairly" within the meaning of the Bankruptcy Code if the dissenting class will receive value relatively equal to the value given to all other similarly situated classes.

         A plan of reorganization is "fair and equitable" within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or interests.

         A plan is "fair and equitable" as to a class of secured claims that rejects a plan if the plan provides (a)(i) that the holders of claims included in the rejecting class retain the liens securing those claims whether the property subject to those liens is retained by the debtors or transferred to another entity, to the extent of the allowed amount of such claims, and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, equal to at least the value of the holder's interest in the estate's interest in such property; or (b) for the realization by such holders of the indubitable equivalent of such claims.

         If a class of unsecured claims rejects a plan, the plan may still be confirmed as long as the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim, or (b) that the holder of any claim or any interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

         If a class of interests rejects a plan, the plan may still be confirmed as long as the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest, or (b) that the holder of any interest that is junior to the interest of such class will not receive or retain under the plan on account of such junior interest any property at all.

         Holders of Claims in Classes 7 and Equity Interests in Class 8 will not receive or retain any property under the Plan, and are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, the Debtors intend to seek confirmation of the Plan pursuant to the "cram-down" provisions of section 1129(b) of the Bankruptcy Code. The Debtors further believe that the Plan satisfies the requirements of section 1129(b) since no claim or interest that is junior to the aforementioned classes will receive any property under the Plan.

    H.   FEASIBILITY OF THE PLAN.

         In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11), which means that

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confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. As discussed, the Debtors believe that the Plan is comparable to a liquidation and, therefore, no further restructuring will be necessary.

    I.   BEST INTERESTS OF CREDITORS.

         To confirm the Plan over the objections of dissenting holders of Claims and Interests, the Bankruptcy Court must also independently determine that the Plan is in the "best interests" of all dissenting holders of Claims and Interests impaired under the Plan. Under the "best interests" test, the Bankruptcy Court must find that the Plan provides to each dissenting holder of an impaired Claim or Interest a recovery of a value at least equal to the value, as of the Effective Date, of the distribution that each such holder would receive were the Debtors liquidated under chapter 7 of the Bankruptcy Code. Since it is the Debtor belief that the Plan is comparable to a liquidation, a liquidation under chapter 7 of the Bankruptcy Code would merely increase administrative costs in the form of chapter 7 trustee's fees and other professional fees.

         To calculate a chapter 7 trustee fees, section 326(a) of the Bankruptcy Code provides that such fee is calculated based on all moneys disbursed not to exceed 25 percent on the first $5,000 or less, 10 percent on any amount in excess of $5,000 but not in excess of $50,000, 5 percent on any amount in excess of $50,000 but not in excess of $1,000,000, and reasonable compensation not to exceed 3 percent of such moneys in excess of $1,000,000. Based on the Debtors financial projections, it is very likely that a chapter 7 trustee's fee will exceed $4,760,850. In addition to the chapter 7 trustee's fee, a chapter 7 trustee would require the assistance of other professionals and such professionals' fees would be in addition to the chapter 7 trustee's fee. The Debtors' believe the Plan is in the best interest of creditors and all creditors are receiving value greater than or at least equal to the value, as of the Effective Date, of the distribution that each such holder would receive were the Debtors liquidated under chapter 7 of the Bankruptcy Code.

                      XII. COMPLIANCE WITH SECURITIES LAWS

    A.   COMPLIANCE OF SECURITIES LAWS.

         Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from registration under the Securities Act of 1933, as amended (the "Securities Act") and state law. Under Section 1145, the issuance of the reorganization securities is exempt from registration if three principal requirements are satisfied: (1) the securities must be issued by a debtor, its successor, or an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a claim against the debtor or such affiliate, an interest in the debtor or such affiliate; and (3) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor or such affiliate; or "principally" in such exchange and "partly" for cash or property.

         1. Issuance of Liquidating Trust Units. The Debtors believe that the issuance of the Liquidating Trust Units under the Plan will satisfy the conditions listed above because: (a) the issuance of such securities are expressly contemplated under the Plan; (b) the recipients are holders of "Claims" against the Debtors; and (c) the recipients will obtain the Liquidating

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Trust Units in exchange for their pre-petition Claims. Accordingly, under section 1145 of the Bankruptcy Code, the issuance of Liquidating Trust Units under the Plan will be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee will take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

         2. Transferability. Upon issuance thereof, the beneficial interests represented by the Liquidating Trust Units will be transferable, subject to the conditions set forth in the Liquidating Trust Agreement. The Liquidating Trustee will not seek to have the Liquidating Trust Units listed on a nationally recognized stock exchange after the Effective Date.

                  XIII. CERTAIN RISK FACTORS TO BE CONSIDERED

         The holder of an impaired Claim should consider carefully the following risk factors as well as all of the other information contained in this Disclosure Statement, including the Plan and other Exhibits hereto, before deciding whether to vote to accept or reject the Plan.

         The formulation of a plan of reorganization is the principal purpose of a chapter 11 case. The Plan sets forth the means for satisfying the holders of Claims against the Debtors.

    A.   SETTLEMENTS EMBODIED IN THE PLAN

         The Plan contains various debtor-creditor and inter-creditor settlements that are reflected in the relative recoveries of the creditor groups and that are designed to achieve a global resolution of these Chapter 11 Cases. The Plan is premised upon settlement, rather than litigation of these disputes.

         The Plan represents, in effect, a linked series of concessions by creditors in separate classes of Claims. In proposing the Plan, the Debtors intend to offer a non-litigation alternative to creditors in the context of the reorganization of the Debtors.

         The Debtors believe that settlement of these disputes is the best way to ensure a prompt resolution of the Chapter 11 Cases. They further believe that although litigation may produce somewhat different absolute and relative recoveries from those embodied in the Plan, such litigation may not increase the values to be distributed under the Plan and may not be finally resolved for years, thus delaying distributions to creditors and will be costly to the Estates.

    B.   MATTERS AFFECTING TRADING

         There is no assurance that an active market will exist for trading the Liquidating Trust Units. No trading market currently exists for the Liquidating Trust Units.

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

         The Liquidating Trust Units will be issued pursuant to the Plan to holders of Class 5 Claims, some of whom may prefer to liquidate their Liquidating Trust Units rather than to hold them on a long-term basis. Accordingly, it is anticipated that the market, to the extent one exists, may be volatile. Moreover, while the Plan was developed based upon an estimated range of possible values of the price per unit of the Liquidating Trust Units, such valuation was not an estimate of the prices at which the Liquidating Trust Units may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market price that will prevail following the Effective Date.

         On the Effective Date, holders of Bank Group Claims and Senior Note Claims will be issued Liquidating Trust Units representing over 98% of such units based on the Debtors' estimate of Allowed Class 5 Claims. The issuance of substantial amounts of Liquidating Trust Units on the Effective Date may result in a low market price for the Liquidating Trust Units for some time following the Effective Date and may restrict the marketability of the Liquidating Trust Units. Sales of or offers to sell a substantial number of the shares of the Liquidating Trust Units could affect adversely the market for and price of the Liquidating Trust Units.

    C.   PROJECTED FINANCIAL INFORMATION

         The financial projections included in this Disclosure Statement are dependent upon (i) the approval of the sale of CMC's origination business to Avatar Acquisition, L.L.C., (ii) the outcome of potential litigation rights vested in these estates, and (iii) the ability of Fairbanks to service the mortgage loans in the securitizations effectively. The projections of future performance of the ESRs contained herein reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the rate mortgage loan defaults and mortgage prepayment for the securitizations, general business and economic conditions and other matters, most of which are beyond the control of the Liquidating Trust and Fairbanks and some of which may well not materialize. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of the Liquidating Trust. Therefore, the actual results achieved throughout the period covered by the projections will vary from the projected results. The variations may be material.

            XIV. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following discussion summarizes the material federal income tax consequences expected to result from the consummation of the Plan and the formation of the Liquidating Trust. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to, among others, the Debtors, the holders of Claims and the Liquidating Trust.

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

         The following summary is for general information only. The federal income tax consequences of the Plan and the formation and operation of the Liquidating Trust, as well as distributions from the Liquidating Trust, are complex and subject to significant uncertainties. This summary does not address foreign, state or local tax consequences of the Plan or the Liquidating Trust, nor does it purport to address all of the federal income tax consequences of the Plan or the Liquidating Trust. This summary also does not purport to address the federal income tax consequences of the Plan or the Liquidating Trust to taxpayers subject to special treatment under the federal income tax laws, such as broker-dealers, tax-exempt entities, financial institutions, insurance companies, S corporations, small business investment companies, mutual funds, regulated investment companies, foreign corporations, and non-resident alien individuals. EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE POTENTIAL FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN AND THE LIQUIDATING TRUST.

    A.   FEDERAL INCOME TAX CONSEQUENCES GENERALLY

         Upon the Effective Date of the Plan, the Debtors will transfer the Trust Assets which include, but are not limited to, Cash, ESRs, the stock of the Surviving Special Purpose Entities and Causes of Action to the Liquidating Trust for the benefit of certain holders of Claims (as more fully described in Section C below and in the Plan) (the "Transfer"). The Plan provides that the Transfer of the Trust Assets to the Liquidating Trust must be treated for all purposes of the Tax Code as a transfer of the Trust Assets to such holders followed by a transfer of the Trust Assets by such holders to the Liquidating Trust in exchange for Liquidating Trust Units. As soon as practicable following the Transfer of the Trust Assets to the Liquidating Trust, the Debtors will liquidate and dissolve in accordance with applicable State law.

    B.   FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

         1. Transfer of Trust Assets and Liquidation.

         The Debtors may realize federal taxable income as the result of (i) the Transfer to the extent the fair market value of the Trust Assets exceeds their adjusted tax basis, (ii) certain deferred and other intercompany items that will be recognized upon the Transfer, and/or (iii) the liquidation of the Debtors pursuant to the Plan. Any such income as the result of the Transfer may be offset by net operating losses ("NOLs") and NOL carryforwards as well as by other losses realized on the Transfer. Accordingly, the Debtors do not believe that the Transfer will result in any material tax liability.

         The Debtors believe that as of March 31, 2000, the NOLs and NOL carryforwards that are allocable to the Debtors amount to in excess of $100,000,000, and additional NOLs may be generated for the portion of the tax year ending March 31, 2001 that will precede the Effective Date. Any such NOLs, however, may be subject to audit and possible challenge by the IRS. The Debtors believe that, assuming the NOLs are not subject to a successful challenge by the IRS and assuming that a change of ownership does not occur under Section 382 of the Tax Code as a result of a worthless stock deduction by a 50-percent shareholder, the NOLs should be sufficient to offset the federal taxable income arising on the Effective Date (as described above). The

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Debtors believe, therefore, that they should not be subject to tax as determined under the regular federal income tax rules. The Debtors may be subject, however, to the alternative minimum tax ("AMT"). For purposes of computing alternative minimum taxable income ("AMTI"), NOL carryforwards may not offset more than 90% of the pre-NOL AMTI. The rate of corporate tax on AMTI is 20 percent. Thus, a corporation that has taxable income prior to taking into account its NOL carryforwards may be required to pay federal tax at an effective rate of at least 2 percent of its pre-NOL AMTI (10 percent of the 20 percent AMT rate), regardless of the aggregate amount of its NOL carryforwards.

         2. Cancellation of Indebtedness Income.

         Upon the Effective Date of the Plan, the Debtors will be discharged of their outstanding indebtedness to the extent such discharge is allowed by law and such indebtedness is not otherwise satisfied. As a result, the Debtors generally will realize cancellation of indebtedness ("COI") income to the extent that the Cash and fair market value of any property paid by the Debtors in return for the discharge of indebtedness is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of such indebtedness discharged thereby. Under Section 108(a) of the Tax Code, however, COI income will not be recognized if the COI income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case and the COI is granted by the court or is pursuant to a plan approved by the court. Accordingly, because the Debtors are under the jurisdiction of the Bankruptcy Court and the COI will be pursuant to the Bankruptcy Court's approval of the Plan, the Debtors should not be required to recognize any COI income realized as a result of the implementation of the Plan.

         Under Section 108(b) of the Tax Code, the Debtors will each be required to reduce certain tax attributes, including NOLs and NOL carryforwards, in an amount (subject to certain modifications) equal to the amount of COI income excluded from income as described in the preceding paragraph. Under the Tax Code, such tax attribute reduction occurs in the year after the determination of tax for the year which includes the Effective Date. Therefore, subject to the possible reduction or limitation discussed above, the NOLs of the Debtors should be available to offset income arising on or before the Effective Date (as described above in Section B.1 of this Article).

         Any reduction in tax attributes under Section 108(b) of the Tax Code appears to apply on a separate company basis even though the Debtors and certain other of their affiliates file a federal consolidated income tax return. Therefore, only Debtors realizing COI income should be required to reduce their tax attributes (including their NOLs). The IRS has held in private letter rulings that where a member of a consolidated group is permitted to exclude from income COI income pursuant to Section 108(a) of the Tax Code, such member is required to reduce only its own separate company tax attributes without having to reduce the tax attributes of any other member of the consolidated group. In a recent field service advice, however, the IRS ruled that a debtor member was required to treat all of a consolidated group's NOLs as a tax attribute of the debtor member subject to reduction under Section 108(b) of the Tax Code as a result of the exclusion of COI from income. Although such rulings and advice may not be relied upon by other taxpayers as binding authority, they do provide some indication of the IRS's position. Accordingly, either as a result of tax attribute reduction under Section 108(b) of the

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

Tax Code, the liquidation of the Debtors or the transfer of stock of the Surviving Special Purpose Entities, the NOLs of the Debtors and each of their affiliates may be eliminated or substantially limited in use and therefore effectively unavailable to the holders of Claims.

    C. FEDERAL INCOME TAX CONSEQUENCES TO CREDITORS WITH ALLOWED CLAIMS UPON EXCHANGE

         1. Allowed Class 5 Claims.

         (a) Gain or Loss Recognized. For federal income tax purposes, each holder of an Allowed Class 5 Claim generally should recognize gain or loss on the Transfer to the extent of the difference between (i) the sum of the amount of Cash received and the fair market value of the allocable share of the non-cash assets received by such holder and (ii) the adjusted tax basis of such holder's Allowed Claim. The amount of gain or loss of the holders of Allowed Class 5 Claims may be affected by subsequent distributions as the result of the disallowance of Disputed Claims in Class 5 as discussed in Section E of this Article below.

         (b) Determination of Fair Market Value. As described in Section A above, the Plan requires that the Transfer be treated for all purposes of the Tax Code as a transfer of the Trust Assets to the holders of Allowed Class 5 Claims followed by a transfer by such holders to the Liquidating Trust. As such, within 30 days of the Effective Date, the holders of Allowed Class 5 Claims will be notified by the Liquidating Trustee of the fair market value of the Assets as determined by the Liquidating Trust Committee. Pursuant to the Plan, such valuation will be used by all parties (including the Debtors, the Liquidating Trustee, the holders of the Allowed Class 5 Claims and the Plan Administrator) for all federal income tax purposes.

         (c) Character of Gain or Loss. The character of any gain or loss as capital or ordinary income or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including: (i) the nature and origin of the Claim (e.g., Claims arising in the ordinary course of a trade or business or made for investment purposes); (ii) the tax status of the holder of the Claim; (iii) whether the Claim is a capital asset in the hands of the holder; (iv) whether the Claim has been held by the holder for more than one year; (v) the extent to which the holder previously claimed a loss or a bad debt deduction with respect to the Claim; and (vi) the extent to which the holder acquired the Claim at a market discount.

         (d) Adjusted Tax Basis and Holding Period. Each holder of an Allowed Class 5 Claim will acquire a tax basis in its allocable share of the Trust Assets in the Liquidating Trust equal to the fair market value of such Trust Assets on the Effective Date (see Section C.1.(c) of this Article above). Such holder's holding period of the Trust Assets will begin on the day following the Effective Date.

         2. Other Allowed Claims.

         For federal income tax purposes, each holder of an Allowed Claim other than an Allowed Class 5 Claim generally should recognize gain or loss equal to the amount of any Cash received with respect to its Claim (other than for accrued but unpaid interest) less its adjusted tax basis in its Claim (other than for accrued but unpaid interest). The character of such gain or loss

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as long-term or short-term capital gain or loss or as ordinary income or loss will depend on a number of factors, including: (i) the nature and origin of the Claim (e.g., Claims arising in the ordinary course of a trade or business or made for investment purposes); (ii) the tax status of the holder of the Claim;
(iii) whether the Claim is a capital asset in the hands of the holder; (iv) whether the Claim has been held by the holder for more than one year; (v) the extent to which the holder previously claimed a loss or a bad debt deduction with respect to the Claim; and (vi) the extent to which the holder acquired the Claim at a market discount.

         3. Receipt of Interest.

         To the extent that a holder of a Claim receives any Cash or other property in respect of its Claims for interest, such holder generally will recognize interest income if such amounts have not already been included for federal income tax purposes in such holder's taxable income under its method of tax accounting. In the event that the amount of Cash and other property allocable to a Claim for interest is less than the amount previously included as interest on the Claim in the holder of a Claim's federal taxable income, the discharged portion of the interest may be deductible as an ordinary loss in the taxable year in which the Effective Date occurs (or, if later, the taxable year in which the Claim becomes Allowed).

    D.   FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATING TRUST

         1. Classification of the Liquidating Trust.

         The Liquidating Trust will be organized for the primary purpose of liquidating the Trust Assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Thus, the Liquidating Trust is intended to be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulation Section 301.7701-4(d). Under the Plan, all parties are required to treat the Liquidating Trust as a liquidating trust, subject to definitive guidance from the IRS. In light of the provisions of the Plan and the Liquidating Trust Agreement and assuming the parties act in accordance with such provisions, the Liquidating Trust should qualify as a liquidating trust. In general, a liquidating trust is not a separate taxable entity but rather is treated as a grantor trust, pursuant to Sections 671 et seq. of the Tax Code, owned by the persons who transfer assets to it. Because of certain provisions of the Liquidating Trust, the Liquidating Trust also should qualify as an "investment trust" within the meaning of Treasury Regulation Section 301.7701-4(c), which is similarly treated as a grantor trust for federal income tax purposes.

         No request for a ruling from the IRS will be sought on the classification of the Liquidating Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Liquidating Trust. If the IRS were to challenge successfully the classification of the Liquidating Trust as a grantor trust, the federal income tax consequences to the Liquidating Trust and the holders of Claims could vary from those discussed herein (including the potential for an entity-level tax).

         2. Transfer of Trust Assets to the Liquidating Trust by Holders of Allowed Class 5 Claims

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

         No additional gain or loss should be recognized by holders of the Allowed Class 5 Claims on their transfer of the Trust Assets to the Liquidating Trust or on their receipt of the Liquidating Trust Units. It is the intent of the Plan that the holders of Liquidating Trust Units be treated as the grantors and direct owners of undivided interests in the Trust Assets held by the Liquidating Trust.

         3. Allocation of Liquidating Trust Taxable Income and Loss and Disposition of Trust Assets

         Each holder of a Liquidating Trust Unit must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the Liquidating Trust. (None of the Debtors' NOLs (if any) will be available to reduce any income or gain of the Liquidating Trust.) Moreover, upon the sale or other disposition of any Trust Asset, each holder of a Liquidating Trust Unit must report on its federal income tax return its share of any gain or loss measured by the difference between (i) its share of the amount of Cash and/or the fair market value of any property received by the Liquidating Trust in exchange for the Trust Asset so sold or otherwise disposed of and (ii) such holder's adjusted tax basis in its share of such Trust Asset. The character of any such gain or loss to any such holder will be determined as if such holder itself had directly sold or otherwise disposed of the Trust Asset. The character of items of income, gain, loss, deduction and credit to any holder of a Liquidating Trust Unit, and the ability of such holder to benefit from any deductions or losses, may depend on the particular circumstances or status of such holder.

         As a grantor trust, each holder of a Liquidating Trust Unit has an obligation to report its share of the Liquidating Trust's tax items (including gain on the sale or other disposition of a Trust Asset) which is not dependent on the distribution of any Cash or other Trust Assets by the Liquidating Trust. Accordingly, a holder of a Liquidating Trust Unit may incur a tax liability as a result of owning a share of the Trust Assets, regardless of whether the Liquidating Trust distributes Cash or other Trust Assets. Although, the Liquidating Trust provides that it will generally make at least quarterly Distributions of Cash, due to the Liquidating Trust's requirement to maintain certain reserves that may under certain circumstances limit or preclude current Cash Distributions, and due to possible differences in the timing of income on, and the receipt of Cash from, the ESRs and other Trust Assets, a holder of a Liquidating Trust Unit may, in certain years, report and pay tax on a greater amount of income than the amount of Cash received by such holder in such year.

         4. Liquidating Trust Tax Reporting.

         The Liquidating Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury regulation Section 1.671-4(a) that will include information concerning certain items relating to the holding or liquidation of the Trust Assets (e.g., income, gain, loss, deduction and credit). Each holder of a Liquidating Trust Unit will receive a copy of such information returns and must report on its federal income tax return its share of all such items. The information provided by the Liquidating Trust will pertain to holders of Liquidating Trust Units who received their Liquidating Trust Units in connection with the Plan; transferees of Liquidating Trust Units will be required to determine for themselves whether they should report a different amount of income, gain, loss, deduction and credit.

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

    E.   DISPUTED CLAIMS RESERVE TRUST

         1. Disputed Claims in Class 5.

         On the Effective Date, or as soon thereafter as practicable, the Liquidating Trust will issue a certain amount of Liquidating Trust Units that will be held apart from the Liquidating Trust in the Disputed Claims Reserve Trust in respect of Disputed Claims in Class 5 and the Debtors will transfer a fixed amount of Cash to the Disputed Claims Reserve Trust. The Liquidating Trust's taxable income, gain, loss, deduction and credit will be allocated to the Liquidating Trust Units held in the Disputed Claims Reserve Trust in the same manner as Liquidating Trust taxable income, gain, loss, deduction and credit allocated to other holders of Liquidating Trust Units. The federal income tax treatment with respect to disputed claims held by such a reserve is unclear. Subject to definitive guidance, the Plan requires that the Plan Administrator, on behalf of the holders of the Disputed Claims in Class 5 whose Liquidating Trust Units and Cash will be held by the Disputed Claims Reserve Trust, pay tax on net income allocable to such Liquidating Trust Units at the highest marginal tax rate applicable to trusts while the Dispute Claims Reserve Trust holds Cash and Liquidating Trust Units. The IRS might assert, however, that any such income is allocable to the holders of the Allowed Class 5 Claims or otherwise. If the IRS were successful with this argument, the Plan Administrator should be able to file a claim for a refund for taxes paid by the Disputed Claims Reserve Trust with respect to such income, barring the lapse of the applicable statute of limitations period.

         To the extent a Disputed Claim in Class 5 is Disallowed, the interests of the holders of the Allowed Class 5 Claims would be affected. In this regard, the disallowance of a Disputed Claim in Class 5 would be treated as an additional distribution of Trust Assets to holders of Allowed Class 5 Claims at such time that should increase the income or the gain (or decrease the loss) recognized by such holders on a Distribution as well as increase the holder's tax basis in its allocable share of each Trust Asset in the Liquidating Trust. To the extent a Disputed Claim in Class 5 becomes an Allowed Claim, the federal income tax consequences to the holder of such a Claim should generally be the same as the consequences to holders of Allowed Class 5 Claims described above in Section C. Further, such holder's recognition of gain or loss resulting from the exchange of a Claim for the Trust Assets should not occur until the date the Disputed Claim in Class 5 becomes an Allowed Class 5 Claim. EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ALLOWANCE OR DISALLOWANCE OF A CLASS 5 CLAIM.

         2. Other Disputed Claims.

         On the Effective Date, the Liquidating Trust will transfer Cash to the Disputed Claims Reserve Trust in respect of Disputed Claims other than Class 5 Claims ("Other Disputed Claims"). The federal income tax treatment with respect to such Other Disputed Claims is unclear. Subject to definitive guidance, the Plan requires that the Plan Administrator pay tax on net income allocable to the Disputed Claims Reserve Trust at the highest tax rate applicable to trusts while the Disputed Claims Reserve Trust holds Cash on account of such Other Disputed Claims. The IRS might assert, however, that any such income is allocable to the holders of

Allowed Claims or otherwise. If the IRS were successful with this argument, the Plan Administrator should be able to file a claim for a refund for taxes paid by the Disputed Claims Reserve Trust with respect to such income, barring the lapse of the applicable statute of limitations period.

    E.   WITHHOLDING AND REPORTING

         The Debtors and, after the Effective Date, the Liquidating Trust and the Disputed Claims Reserve Trust, will withhold all amounts required by law to be withheld from payments to holders of Allowed Claims or holders of Liquidating Trust Units, as applicable. For example, under federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to backup withholding at a 31% rate. Backup withholding generally applies only if the holder (i) fails to furnish its social security number or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN;
(iii) fails properly to report interest or dividends; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in overpayment of tax. Certain persons are exempt from backup withholding, including corporations and financial institutions.

                  XV. ALTERNATIVES TO CONFIRMATION OF THE PLAN

         The Debtors believe that the Plan affords the holders of Claims the potential for the greatest realization on the Debtors' assets and, thus, is in the best interests of such holders. If the Plan is not confirmed, however, alternatives include (a) alternative plans of reorganization or (b) liquidation of the Debtors under chapter 7 or chapter 11. As discussed, the Debtors believe that the Plan is comparable to a liquidation without the increased costs associated with the appointment of a trustee under chapters 7 or 11.

                    XVI. ALTERNATIVE PLANS OF REORGANIZATION

         If the Plan is not confirmed, the Debtors or, if the Bankruptcy Court did not grant further extensions of the Debtors' exclusive period in which to solicit votes for a plan of reorganization, any other party-in-interest in the Chapter 11 Cases could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' businesses, or an orderly liquidation of its assets or a combination of both. The Debtors do not believe that an alternative plan could provide greater recoveries than those provided in the Plan. Moreover, the filing of alternative plans would result in additional costs in administering the Chapter 11 Cases and significant delays in making distributions.

                           XVII. CONFIRMATION HEARING

         By order of the court dated November 10, 2000, the Confirmation Hearing has been scheduled for December 19, 2000 at 11:00 a.m. Eastern Time, before the Honorable Arthur J. Gonzalez, in the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement made at the

Confirmation Hearing or any adjourned hearing. Any objection to confirmation must be made in writing, filed with the Clerk of the Bankruptcy Court and served upon the following parties, together with proof of service thereof, so as to be ACTUALLY RECEIVED on or before December 13, 2000 at 5:00 p.m. (Eastern Time):

                  For the Debtors

                  ContiFinancial Corporation
                  277 Park Avenue
                  New York, New York  10172
                  (212) 208-2800
                  Attn: Alan H. Fishman

                  with copies to:

                  Dewey Ballantine LLP
                  Attorneys for the Debtors
                  1301 Avenue of the Americas
                  New York, New York  10019-6092
                  (212) 259-8000
                  Attn: Richard S. Miller, Esq.

                  Togut, Segal & Segal LLP
                  Attorneys for the Debtors
                  One Penn Plaza
                  New York, New York 10169
                  (212) 594-5000
                  Attn: Albert Togut, Esq.

                  For the Unofficial Bank Group Committee

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  (212) 310-8000
                  Attn: Marvin E. Jacob, Esq.
                        Judy G. Z. Liu, Esq.

                  For the Unofficial Noteholders' Committee

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York 10022
                  (212) 872-1000
                  Attn: Daniel H. Golden, Esq.
                        Ira S. Dizengoff, Esq.

         Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IT WILL NOT BE CONSIDERED BY THE COURT.

         At the Confirmation Hearing, the Court must determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied and, upon demonstration of such compliance, the Court will enter the Confirmation Order.

                                XVIII. CONCLUSION

         The Debtors submit that the plan complies in all respects with chapter 11 of the Bankruptcy Code and the Debtors recommend to holders of Claims who are entitled to vote on the plan that they vote to accept the plan. The Debtors remind such holders that, to be counted, each ballot, signed and marked to indicate the holder's vote, must be actually received by no later than 5:00 p.m. Eastern Time on December 13, 2000, at the following address:

                           ContiFinancial Corporation, et al.
                           c/o Donlin, Recano & Company, Inc.
                           P.O. Box 2034
                           Murray Hill Station
                           New York, New York 10156

                           Or, if being sent by hand, to the following address:

                           ContiFinancial Corporation, et al.
                           c/o Donlin, Recano & Company, Inc.
                           419 Park Avenue South, Suite 1206
                           New York, New York 10016

         Or, ONLY if you are the beneficial owner of a Senior Note, or the nominee of a beneficial owner, you may return your ballot by facsimile to:

                           ContiFinancial Corporation, et al.
                           c/o Donlin, Recano & Company, Inc.
                           Facsimile Number:  (212) 481-1416

Dated: New York, New York
         November 9, 2000

                                       Respectfully Submitted

                                       CONTIFINANCIAL CORPORATION, ET AL.
                                       Debtors and Debtors-in-Possession


                                       By: /s/
                                           ----------------------------------
                                           Alan H. Fishman
                                           Authorized Signatory



                                       By: /s/
                                           ----------------------------------
                                           Robert D. Davis
                                           Authorized Signatory


                                       By: /s/
                                           ----------------------------------
                                           Michael T. Conrad
                                           Authorized Signatory


                                       By: /s/
                                           ----------------------------------
                                           Hal Willard
                                           Authorized Signatory

                                                                       EXHIBIT 1

                   SECOND AMENDED JOINT PLAN OF REORGANIZATION

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------X
IN RE                                  :        CHAPTER 11
                                       :
CONTIFINANCIAL CORPORATION, ET AL.,    :        CASE NO. 00 B 12184 (AJG)
                                       :
             DEBTORS.                  :        (JOINTLY ADMINISTERED)
---------------------------------------X

                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                 CONTIFINANCIAL CORPORATION AND AFFILIATES UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE

DATED:   NEW YORK, NEW YORK
         NOVEMBER 9, 2000


DEWEY BALLANTINE LLP                   TOGUT, SEGAL & SEGAL LLP
COUNSEL FOR CONTIFINANCIAL             COUNSEL FOR CONTIMORTGAGE
   CORPORATION, ET AL.                   CORPORATION, ET AL.
DEBTORS IN POSSESSION                  DEBTORS IN POSSESSION
ATTN:  RICHARD S. MILLER, ESQ.         ATTN:  ALBERT TOGUT, ESQ.
1301 AVENUE OF THE AMERICAS            ONE PENN PLAZA
NEW YORK, NY 10019-6092                NEW YORK, NY 10169
(212) 259-8000                         (212) 594-5000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION...................................................................1

ARTICLE I. DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION..............2

    A.   Defined Terms.........................................................2

    B.   Definitions...........................................................2

         Section 1.01   Additional Quarterly Distributions.....................2
         Section 1.02   Administrative Claim...................................2
         Section 1.03   Allowed................................................2
         Section 1.04   Allowed Administrative Claim...........................2
         Section 1.05   Allowed Claim..........................................2
         Section 1.06   Allowed Priority Claim.................................3
         Section 1.07   Assets.................................................3
         Section 1.08   Available Cash.........................................3
         Section 1.09   Available Unclaimed Property...........................3
         Section 1.10   Ballot.................................................3
         Section 1.11   Bank Agent.............................................3
         Section 1.12   Bank Group.............................................3
         Section 1.13   Bank Group Claim.......................................3
         Section 1.14   Bank Group Committee...................................3
         Section 1.15   Bank Group Committee Fees..............................3
         Section 1.16   Bankruptcy Code........................................3
         Section 1.17   Bankruptcy Court.......................................4
         Section 1.18   Bankruptcy Rules.......................................4
         Section 1.19   Bar Date...............................................4
         Section 1.20   Business Day...........................................4
         Section 1.21   Cash...................................................4
         Section 1.22   Causes of Action.......................................4
         Section 1.23   CFN....................................................4
         Section 1.24   Chapter 11 Cases.......................................4
         Section 1.25   Claim..................................................4
         Section 1.26   Claims Agent...........................................4
         Section 1.27   Class..................................................4
         Section 1.28   Class 5 Cash...........................................4
         Section 1.29   Class [___] Claim......................................5
         Section 1.30   CMC....................................................5
         Section 1.31   Collateral.............................................5
         Section 1.32   Compromise and Settlement..............................5
         Section 1.33   Confirmation Date......................................5
         Section 1.34   Confirmation Hearing...................................5

         Section 1.35   Confirmation Order.....................................5
         Section 1.36   Convenience Claim......................................5
         Section 1.37   Court..................................................5
         Section 1.38   Credit Agreement.......................................5
         Section 1.39   D&O Insurance..........................................5
         Section 1.40   Debtors................................................6
         Section 1.41   Defendant..............................................6
         Section 1.42   Disallowed.............................................6
         Section 1.43   Disclosure Statement...................................6
         Section 1.44   Disclosure Statement Order.............................6
         Section 1.45   Disputed Claim.........................................6
         Section 1.46   Disputed Claims Reserve Trust..........................6
         Section 1.47   Distributed ESRs.......................................6
         Section 1.48   Distribution...........................................6
         Section 1.49   Distribution Address...................................6
         Section 1.50   Distribution Date......................................7
         Section 1.51   Effective Date.........................................7
         Section 1.52   Equity Interest........................................7
         Section 1.53   ESR....................................................7
         Section 1.54   Estates................................................7
         Section 1.55   Exhibit................................................7
         Section 1.56   Exhibit Filing Date....................................7
         Section 1.57   Face Amount............................................7
         Section 1.58   FGIC...................................................7
         Section 1.59   FGIC Agreement.........................................7
         Section 1.60   FGIC Claims............................................8
         Section 1.61   FGIC Pooling and Servicing Agreements..................8
         Section 1.62   FGIC Reserve Account...................................8
         Section 1.63   Fidelity...............................................8
         Section 1.64   File or Filed..........................................8
         Section 1.65   Final Claims Resolution Date...........................8
         Section 1.66   Final Order............................................8
         Section 1.67   Fractional Liquidating Trust Unit......................8
         Section 1.68   General Unsecured Claim................................8
         Section 1.69   Greenwich..............................................8
         Section 1.70   Greenwich Collateral...................................8
         Section 1.71   Greenwich Security Agreement...........................8
         Section 1.72   Greenwich Repurchase Facility..........................9
         Section 1.73   Greenwich Repurchase Facility Secured Claims...........9
         Section 1.74   Greenwich Whole Loan Purchase Facility.................9
         Section 1.75   Greenwich Whole Loan Purchase Facility Secured
                          Claims...............................................9
         Section 1.76   Indentures.............................................9
         Section 1.77   Indenture Trustee......................................9
         Section 1.78   Initial Distribution...................................9
         Section 1.79   Initial Distribution Date..............................9
         Section 1.80   Intercompany Claim.....................................9

         Section 1.81   Interest...............................................9
         Section 1.82   IRS....................................................9
         Section 1.83   Judgment Amount........................................9
         Section 1.84   Letter of Credit Agreement............................10
         Section 1.85   Lien..................................................10
         Section 1.86   Liquidating Trust.....................................10
         Section 1.87   Liquidating Trust Agreement...........................10
         Section 1.88   Liquidating Trust Committee...........................10
         Section 1.89   Liquidating Trust Unit................................10
         Section 1.90   Liquidating Trustee...................................10
         Section 1.91   MBIA..................................................10
         Section 1.92   MBIA Agreement........................................10
         Section 1.93   MBIA Claims...........................................10
         Section 1.94   MBIA Pooling and Servicing Agreements.................10
         Section 1.95   MBIA  Reserve Account.................................10
         Section 1.96   Offset Amount.........................................11
         Section 1.97   Old Common Stock......................................11
         Section 1.98   Ordinary Course Professionals Orders..................11
         Section 1.99   Other Secured Claims..................................11
         Section 1.100  Paying Agent..........................................11
         Section 1.101  Person................................................11
         Section 1.102  Petition Date.........................................11
         Section 1.103  Plan..................................................11
         Section 1.104  Plan Administration Agreement.........................11
         Section 1.105  Plan Administration Committee.........................11
         Section 1.106  Plan Administrator....................................12
         Section 1.107  Preference Stipulation................................12
         Section 1.108  Prepetition Claim.....................................12
         Section 1.109  Priority Claim........................................12
         Section 1.110  Priority Tax Claim....................................12
         Section 1.111  Professionals.........................................12
         Section 1.112  Quarterly Distribution Date...........................12
         Section 1.113  Ratable or Ratable Share..............................12
         Section 1.114  Reinstated............................................12
         Section 1.115  Resource One Debtors..................................12
         Section 1.116  Royal.................................................12
         Section 1.117  Schedules.............................................13
         Section 1.118  Secured Claim.........................................13
         Section 1.119  Security..............................................13
         Section 1.120  Senior Notes..........................................13
         Section 1.121  Senior Notes Claim....................................13
         Section 1.122  Settlement Debtors....................................13
         Section 1.123  Settlement Debtors Premium............................13
         Section 1.124  Settlement Debtors Premium Adjustment.................13
         Section 1.125  Settlement Debtors Premium Initial Distribution.......14
         Section 1.126  Subordinated Claim....................................14

         Section 1.127  Surviving Special Purpose Entities....................14
         Section 1.128  Treasury Regulation...................................14
         Section 1.129  Trust Assets..........................................14
         Section 1.130  Unclaimed Property....................................14
         Section 1.131  Unofficial Committees.................................15
         Section 1.132  Unofficial Noteholders' Committee.....................15
         Section 1.133  Unofficial Noteholders' Committee Fees................15
         Section 1.134  U.S. Trustee Fees.....................................15

    C.   Rules of Construction................................................15

         Section 1.135  Generally.............................................15
         Section 1.136  Exhibits..............................................15
         Section 1.137  Time Periods..........................................15
         Section 1.138  Miscellaneous Rules...................................15

ARTICLE II. COMPROMISE AND SETTLEMENT; GENERAL RULES REGARDING
            CLASSIFICATION OF CLAIMS AND INTERESTS............................16

         Section 2.01   Compromise and Settlement.............................16
         Section 2.02   General Rules of Classification Under the
                          Bankruptcy Code.....................................16
         Section 2.03   Undersecured Claims...................................16

ARTICLE III. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS....................17

         Section 3.01   Summary...............................................17

ARTICLE IV. TREATMENT OF UNCLASSIFIED CLAIMS..................................17

         Section 4.01   Administrative Claims.................................17
         Section 4.02   Priority Tax Claims...................................18
         Section 4.03   U.S. Trustee Fees.....................................18

ARTICLE V. TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS.......................18

         Section 5.01   Class 1a: Greenwich Repurchase Facility
                                    Secured Claims............................18
         Section 5.02   Class 1b: Greenwich Whole Loan Purchase
                                    Facility Secured Claims...................19
         Section 5.03   Class 2a: MBIA Claims.................................19
         Section 5.04   Class 2b: FGIC Claims.................................19
         Section 5.05   Class 3:  Other Secured Claims........................19
         Section 5.06   Class 4:  Priority Claims.............................20
         Section 5.07   Class 5:  Bank Group Claims, Senior Notes Claims,
                                    and General Unsecured Claims..............20
         Section 5.08   Class 6:  Convenience Claims..........................21
         Section 5.09   Class 7:  Subordinated Claims.........................21
         Section 5.10   Class 8:  Equity Interests............................22

ARTICLE VI. ESTABLISHMENT OF TRUSTS; IMPLEMENTATION OF PLAN...................22

         Section 6.01   The Liquidating Trust.................................22
         Section 6.02   Appointment of Liquidating Trustee and
                          Liquidating Trust Committee.........................23
         Section 6.03   Liquidating Trust Units, Applicability of
                          Securities Laws and Reporting Requirements..........24
         Section 6.04   Disputed Claims Reserve Trust.........................24
         Section 6.05   Distributions To Holders Of Claims And Interests......26
         Section 6.06   Miscellaneous Distribution Provisions.................28
         Section 6.07   De Minimis Distributions..............................29
         Section 6.08   Setoffs...............................................29
         Section 6.09   Intercompany Claims...................................30
         Section 6.10   Unclaimed Property....................................30
         Section 6.11   Exemption from Transfer Taxes.........................30
         Section 6.12   Cancellation of Capital Stock.........................31
         Section 6.13   Cancellation of Senior Notes and Agreements...........31
         Section 6.14   Disputed Payments.....................................32
         Section 6.15   Withholding Taxes.....................................32
         Section 6.16   Obligations Incurred After the Confirmation Date......32
         Section 6.17   Instructions to Liquidating Trustee or Plan
                          Administrator.......................................32
         Section 6.18   Record Date for Distributions to Holders of
                          Senior Notes........................................32
         Section 6.19   Dissolution...........................................33

ARTICLE VII. EFFECT OF THE PLAN ON CLAIMS AND INTERESTS.......................33

         Section 7.01   Jurisdiction of Court.................................33
         Section 7.02   Binding Effect........................................33
         Section 7.03   Term of Injunctions or Stays..........................33
         Section 7.04   Rights of Action......................................33
         Section 7.05   Discharge.............................................34
         Section 7.06   Preservation of Insurance.............................35

ARTICLE VIII. EXECUTORY CONTRACTS.............................................35

         Section 8.01   Executory Contracts and Unexpired Leases..............35
         Section 8.02   Cure..................................................35
         Section 8.03   Rejection Damages Bar Date............................36
         Section 8.04   Executory Contracts and Unexpired Leases Entered
                          Into and Other Obligations Incurred After the
                          Petition Date.......................................36

ARTICLE IX. CONDITIONS TO CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE.......36

         Section 9.01   Conditions to Confirmation............................36
         Section 9.02   Conditions to Occurrence of Effective Date............36
         Section 9.03   Waiver of Conditions to Confirmation and
                          Occurrence of Effective Date........................37
         Section 9.04   Effect of Nonoccurrence of the Conditions to
                          Occurrence of Effective Date........................37

ARTICLE X. CONFIRMABILITY AND SEVERABILITY OF A PLAN AND CRAMDOWN.............37

         Section 10.01  Confirmability and Severability of a Plan.............37
         Section 10.02  Cramdown..............................................38

ARTICLE XI. ADMINISTRATIVE PROVISIONS.........................................38

         Section 11.01  Retention of Jurisdiction.............................38
         Section 11.02  Governing Law.........................................39
         Section 11.03  Administrative Bar Date...............................39
         Section 11.04  Effectuating Documents and Further Transactions.......40
         Section 11.05  Limitation of Liability...............................40
         Section 11.06  Amendments............................................41
         Section 11.07  Successors and Assigns................................41
         Section 11.08  Confirmation Order and Plan Control...................41
         Section 11.09  Headings..............................................41
         Section 11.10  Notices...............................................42

                                    EXHIBITS

A   Liquidating Trust Agreement

B   Plan Administration Agreement

C   Distributed ESRs

D   Surviving Non-Debtor Affiliates

E   Assumed Executory Contracts and Unexpired Leases

F   Disputed Claims

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
----------------------------------------X
IN RE                                   :        CHAPTER 11
                                        :
CONTIFINANCIAL CORPORATION, ET AL.,     :        CASE NO. 00 B 12184 (AJG)
                                        :
              DEBTORS.                  :        (JOINTLY ADMINISTERED)
----------------------------------------X

                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                    CONTIFINANCIAL CORPORATION AND AFFILIATES
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  INTRODUCTION

         ContiFinancial Corporation, ContiMortgage Corporation, ContiTrade Services LLC, ContiWest Corporation, ContiFinancial Services Corporation, Resource One Consumer Discount Company, Inc., Warminster National Abstract, Inc., Keystone Capital Group, Inc., Keystone Mortgage Investments, Inc., ZTS Corporation, Resource One Mortgage of Oxford Valley, Inc., Resource One Consumer Discount Co. of Minnesota, Inc., Resource One Mortgage of Delaware Valley, Inc., ResourceCorp Financial, Inc., ContiInsurance Agency, Inc., Crystal Mortgage Company, Inc., Lenders M.D., Inc., California Lending Group, Inc., ContiAsset Receivables Management L.L.C., Royal Mortgage Partners, L.P. and Fidelity Mortgage Decisions Corporation (collectively, the "Debtors") as debtors and debtors-in-possession in the above-captioned chapter 11 cases, hereby propose the following second amended joint plan of reorganization pursuant to section 1121(a) of title 11 of the United States Code. Reference is made to the Disclosure Statement for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future recoveries, a summary and analysis of the Plan and other related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

         These reorganization cases have been consolidated for procedural purposes and are being jointly administered pursuant to an order of the United States Bankruptcy Court for the Southern District of New York. This Plan contemplates the substantive consolidation of the Debtors for purposes of distribution and voting.

         Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a holder of a claim or interest until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of claims and interests. ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THE PLAN AND THE RELATED DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT

OR TO REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN THE PLAN, THE DEBTORS RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

                                   ARTICLE I.

             DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

         A. Defined Terms. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires (such meanings to be equally applicable to both the singular and plural, and masculine and feminine forms of the terms defined). Any term used in the Plan but not defined herein that is used in the Bankruptcy Code or Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or Bankruptcy Rules.

         B. Definitions.

         Section 1.01 Additional Quarterly Distributions means a Distribution on a Quarterly Distribution Date to each holder of Liquidating Trust Units from the Liquidating Trust as set forth in this Plan.

         Section 1.02 Administrative Claim means any Claim under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual, necessary costs and expenses incurred by the Debtors after the Petition Date, and (b) compensation for legal and other services and reimbursement of expenses awarded pursuant to sections 330(a), 331 or 1103 of the Bankruptcy Code.

         Section 1.03 Allowed means, with respect to a Claim or Interest, the extent to which a Claim or Interest is not objected to within the period fixed by the Bankruptcy Code, the Bankruptcy Rules or orders of the Court, or otherwise allowed by a Final Order, including, without limitation, the Confirmation Order and (a) scheduled by the Debtors pursuant to the Bankruptcy Code and the Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated or disputed, (b) timely Filed under applicable law with the Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or any applicable orders of the Court, or (c) late-Filed and allowed by Court Order after notice and a hearing. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by order of the Bankruptcy Court, "Allowed Claim," shall not, for the purposes of distributions under the Plan, include (x) for Prepetition Claims, interest on such Claim or Claims accruing from or after the Petition Date, (y) punitive or exemplary damages, or (z) any fine, penalty or forfeiture.

         Section 1.04 Allowed Administrative Claim means an Administrative Claim to the extent it is Allowed.

         Section 1.05 Allowed Claim means a Claim to the extent that such Claim is Allowed.

         Section 1.06 Allowed Priority Claim means a Priority Claim to the extent it is Allowed.

         Section 1.07 Assets means all assets of the Debtors of any nature whatsoever, including, without limitation, all property of the Estates pursuant to Section 541 of the Bankruptcy Code, Cash, Causes of Action, claims of right, interests and property, real and personal, tangible and intangible.

         Section 1.08 Available Cash means all Cash of the Liquidating Trust, less Cash necessary for the administration of the Liquidating Trust, as determined in the reasonable discretion of the Liquidating Trustee.

         Section 1.09 Available Unclaimed Property means Unclaimed Property that is unclaimed on the first anniversary of the date of Distribution of such property (together with any interest thereon and proceeds thereof).

         Section 1.10 Ballot means the ballot distributed to a holder of a Claim on which ballot such holder of a Claim may, inter alia, vote for or against the Plan.

         Section 1.11 Bank Agent means Credit Suisse First Boston, New York Branch, as Administrative Agent, to the Credit Agreement or any successor thereto.

         Section 1.12 Bank Group means Credit Suisse First Boston, New York Branch, as Administrative Agent, and Credit Suisse First Boston, New York Branch, and Dresdner Bank AG, New York and Grand Cayman Branches, as Co-Arrangers, and those other financial institutions that are parties to the Credit Agreement and the Letter of Credit Agreement and their successors and assigns.

         Section 1.13 Bank Group Claim means any Claim of the Bank Group arising under the Credit Agreement and the Letter of Credit Agreement.

         Section 1.14 Bank Group Committee means those members of the Bank Group acting as an unofficial creditors' committee in the Chapter 11 Cases, which committee may be reconstituted from time to time, including Credit Suisse First Boston, Credit Lyonnais, The Bank of New York, and The Bank of Nova Scotia.

         Section 1.15 Bank Group Committee Fees means those fees and expenses actually incurred or to be paid by the Debtors to Weil, Gotshal & Manges LLP, as counsel to the Bank Group Committee, and PriceWaterhouseCoopers LLP, as financial advisors to the Bank Group Committee, pursuant to the Plan or Confirmation Order for payment of such fees and expenses for work performed from the Petition Date through the Effective Date.

         Section 1.16 Bankruptcy Code means the Bankruptcy Reform Act of 1978, as amended and codified at title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq.

         Section 1.17 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York which has jurisdiction over the Chapter 11 Cases.

         Section 1.18 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, made applicable through the Federal Rules of Bankruptcy Procedure, and the Local Rules of the Bankruptcy Court.

         Section 1.19 Bar Date means such date(s) fixed by Order(s) of the Bankruptcy Court by which Proofs of Claim, Proofs of Interest, or requests for allowance of Administrative Claims must be Filed.

         Section 1.20 Business Day means any day except a Saturday, Sunday, or "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

         Section 1.21 Cash means cash and cash equivalents in U.S. dollars.

         Section 1.22 Causes of Action means any and all claims, rights and causes of action belonging to the Debtors or their Estates including, but not limited to, those referred to in the Disclosure Statement, any and all claims, rights and causes of action the Debtors or the Estates may have against any Person arising under sections 544 through 550 of the Bankruptcy Code, or any similar provision of state law or any other law, rule, regulation, decree, order, statute or otherwise.

         Section 1.23 CFN means ContiFinancial Corporation, a Delaware corporation.

         Section 1.24 Chapter 11 Cases means case numbers 00-12184 (AJG) through 00-12187 (AJG), 00-12189 (AJG) through 00-12203 (AJG) inclusive, 00-13732 (AJG)
and 00-13733 (AJG), commenced by the Debtors under chapter 11 of the Bankruptcy Code on the Petition Date in the Bankruptcy Court, and styled ContiFinancial Corporation, et al., Debtors.

         Section 1.25 Claim means a claim, as such term is defined in section 101(5) of the Bankruptcy Code, against the Debtors.

         Section 1.26 Claims Agent means Donlin, Recano & Co. or such successor as the Debtors or the Plan Administrator may designate.

         Section 1.27 Class means a group of Claims or the Equity Interests as classified in Article III under the Plan.

         Section 1.28 Class 5 Cash means Cash, which shall be distributed on the Initial Distribution Date to holders of Class 5 Claims as provided in Section
5.07 of the Plan, estimated in the Disclosure Statement as reflected in the Pro Forma Balance Sheet, Section X-D.

         Section 1.29 Class [___] Claim means a Claim in the particular Class of Claims identified and described in Article III of the Plan.

         Section 1.30 CMC means ContiMortgage Corporation, a Delaware corporation.

         Section 1.31 Collateral means any property or interest in property of the estates of the Debtors that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

         Section 1.32 Compromise and Settlement means the settlement which is part of, incorporated in the Plan, and a condition precedent to the Effective Date, resolving issues among each of the Debtors, the Unofficial Noteholders' Committee and the Unofficial Bank Group Committee concerning (a) substantive consolidation; (b) treatment of intercompany loans and claims; and (c) the Settlement Debtors Premium.

         Section 1.33 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

         Section 1.34 Confirmation Hearing means the hearing conducted by the Bankruptcy Court to consider confirmation of the Plan.

         Section 1.35 Confirmation Order means the order, entered by the Clerk of the Bankruptcy Court, confirming the Plan in accordance with the provisions of the Bankruptcy Code.

         Section 1.36 Convenience Claim means any General Unsecured Claim, in an amount equal to or less than $1,000, or voluntarily reduced by the holder of the General Unsecured Claim to $1,000 (the "Threshold Amount"); provided, however, that such Threshold Amount may be increased in the reasonable business judgment of the Debtors, subject to the consent of each of the Unofficial Committees at or before the Confirmation Hearing for the purpose of administrative convenience or to reduce the expenses of administration of the Liquidating Trust.

         Section 1.37 Court shall have the same meaning as Bankruptcy Court.

         Section 1.38 Credit Agreement means that certain Credit Agreement, dated as of January 7, 1997, as amended, among CFN, The Lenders Party Thereto, and Credit Suisse First Boston, New York Branch, as Administrative Agent, and Credit Suisse First Boston, New York Branch, and Dresdner Bank AG, New York and Grand Cayman Branches, as Co-Arrangers, and any of the documents or instruments related thereto.

         Section 1.39 D&O Insurance means the officers and directors insurance maintained by the Debtors which covers the Debtors' present and former officers and directors.

         Section 1.40 Debtors shall have the meaning ascribed in the Introduction herein.

         Section 1.41 Defendant shall have the meaning given such term in
Section 6.04(e) hereof.

         Section 1.42 Disallowed means the extent to which a Disputed Claim is not Allowed whether by Final Order of the Court, by agreement of the parties or otherwise.

         Section 1.43 Disclosure Statement means the written disclosure statement, that relates to the Plan, as amended, supplemented or modified from time to time, and as approved by the Bankruptcy Court under section 1125 of the Bankruptcy Code.

         Section 1.44 Disclosure Statement Order means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

         Section 1.45 Disputed Claim means (a) if no proof of Claim has been timely Filed or deemed timely Filed under applicable law or order of the Court, a Claim that has been listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (b) if a proof of Claim has been Filed or deemed timely Filed under applicable law or order of the Court, a proof of Claim as to which an objection has been timely Filed and has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted in whole by a Final Order. For the purposes of the Plan, a Claim shall be considered a Disputed Claim, unless otherwise ordered by the Bankruptcy Court, if (x) an objection has been Filed with respect to such Claim prior to the Effective Date or, if a Claim is permitted to be Filed after the Effective Date, no later than thirty days after such Claim has been Filed or (y) such claim is listed on Exhibit F titled "Disputed Claims" attached to this Plan to be Filed by the Debtors on or before the Exhibit Filing Date.

         Section 1.46 Disputed Claims Reserve Trust means a trust established by the Debtors for the payment of Disputed Claims that become Allowed Claims after the Effective Date, and which shall hold Cash and Liquidating Trust Units in trust for the benefit of the holders of Disputed Claims that become Allowed Claims, and shall not, constitute property of the Debtors' Estates or the Liquidating Trust.

         Section 1.47 Distributed ESRs means those ESRs, listed on Exhibit C hereto, that will be contributed by the Debtors to the Liquidating Trust for the benefit of holders of Allowed Class 5 Claims, in accordance with the provisions of this Plan.

         Section 1.48 Distribution means the distribution in accordance with this Plan of any property or Assets distributed under Articles IV or V herein, including, without limitation, (a) Cash, (b) Liquidating Trust Units, or (c) any combination thereof.

         Section 1.49 Distribution Address means the address set forth in the relevant proof of claim, as such address may have been updated pursuant to Bankruptcy

Rule 2002(g). If no proof of claim is Filed in respect of a particular Claim, such defined term means the address set forth in the relevant Debtor's Schedules, as such address may have been updated pursuant to Bankruptcy Rule 2002(g).

         Section 1.50 Distribution Date means any date on which a Distribution is made, including, without limitation, the Initial Distribution Date or a Quarterly Distribution Date.

         Section 1.51 Effective Date means a Business Day selected by the Debtors which is not later than eleven (11) days after the Confirmation Order is entered by the Bankruptcy Court, or as soon thereafter as practicable.

         Section 1.52 Equity Interest means the interest held by any Person in the equity of the Debtors, including, without limitation, any "equity security" in the Debtors as defined by section 101(16) of the Bankruptcy Code.

         Section 1.53 ESR means any certificated or non-certificated interest retained by a Debtor or an affiliate of the Debtors that entitles the holders of such interest to receive some or all of the excess cash flows generated by a pool of securitized loans generally calculated as (a) the monthly interest payments from the loans, less (b) the sum of (i) pass-through interest paid to third-party investors, (ii) trustees fees, (iii) third-party credit enhancement fees, and (iv) servicing fees.

         Section 1.54 Estates means, as to each Debtor, the estate of such Debtor in its Chapter 11 Case created by section 541 of the Bankruptcy Code upon the commencement of such Chapter 11 Case.

         Section 1.55 Exhibit means an exhibit to either this Plan or the Disclosure Statement.

         Section 1.56 Exhibit Filing Date means the last date by which forms of the Exhibits to the Plan shall be Filed with the Bankruptcy Court, which date shall be not later than ten (10) days prior to the date on which the Confirmation Hearing will be held, or such later date as may be fixed by the Bankruptcy Court.

         Section 1.57 Face Amount means (a) with respect to any Claim for which a proof of claim is Filed, an amount equal to: (i) the liquidated amount, if any, set forth therein; and/or (ii) any other amount estimated by the Court in accordance with section 502(c) of the Bankruptcy Code and the relevant provisions of this Plan; or (b) if no proof of claim is Filed and such Claim is scheduled in the relevant Debtor's Schedules, the amount of the Claim scheduled as undisputed, fixed and liquidated.

         Section 1.58 FGIC means Financial Guaranty Insurance Company.

         Section 1.59 FGIC Agreement means that certain settlement agreement dated as of July 13, 2000 among CMC, on behalf of itself and the other Debtors and FGIC.

         Section 1.60 FGIC Claims means any and all Claims of FGIC against the Debtors. The FGIC Claims shall be Allowed Secured Claims in accordance with the FGIC Agreement.

         Section 1.61 FGIC Pooling and Servicing Agreements means those agreements listed on Exhibit "A" to the FGIC Agreement.

         Section 1.62 FGIC Reserve Account means that certain reserve account established for the benefit of FGIC pursuant to the FGIC Agreement.

         Section 1.63 Fidelity means Fidelity Mortgage Decisions Corporation, an Illinois corporation.

         Section 1.64 File or Filed means filed with the Bankruptcy Court in the Chapter 11 Cases.

         Section 1.65 Final Claims Resolution Date means the date on which the last Disputed Claim has been resolved, either by consent, order of the Bankruptcy Court or otherwise.

         Section 1.66 Final Order means an order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, move for reargument, or rehearing shall have been waived in writing or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or motion for reargument or rehearing shall have expired.

         Section 1.67 Fractional Liquidating Trust Unit means the fractions of Liquidating Trust Units not distributed pursuant to Section 6.06 hereof.

         Section 1.68 General Unsecured Claim means an unsecured Claim that is not an Administrative Claim, a Priority Tax Claim, a Secured Claim, a Priority Claim, a Bank Group Claim, a Senior Notes Claim, or a Subordinated Claim.

         Section 1.69 Greenwich means, collectively, Greenwich Capital Financial Products, Inc. and its affiliates.

         Section 1.70 Greenwich Collateral means certain assets of CFN upon which Greenwich maintains Liens as provided in the Greenwich Security Agreement.

         Section 1.71 Greenwich Security Agreement means that certain Amended and Restated Pledge Agreement dated August 31, 1999, made by CFN as grantor in favor of Greenwich.

         Section 1.72 Greenwich Repurchase Facility means that certain Master Repurchase Agreement Governing Purchases and Sales of Assets, dated as of August 9, 1999, as amended, by and among CFN, CMC and Greenwich, and any of the documents or instruments related thereto.

         Section 1.73 Greenwich Repurchase Facility Secured Claims means any Secured Claims of Greenwich arising out of the Greenwich Repurchase Facility and the Greenwich Security Agreement.

         Section 1.74 Greenwich Whole Loan Purchase Facility means that certain Master Mortgage Loan Purchase Facility, dated as of August 9, 1999, as amended, by and among CFN, CMC and Greenwich, and any of the documents or instruments related thereto.

         Section 1.75 Greenwich Whole Loan Purchase Facility Secured Claims means any Secured Claims arising out of the Greenwich Whole Loan Purchase Facility and the Greenwich Security Agreement.

         Section 1.76 Indentures means the agreements to which CFN is a party and under which the Senior Notes were issued.

         Section 1.77 Indenture Trustee means Wells Fargo Bank, National Association, formerly known as Norwest Bank Minnesota, National Association, which serves as successor indenture trustee under each of the Indentures.

         Section 1.78 Initial Distribution means that distribution to holders of Allowed Claims made on or as soon as practicable after the Effective Date as provided for in Section 6.05 of the Plan.

         Section 1.79 Initial Distribution Date means the date on which Initial Distributions, if any, are made under the Plan.

         Section 1.80 Intercompany Claim means any Claims between and among the Debtors or any non-debtor affiliate.

         Section 1.81 Interest means (a) share in a corporation, whether or not transferable or denominated "stock," or similar security; (b) membership interest in a limited liability company; (c) interest of a limited partner in a limited partnership; (d) warrant or right, other than a right to convert, to purchase, sell or subscribe to a share, security or interest of a kind specified in subparagraphs (a), (b) and (c) of this paragraph; or (e) interest of a general partner in a limited or general partnership.

         Section 1.82 IRS means the Internal Revenue Service.

         Section 1.83 Judgment Amount shall have the meaning given such term in
Section 6.04(e) hereof.

         Section 1.84 Letter of Credit Agreement means that certain Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 9, 1997, as amended and restated August 21, 1998, among CFN, the Participating Banks Party Thereto, Credit Suisse First Boston, New York Branch, as Agent, Dresdner Bank AG, New York Branch, as Issuing Bank, and Credit Suisse First Boston, New York Branch, and Dresdner Bank AG, New York and Grand Cayman Branches, as Arrangers, as amended.

         Section 1.85 Lien means any charge against or interest in property to secure payment of a debt or performance of an obligation.

         Section 1.86 Liquidating Trust means the liquidating trust to be created on the Effective Date, in accordance with Article VI of the Plan and governed by this Plan and the Liquidating Trust Agreement, which liquidating trust shall issue 10,000,000 Liquidating Trust Units on the Effective Date of the Plan.

         Section 1.87 Liquidating Trust Agreement means the agreement to be dated as of the Effective Date establishing and delineating the terms and conditions of the Liquidating Trust, substantially in the form annexed hereto as Exhibit A, which is incorporated in full into and is a part of this Plan as if set forth herein.

         Section 1.88 Liquidating Trust Committee means those individuals appointed in accordance with Liquidating Trust Agreement with the powers and responsibilities set forth in the Liquidating Trust Agreement.

         Section 1.89 Liquidating Trust Unit means an undivided beneficial interest in the Liquidating Trust represented by a certificate, substantially in the form annexed to the Liquidating Trust Agreement as Exhibit A.

         Section 1.90 Liquidating Trustee means the Person appointed in accordance with the Liquidating Trust Agreement to administer the Liquidating Trust.

         Section 1.91 MBIA means MBIA Insurance Corporation.

         Section 1.92 MBIA Agreement means that certain side servicing agreement dated as of May 17, 2000, as amended, to the MBIA Pooling and Servicing Agreements among CMC, as servicer, CFN and MBIA as certificate insurer.

         Section 1.93 MBIA Claims means any and all Claims of MBIA against the Debtors. The MBIA Claims shall be Allowed Secured Claims in accordance with the MBIA Agreement.

         Section 1.94 MBIA Pooling and Servicing Agreements means those agreements listed on Schedule I to the MBIA Agreement.

         Section 1.95 MBIA Reserve Account means that certain reserve account established for the benefit of MBIA pursuant to the MBIA Agreement.

         Section 1.96 Offset Amount shall have the meaning given such term in
Section 6.04(e) hereof.

         Section 1.97 Old Common Stock means the common stock or Interests issued by any of the Debtors and outstanding immediately prior to the Effective Date or held in treasury.

         Section 1.98 Ordinary Course Professionals Orders means those Orders, dated May 18, 2000 and June 14, 2000, and any subsequent notices filed pursuant to the Ordinary Course Professionals Orders, authorizing the Debtors to retain, employ and compensate certain professionals in the ordinary course of the Debtors' businesses.

         Section 1.99 Other Secured Claims means any Secured Claim other than the Greenwich Repurchase Facility Secured Claims, the Greenwich Whole Loan Purchase Facility Secured Claims, the MBIA Claims or the FGIC Claims.

         Section 1.100 Paying Agent means the Indenture Trustee, Bank Agent, stock transfer agents, agents contractually authorized and/or obligated to make Distributions to certain claimants and similar intermediaries and agents participating in making or conveying Distributions as required by the Plan which shall not be the Liquidating Trustee.

         Section 1.101 Person means an individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, association, joint venture, trust, estate, unincorporated organization, or a government or any agency or political subdivision thereof.

         Section 1.102 Petition Date means May 17, 2000, the date upon which the chapter 11 petitions of each of the Debtors were filed, with the exception of Royal and Fidelity, for which Petition Date means August 14, 2000.

         Section 1.103 Plan means this joint chapter 11 plan of reorganization, including, without limitation, the exhibits and schedules hereto, as such may be altered, amended, or otherwise modified from time to time.

         Section 1.104 Plan Administration Agreement means the agreement to be dated as of the Effective Date (i) establishing and delineating the terms and conditions of the Disputed Claims Reserve Trust; (ii) appointing the Plan Administrator and the Plan Administration Committee; and (iii) setting forth the responsibilities and powers of the Plan Administrator and the Plan Administration Committee, substantially in the form annexed hereto as Exhibit B, which is incorporated in full into and is a part of the Plan as set forth herein.

         Section 1.105 Plan Administration Committee means those individuals appointed in accordance with the Plan Administration Agreement with the powers and responsibilities set forth in the Plan Administration Agreement.

         Section 1.106 Plan Administrator means the person appointed in accordance with the Plan Administration Agreement to supervise operation of the Disputed Claims Reserve Trust and perform such other duties as provided in the Plan Administration Agreement.

         Section 1.107 Preference Stipulation means that certain stipulation among the Unofficial Noteholders' Committee, the Bank Group and the Debtors "So Ordered" by the Court on July 6, 2000, relating to the settlement and compromise of claims regarding certain interest payments made by CFN prior to the Petition Date.

         Section 1.108 Prepetition Claim means any Claim arising on or prior to the Petition Date.

         Section 1.109 Priority Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than (a) an Administrative Claim, or (b) a Priority Tax Claim.

         Section 1.110 Priority Tax Claim means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         Section 1.111 Professionals means the attorneys, accountants and other professionals whose retention has been approved by the Court in these Chapter 11 Cases.

         Section 1.112 Quarterly Distribution Date means the first Business Day after the end of each calendar quarter (i.e., March 31, June 30, September 30 and December 31 for each calendar year) from and after the Effective Date upon which Additional Quarterly Distributions shall be made.

         Section 1.113 Ratable or Ratable Share means a number (expressed as a percentage) equal to the proportion that an Allowed Claim bears to the aggregate amount or number of Allowed Claims plus Disputed Claims (in their aggregate Face Amount) in such Class as of the date of determination.

         Section 1.114 Reinstated means leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim, in accordance with section 1124 of the Bankruptcy Code.

         Section 1.115 Resource One Debtors means Resource One Consumer Discount Company, Inc., a Pennsylvania corporation, Resource One Mortgage of Oxford Valley, Inc., a Pennsylvania corporation, Resource One Consumer Discount Co. of Minnesota, Inc., a Pennsylvania corporation, Resource One Mortgage of Delaware Valley, Inc., a Pennsylvania corporation, and ResourceCorp Financial, Inc., a Pennsylvania corporation.

         Section 1.116 Royal means Royal Mortgage Partners, L.P., a California limited partnership.

         Section 1.117 Schedules means the schedules of assets and liabilities and the statement of financial affairs, as each may be amended from time to time, Filed by the Debtors as required by section 521 of the Bankruptcy Code and the Bankruptcy Rules.

         Section 1.118 Secured Claim means a Claim secured by a Lien on any Asset of the Debtors, or right of setoff, which Lien or right of setoff, as the case may be, is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law, but only to the extent of the value, pursuant to section 506(a) of the Bankruptcy Code, of any interest of the holder of the Claim in property of the Estate(s) securing such Claim.

         Section 1.119 Security means security as defined in Section 101 of the Bankruptcy Code.

         Section 1.120 Senior Notes means collectively, the (i) 7 1/2% Senior Notes Due 2002, issued by CFN on March 1, 1997, (ii) 8 3/8% Senior Notes Due 2003, issued by CFN on August 15, 1996, and (iii) 8 1/8% Senior Notes Due 2008, issued by CFN on March 4, 1998.

         Section 1.121 Senior Notes Claim means any Claim arising under the Senior Notes; but not a cause of action for damages arising from purchase or sale of such Senior Note.

         Section 1.122 Settlement Debtors means CMC and the Resource One
Debtors.

         Section 1.123 Settlement Debtors Premium means, subject to the Settlement Debtors Premium Adjustment, 140,000 Liquidating Trust Units, which amount of such Liquidating Trust Units may not be modified without the consent of each of the Unofficial Committees, to be distributed to holders of Allowed General Unsecured Claims against the Settlement Debtors in accordance with
Section 5.07(d) of the Plan; provided, however, that, notwithstanding the Settlement Debtors Premium Adjustment, in no event will less than 75,000 Liquidating Trust Units be distributed to holders of Allowed General Unsecured Claims against the Settlement Debtors in accordance with Section 5.07(d) of the Plan. All Liquidating Trust Units not distributable as of the Final Claims Resolution Date in accordance with the Settlement Debtors Premium Adjustments shall be cancelled and the proceeds realized in respect thereof shall be distributed to the holders of previously Allowed Claims in Class 5 as if such amounts had been distributed on the Effective Date.

         Section 1.124 Settlement Debtors Premium Adjustment means, in the event the aggregate amount of Allowed General Unsecured Claims against the Settlement Debtors exceeds $20,000,000, the 140,000 Liquidating Trust Units otherwise distributable to holders of Allowed General Unsecured Claims against the Settlement Debtors in accordance with Section 5.07(d) of the Plan shall be reduced by .00325 Units for each dollar that the aggregate amount of Allowed General Unsecured Claims against the Settlement Debtors exceeds $20,000,000, as determined by the following formula,

(which formula may not be modified without the consent of each of the Unofficial Committees):

                                           (Aggregate Amount of Allowed
Settlement Debtors                         General Unsecured Claims
Premium Adjustment = 140,000 - (.00325) X  Against the Settlement - 20,000,000)
                                           Debtors

Notwithstanding the above formula, the Settlement Debtors Premium Initial Distribution shall be distributed in accordance with Section 5.07(d) of the Plan.

         Section 1.125 Settlement Debtors Premium Initial Distribution means 75,000 Liquidating Trust Units to be distributed in accordance with Section 5.07(d).

         Section 1.126 Subordinated Claim means any Claim that is subject to subordination under Section 510 of the Bankruptcy Code, including, without limitation, any claim arising from the rescission of a purchase or sale of a Security of the Debtors or affiliates of the Debtors, for damages from the purchase or sale of a Security of the Debtors or affiliates of the Debtors, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim.

         Section 1.127 Surviving Special Purpose Entities means those certain non-debtor affiliates of the Debtors listed on Exhibit D hereto whose stock will be transferred to and become assets of the Liquidating Trust.

         Section 1.128 Treasury Regulation means those regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

         Section 1.129 Trust Assets means any and all of the Debtors' right, title and interest in all property and Assets of the Debtors transferred on the Effective Date to the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be, including, without limitation, any Causes of Action the Debtors or their Estates may hold against any Person.

         Section 1.130 Unclaimed Property means any Distributions other than payments to holders of Senior Notes Claims and Bank Group Claims unclaimed on or after the applicable Initial Distribution Date or the date on which an Additional Quarterly Distribution would have been made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and Liquidating Trust Units (i) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address or (ii) not mailed or delivered because no Distribution Address to mail or deliver such property was available, and (b) funds for checks delivered but uncashed within one year of the Effective Date.

         Section 1.131 Unofficial Committees means each of the Bank Group Committee and Unofficial Noteholders' Committee.

         Section 1.132 Unofficial Noteholders' Committee means the committee of holders of Senior Notes formed prior to and after the Petition Date to negotiate on behalf of such holders the restructuring of the Debtors' financial affairs which may be reconstituted from time to time, including American Express Financial Advisors, Putnam Investment Management and other funds, Salomon Brothers Asset Management, Inc., Wells Fargo Bank Minnesota, National Association, and Bennet Management, Inc.

         Section 1.133 Unofficial Noteholders' Committee Fees means those fees and expenses actually incurred and to be paid by the Debtors to Akin, Gump, Strauss, Hauer & Feld LLP, as counsel to the Unofficial Noteholders' Committee, and Houlihan, Lokey, Howard & Zukin, as financial advisors to the Unofficial Noteholders' Committee, pursuant to Section 5.07(e) of the Plan or the Confirmation Order for payment of such fees and expenses for work performed from the Petition Date through the Effective Date.

         Section 1.134 U.S. Trustee Fees means all fees and charges assessed against the Estates by the United States Trustee and due pursuant to section 1930 of title 28 of the United States Code.

         C. Rules of Construction.

         Section 1.135 Generally. For purposes of the Plan, (a) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit as it may have been or may be amended, modified or supplemented; (b) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; and (c) the rules of construction set forth in section 102 of the Bankruptcy Code and the Bankruptcy Rules shall apply unless superseded herein or in the Confirmation Order.

         Section 1.136 Exhibits. All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein. Copies of Exhibits, after being Filed, can be obtained upon written request to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 (Attn: Richard S. Miller, Esq.), counsel to the Debtors.

         Section 1.137 Time Periods. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         Section 1.138 Miscellaneous Rules. (i) The words "herein," "hereof," "hereunder," and other words of similar import refer to this Plan as a whole, not to any particular Section, subsection, or clause, unless the context requires otherwise; (ii) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter; and (iii) captions and headings to Articles and Sections of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan.

                                   ARTICLE II.

                    COMPROMISE AND SETTLEMENT; GENERAL RULES
                            REGARDING CLASSIFICATION
                             OF CLAIMS AND INTERESTS

         Section 2.01 Compromise and Settlement. The Plan incorporates a proposed Compromise and Settlement of certain issues related primarily to whether the Estates of each of the Debtors should be consolidated for purposes of aggregating Assets and making payments to Creditors, whether and to what extent proceeds from the sale of certain Assets should be allocated among the Debtors based upon their respective claims of ownership to certain Assets sold thereunder, and the amount and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the cancellation of Intercompany Claims, and the treatment of each class of Claims under the Plan reflect this Compromise and Settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Persons whether or not such Persons have voted to accept or reject this Plan.

         Section 2.02 General Rules of Classification Under the Bankruptcy Code. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes as set forth below. All other Claims and Interests have been classified as set forth below.

         A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Class(es) to the extent that any remainder of the Claim or Interest falls within the description of such other Class(es).

         A Claim is also placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         Section 2.03 Undersecured Claims. To the extent that the amount of an Allowed Claim is greater than the value of the Collateral securing such Claim as of the applicable valuation date (assuming the value of such Collateral is greater than $0), subject to section 1111(b) of the Bankruptcy Code, such Claim is classified in both Classes of Other Secured Claims for the secured portion of such Claim and the class of General Unsecured Claims for the excess of such Claim over the value of the Collateral. Notwithstanding anything to the contrary herein, absent an order of the Bankruptcy Court or agreement fixing the allowed amount of a Secured Claim or the scheduling of such Claim as liquidated, nondisputed and noncontingent on the relevant Debtor's Schedules, the relevant Debtor is not bound by a classification made or implied herein with respect to any particular Claim.

                                  ARTICLE III.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         Section 3.01 Summary. Claims, other than Administrative Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation, and distribution, as follows:

Class 1a: Greenwich Repurchase      Class 1a consists of the Greenwich Facility
          Secured Claims            Repurchase Facility Secured Claims.

Class 1b: Greenwich Whole Loan      Class 1b consists of the Greenwich Whole
          Facility Secured Claims   Loan Facility Secured Claims.

Class 2a: MBIA Claims               Class 2a consists of the MBIA Claims

Class 2b: FGIC Claims               Class 2b consists of the FGIC Claims

Class 3:  Other Secured Claims      Class 3 consists of Other Secured Claims

Class 4:  Priority Claims           Class 4 consists of all non-tax Priority
                                    Claims

Class 5:  Bank Group Claims,        Class 5 consists of all Bank Group Claims,
          Senior Notes Claims, and  Senior Notes Claims, and General
          General Unsecured Claims  Unsecured Claims

Class 6:  Convenience Claims        Class 6 consists of all Convenience Claims

Class 7:  Subordinated Claims       Class 7 consists of all Subordinated Claims

Class 8:  Equity Interests          Class 8 consists of all Equity Interests in
                                    the Debtors

                                   ARTICLE IV.

                        TREATMENT OF UNCLASSIFIED CLAIMS

         Section 4.01 Administrative Claims. Subject to the Bar Date provisions herein and except to the extent the Debtors and the holder of an Allowed Administrative Claim agree to a different treatment, the Liquidating Trustee shall pay to each holder of an Allowed Administrative Claim, Cash, in an amount equal to such Allowed Administrative Claim, on the later of (i) the Effective Date and (ii) thirty days after the date on which such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtors shall be paid by the Debtors or the Liquidating Trustee, as the case may be, in accordance with the terms and conditions of the particular agreements from which such Allowed Administrative Claims arise.

         Section 4.02 Priority Tax Claims. Except to the extent the Debtors and the holder of an Allowed Priority Tax Claim agree to a different treatment, the Liquidating Trustee shall make deferred Cash payments over a period not exceeding six years from the date of assessment of such tax. Payments shall be made in equal quarterly installments of principal, plus simple interest accruing from the Effective Date at a rate equal to nine percent (9%) per annum on the unpaid portion of each Priority Tax Claim; provided, however, that the Liquidating Trust shall have the right to pay any Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty. The first payment shall be due on the latest of (i) ninety days after the Effective Date, (ii) ninety days after the date on which an order allowing any such Claim becomes a Final Order, and (iii) such other date that is agreed on by the holder of an Allowed Priority Tax Claim and the Debtors or the Liquidating Trust, as the case may be, or as soon thereafter as is practicable.

         Section 4.03 U.S. Trustee Fees. The Debtors or the Liquidating Trust, as the case may be, shall pay all U.S. Trustee Fees until such time as the Court enters a final decree closing each of the Debtors' cases.

                                   ARTICLE V.

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

         The holders of Allowed Claims in each Class shall receive the following distributions where applicable, on or after the Initial Distribution Date, unless another date is otherwise provided for herein or elsewhere under the Plan.

         Section 5.01 Class 1a: Greenwich Repurchase Facility Secured Claims.

         (a) Impairment. Holders of Allowed Claims in Class 1a are not impaired. Each holder of an Allowed Secured Claim in Class 1a is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

         (b) Treatment. On the Effective Date, or a later date pursuant to an agreement between CFN and Greenwich, all Greenwich Repurchase Facility Secured Claims, if any, shall, at the Debtors' sole option, be (i) paid in full in Cash,
(ii) Reinstated with Greenwich retaining its Liens upon the Greenwich Collateral in accordance with the Greenwich Security Agreement, or (iii) satisfied by returning to Greenwich the Greenwich Collateral securing such Greenwich Repurchase Facility Secured Claims.

         Section 5.02 Class 1b: Greenwich Whole Loan Purchase Facility Secured Claims.

         (a) Impairment. Holders of Allowed Claims in Class 1b are not impaired. Each holder of an Allowed Secured Claim in Class 1b is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

         (b) Treatment. On the Effective Date, or a later date pursuant to agreement between CFN and Greenwich, all Greenwich Whole Loan Purchase Facility Secured Claims, if any, shall, at the Debtors' sole option, be (i) paid in full in Cash, (ii) Reinstated with Greenwich retaining its Liens upon the Greenwich Collateral in accordance with the Greenwich Security Agreement, or (iii) satisfied by returning to Greenwich the Greenwich Collateral securing such Greenwich Whole Loan Purchase Facility Secured Claims.

         Section 5.03 Class 2a: MBIA Claims.

         (a) Impairment. Holders of Allowed Claims in Class 2a are not impaired. Each holder of an Allowed Secured Claim in Class 2a is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

         (b) Treatment. On the Effective Date, the MBIA Claims, if any, shall receive the treatment for those claims and shall receive Liens on the MBIA Reserve Account all as described in and provided by the MBIA Agreement.

         Section 5.04 Class 2b: FGIC Claims.

         (a) Impairment. Holders of Allowed Claims in Class 2b are not impaired. Each holder of an Allowed Secured Claim in Class 2b is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

         (b) Treatment. On the Effective Date, the FGIC Claims, if any, shall receive the treatment for those claims and shall receive Liens on the FGIC Reserve Account all as described in and provided by the FGIC Agreement.

         Section 5.05 Class 3: Other Secured Claims.

         (a) Impairment. Holders of Allowed Claims in Class 3 are not impaired. Each holder of an Allowed Secured Claim in Class 3 is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

         (b) Treatment. At the sole option of the Debtors, the Liquidating Trustee or the Plan Administrator, as the case may be, on the later of (x) the Effective Date, or (y) for Claims in Class 3 that were Disputed Claims and have become Allowed Secured Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable, such Allowed Secured Claim shall: (i) be Reinstated; or (ii) receive the Collateral securing such Allowed Secured Claim; or (iii) receive Cash in an amount, not to exceed the Allowed amount of such Claim, equal to the proceeds actually realized from the sale of any Collateral securing such Claim, less the actual costs and expenses of disposing of such Collateral; or (iv) receive such other treatment as may be agreed upon by the Debtors, the Liquidating Trustee, or the Plan Administrator, as the case may be, and the holder of an Allowed Secured Claim. In the event that the Debtors, the Liquidating Trustee or the Plan Administrator, elect, pursuant to option (ii) above, to distribute to the holder of an Allowed Secured Claim, the Collateral securing such Allowed Secured Claim, the holder of such Allowed Secured Claim may request that the Liquidating Trustee or the Plan Administrator (a) attempt to sell the Collateral securing the Allowed Secured Claim, or (b) abandon such Collateral. In the event that the Liquidating Trustee or the Plan Administrator honors such a request and attempts to sell such Collateral securing such Allowed Secured Claim or abandon such Collateral, all expenses relating thereto, including, but not limited to, storage expenses, shall be borne by the holder of the Allowed Secured Claim. Notwithstanding the foregoing, the Liquidating Trustee or the Plan Administrator retains the right to decline to honor a request by the holder of an Allowed Secured Claim to attempt to sell such Collateral.

         Section 5.06 Class 4: Priority Claims.

         (a) Impairment. Holders of Allowed Claims in Class 4 are not impaired. Each holder of an Allowed Priority Claim in Class 4 is not entitled to vote to accept or reject the Plan in its capacity as a holder of such Claim.

         (b) Treatment. Each holder of an Allowed Claim in Class 4 shall receive Cash in an amount equal to the amount of such Allowed Claim on the later of (i) the Effective Date, or (ii) for Claims in Class 4 that were Disputed Claims and have become Allowed Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable.

         Section 5.07 Class 5: Bank Group Claims, Senior Notes Claims, and General Unsecured Claims.

         (a) Impairment. Holders of Allowed Claims in Class 5 are impaired and are entitled to vote to accept or reject the Plan.

         (b) Treatment. Subject to this Section 5.07, on either (i) the Effective Date, or (ii) the Quarterly Distribution Date for Claims in Class 5 that were Disputed Claims and have become Allowed Class 5 Claims, or as soon thereafter as is practicable, each holder of an Allowed Claim in Class 5 shall receive a Ratable Share of (a) Class 5 Cash, and (b) 9,860,000 Liquidating Trust Units representing an undivided interest in the Trust Assets transferred to the Liquidating Trust by the Debtors pursuant to the Plan and the Liquidating Trust Agreement.

         (c) Preference Stipulation. In addition to the Distribution provided for in Section 5.07(b) hereof, each holder of an Allowed General Unsecured Claim shall receive a Ratable Share of the funds to be distributed to such holders pursuant to the Preference Stipulation. For the purpose of calculating such Ratable Share, only the aggregate Face Amount of General Unsecured Claims shall be included in the denominator of the equation.

         (d) Settlement Debtors Premium. In addition to the Distribution provided for in Section 5.07(b) and (c) above, on the Initial Distribution Date, a Ratable Share of the Settlement Debtors Premium Initial Distribution shall be distributed to holders of Allowed General Unsecured Claims against the Settlement Debtors and the Disputed Claims Reserve Trust on account of Disputed General Unsecured Claims against the Settlement Debtors. Thereafter, the remaining Settlement Debtors Premium (i.e., the Settlement Debtors Premium minus the Settlement Debtors Premium Initial Distribution) shall be distributed, when practicable, on Quarterly Distribution Dates, in accordance with the Settlement Debtors Premium Adjustment. For the purpose of calculating such Ratable Share, only the aggregate Face Amount of General Unsecured Claims against the Settlement Debtors shall be included in the denominator of the equation.

         (e) Unofficial Committees Fees. Upon the Effective Date, the Unofficial Noteholders' Committee Fees and the Bank Group Committees Fees shall be paid by the Debtors to the extent such fees have not been paid by the respective members of such committees. The aggregate amount of Class 5 Cash to be otherwise distributed to the holders of Allowed Senior Notes Claims and Allowed Bank Group Claims in accordance with Section 5.07(b) hereof shall be reduced, in an amount equal to the Unofficial Noteholders' Committee Fees and Bank Group Committee Fees, respectively.

         (f) Creditors Electing Convenience Class Treatment. Each holder of an Allowed General Unsecured Claim may elect on its Ballot, contemporaneously with such holder's vote to accept or reject the Plan, to be included in Class 6 rather than Class 5 and receive the Distributions provided for in Section 5.08 hereof.

         Section 5.08 Class 6: Convenience Claims.

         (a) Impairment. Holders of Allowed Claims in Class 6 are not impaired. Each holder of an Allowed Class 6 Claim is not entitled to vote to accept or reject this Plan.

         (b) Treatment. Each holder of an Allowed Convenience Claim in Class 6 shall receive Cash in an amount equal to the lesser of (a) one-hundred percent (100%) of such Allowed Convenience Claim or (b) $1,000 on the later of (i) the Effective Date, or (ii) for Claims in Class 6 that were Disputed Claims and have become Allowed Claims, the Quarterly Distribution Date, or as soon thereafter as is practicable

         Section 5.09 Class 7: Subordinated Claims.

         (a) Impairment. Holders of the Subordinated Claims in Class 7 are impaired. For purposes of the Plan, each holder of a Subordinated Claim in Class 7 is conclusively presumed to have rejected this Plan and is not entitled to vote to accept or reject this Plan.

         (b) Treatment. Holders of Subordinated Claims shall receive no Distribution under the Plan.

         Section 5.10 Class 8: Equity Interests.

         (a) Impairment. The holders of the Equity Interests in Class 8 are impaired. For purposes of the Plan, each holder of an Equity Interest in Class 8 is conclusively presumed to have rejected this Plan and is not entitled to vote to accept or reject this Plan.

         (b) Treatment. Holders of Equity Interests in Class 8 shall receive no Distribution under the Plan and the Old Common Stock shall be cancelled.

                                   ARTICLE VI.

                 ESTABLISHMENT OF TRUSTS; IMPLEMENTATION OF PLAN

         Section 6.01 The Liquidating Trust.

         (a) Establishment of the Trust. On the Effective Date, the Debtors, on their own behalf and on behalf of holders of Allowed Class 5 Claims, shall execute the Liquidating Trust Agreement and shall take all other steps necessary to establish the Liquidating Trust. The Liquidating Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the treatment of the Liquidating Trust as a liquidating trust for federal income tax purposes. On the Effective Date, the Debtors shall transfer (as described in Section 6.01(c) hereunder) to the Liquidating Trust all of their right, title, and interest in all of the Trust Assets, including, among others, Cash (less any Cash transferred to the Disputed Claims Reserve Trust as required by Section 6.04 hereof), Distributed ESRs, Causes of Action and the stock of the Surviving Special Purpose Entities, free and clear of any Lien, Claim or Interest in such property of any other Person or entity except as provided in this Plan. Title to all Trust Assets shall vest in the Liquidating Trust on the Effective Date. The Debtors or such other Persons that may have possession or control of such Trust Assets shall transfer possession or control of such Trust Assets to the Liquidating Trustee and shall execute documents or instruments necessary to effectuate such transfers.

         (b) Purpose of the Liquidating Trust. The Liquidating Trust shall be established for the sole purpose of liquidating the Trust Assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business. Subject to definitive guidance from the IRS, all parties shall treat the Liquidating Trust as a liquidating trust for all federal income tax purposes.

         (c) Transfer of Assets.

         (i) The transfer of the Trust Assets to the Liquidating Trust shall be made, as provided herein, for the benefit of the holders of Allowed Class 5 Claims, whether allowed on or after the Effective Date. In this regard, the Trust Assets will be transferred to such holders of Allowed Class 5 Claims and, in respect of any Disputed Claims to the Disputed Claims Reserve Trust, to be held, in each case, by the Debtors on their behalf. Immediately thereafter, on behalf of holders of Allowed Class 5 Claims, the Debtors shall transfer such Trust Assets to the Liquidating Trust in exchange for Liquidating Trust Units for the benefit of holders of the Allowed Class 5 Claims in accordance with the Plan. The Liquidating Trustee shall then distribute the Liquidating Trust Units to the holders of the Allowed Class 5 Claims in exchange for their claims and to the Plan Administrator (to be held in the Disputed Claims Reserve Trust for the benefit of holders of Disputed Claims), subject to the conditions set forth in the Liquidating Trust Agreement. Upon the transfer of the Trust Assets, the Debtors shall have no further interest in or with respect to the Trust Assets or the Liquidating Trust.

         (ii) For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims, and the Plan Administrator) shall treat the transfer of Trust Assets to the Liquidating Trust, in accordance with the terms of the Plan, as a transfer to the holders of Allowed Class 5 Claims (and in respect of any Disputed Claims, to the Plan Administrator) followed by a transfer by such holders to the Liquidating Trust, and the beneficiaries of the Liquidating Trust (or Disputed Claims Reserve Trust) shall be treated as the grantors and owners thereof.

         (d) Valuation of Assets. As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, (i) the Liquidating Trust Committee shall inform, in writing, the Liquidating Trustee of the fair market value of the Trust Assets transferred to the Liquidating Trust, based on the good faith determination of the Liquidating Trust Committee, and (ii) the Liquidating Trustee shall apprise, in writing, the holders of the Liquidating Trust Units of such valuation. The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Liquidating Trustee, the holders of Allowed Class 5 Claims and the Plan Administrator) for all federal income tax purposes.

         (e) Termination. The Liquidating Trust shall terminate no later than the fifth (5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust if it is necessary to the liquidation of the Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Liquidating Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the trust as a liquidating trust within the meaning of Treas. Reg. ss.301.7701-4(d) for federal income tax purposes.

         Section 6.02 Appointment of Liquidating Trustee and Liquidating Trust Committee. On or prior to the Confirmation Date, the Bank Group Committee and the Unofficial Noteholders' Committee shall appoint a Liquidating Trustee and Liquidating Trust Committee in accordance with the provisions set forth in the Liquidating Trust

Agreement. Neither the Liquidating Trustee nor any individual appointed to the Liquidating Trust Committee may serve on any of the boards of directors of the Surviving Special Purpose Entities. The individuals who serve on the Liquidating Trust Committee may also serve on the Plan Administration Committee. The same person who serves as Liquidating Trustee may also serve in a separate capacity as the Plan Administrator. Appropriate compensation for each member of the Liquidating Trust Committee shall be negotiated by the Liquidating Trustee and each member of the Liquidating Trust Committee. The Liquidating Trustee shall have all powers and responsibilities specified in the Liquidating Trust Agreement incorporated herein, including, without limitation, the powers of a trustee and debtor in possession under Sections 1106 and 1107 of the Bankruptcy Code.

         Section 6.03 Liquidating Trust Units, Applicability of Securities Laws and Reporting Requirements.

         (a) Securities Laws. Under section 1145 of the Bankruptcy Code, the issuance of Liquidating Trust Units under the Plan shall be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

         (b) Transferability. Upon issuance thereof, the beneficial interests represented by the Liquidating Trust Units shall be transferable, subject to the conditions set forth in the Liquidating Trust Agreement. The Liquidating Trustee shall not seek to have the Liquidating Trust Units listed on a nationally recognized stock exchange after the Effective Date.

         Section 6.04 Disputed Claims Reserve Trust.

         (a) Establishment of Disputed Claims Reserve Trust. On the Effective Date, and after making all Distributions required to be made on the Effective Date, the Debtors shall execute the Plan Administration Agreement and establish the Disputed Claims Reserve Trust which shall be administered by the Plan Administrator.

         (b) [Intentionally Omitted]

         (c) Appointment of Plan Administrator and Plan Administration Committee. On or prior to the Confirmation Date, the Bank Group Committee and the Unofficial Noteholders' Committee shall appoint the Plan Administrator and Plan Administration Committee as provided in the Plan Administration Agreement. The responsibilities and powers of the Plan Administrator and the Plan Administration Committee shall be as set forth in the Plan Administration Agreement which is incorporated as if fully set forth herein. The person who serves as the Liquidating

Trustee may also serve in a separate capacity as the Plan Administrator. The individuals who serve on the Liquidating Trust Committee may also serve on the Plan Administration Committee. Neither the Plan Administrator nor any individual appointed to the Plan Administration Committee, nor any agent or employee of such persons, may serve on the boards of directors of the surviving Special Purpose Entities. Compensation for each member of the Plan Administration Committee shall be negotiated by the Plan Administrator and each respective member of the Plan Administrator Committee. The Plan Administrator, under the direction of the Plan Administration Committee, shall (i) hold and administer the Disputed Claims Reserve Trust, (ii) object to, settle or otherwise resolve Disputed Claims, (iii) make Distributions to holders of Disputed Claims that subsequently become Allowed Claims in accordance with the Plan, (iv) distribute any remaining assets of the Disputed Claims Reserve Trust, after resolving all Disputed Claims, to holders of previously Allowed Claims for Ratable distribution in accordance with the Plan and (v) wind up the remaining affairs of and dissolve the Debtors.

         (d) Transfer of Assets. On the Effective Date, the Debtors shall fund the Disputed Claims Reserve Trust with Liquidating Trust Units and Cash in an amount to be determined by the Liquidating Trustee, Plan Administrator, the Unofficial Noteholders' Committee's financial advisors and the Bank Group Committee's financial advisors, with the advice of the Debtors for (a) the costs and expenses projected to be incurred in connection with the resolution of Disputed Claims and the Distribution of the proceeds thereof, in accordance with the Plan, (b) costs and expenses projected to be incurred in connection with the winding up of the affairs of the Debtors and their dissolution and (c) the reasonable compensation of the Plan Administrator and the Plan Administration Committee. Cash and other property shall be placed into the Disputed Claims Reserve Trust and shall be held in separate interest bearing accounts in trust by class for the benefit of the holders of Allowed Claims entitled thereto under the terms of the Plan. Any payment made to the holder of an Allowed Claim which was previously a Disputed Claim from the Disputed Claims Reserve Trust, shall include any accrued interest thereon, at the rate earned in such interest bearing account less any expenses, including, without limitation, applicable taxes. The Disputed Claims Reserve Trust shall be terminated by the Plan Administrator, upon the filing with the Bankruptcy Court of a written certification of the Plan Administrator that all Distributions and other dispositions of all Cash and/or Liquidating Trust Units required herein to be made have been made in accordance with the terms of this Plan. Such written certification shall be sent by the Plan Administrator to the Liquidating Trustee within 15 days of the satisfaction of the condition set forth in the immediately preceding sentence. With respect to the Liquidating Trust Units held in the Disputed Claims Reserve Trust, neither the Plan Administrator, nor any other party, shall be entitled to vote any of the Liquidating Trust Units held in the Disputed Claims Reserve Trust. In the event that any matter requires the approval of the holders of Liquidating Trust Units prior to the Distribution of the Liquidating Trust Units held in the Disputed Claims Reserve Trust, solely with respect to such vote, the Liquidating Trust Units held by the Plan Administrator shall be deemed not to have been issued. The Plan Administrator shall hold in reserve the Settlement Debtors Premium (less the Settlement Debtors Premium Initial Distribution which had previously been distributed in accordance with Section 5.07(d) of the Plan) and any proceeds or Distributions thereof, which proceeds shall be held in a separate interest bearing account pending Distribution in accordance with Section 5.07(d) of the Plan.

         (e) Net Liquidating Trust Recovery/Affirmative Obligations:

         (i) Net Judgment. Notwithstanding anything contained herein to the contrary, in the event that any creditor or a defendant in a litigation brought by the Liquidating Trustee for and on behalf of the Liquidating Trust (a "Defendant") (1) is required by a Final Order to make payment to the Liquidating Trust (the "Judgment Amount"), and (2) has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred costs and expenses which would give rise to an enforceable claim against the Debtors or the Liquidating Trust (other than Subordinated Claims), each as determined by a Final Order (the aggregate amount of all such rights, claims, costs and expenses being referred to herein as the "Offset Amount"), such Defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Offset Amount.

         (ii) Affirmative Obligations. Notwithstanding anything contained herein to the contrary, in the event that a Defendant (1) has an Offset Amount and (2) the Offset Amount is in excess of the Judgment Amount, if any, (i) the Judgment Amount shall be setoff against the Offset Amount and shall not be paid to the Liquidating Trust by such Defendant and (ii) the Defendant shall be deemed to have a Disputed Claim that has become an Allowed Claim (in the amount of the excess of the Offset Amount over the Judgment Amount) and shall be entitled to receive the appropriate distribution from the Disputed Claims Reserve Trust and subsequent Distributions from the Liquidating Trust in accordance with the class of Claim as provided for under this Plan, and (iii) the Liquidating Trust shall have no liability with respect to such Offset Amount. In the event that the Disputed Claims Reserve Trust contains insufficient Cash and/or Liquidating Trust Units on account of Offset Amounts, then the Liquidating Trust may transfer Cash and/or Liquidating Trust Units to the Disputed Claims Reserve Trust for the benefit of any Defendant as if the Offset Amount was a Disputed Claim.

         Section 6.05 Distributions To Holders Of Claims And Interests.

         (a) Initial Distributions. On the Initial Distribution Date, the Liquidating Trustee shall make a Distribution to: (i) each holder of an Allowed Claim in an amount equal to its Ratable Share (calculated as of the applicable Initial Distribution Date) of Cash and/or Liquidating Trust Units in accordance with the terms of the Plan; (ii) each Paying Agent in an amount equal to the aggregate Ratable Share (calculated as of the Initial Distribution Date) of Cash or Liquidating Trust Units in accordance with the terms of the Plan, that such Paying Agent shall distribute to holders of Allowed Claims in the relevant Class; and (iii) if applicable, the Disputed Claims Reserve Trust in an amount equal to the remaining Cash and Liquidating Trust Units allocated in accordance with the terms of this Plan. Subject to Section 6.05(b) below, the amount of Cash to be paid on the Initial Distribution Date to holders of Allowed Claims will be calculated as if each Disputed Claim were an Allowed Claim in its Face Amount.

         (b) Estimation of Claims. The Plan Administrator may, at any time, request that the Bankruptcy Court estimate any Claim subject to estimation under section 502(c) of the Bankruptcy Code and for which the Debtors may be liable under this Plan, including any Claim for taxes, to the extent permitted by section 502(c) of the Bankruptcy Code, regardless of whether any party in interest previously objected to such Claim; and the Bankruptcy Court will retain jurisdiction to estimate any Claim pursuant to section 502(c) of the Bankruptcy Code at any time during litigation concerning any objection to any Claim. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate allowance on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         (c) Resolution of Disputed Claims. No Distribution or payment shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. No Distribution or payment shall be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter 5 of the Bankruptcy Code. For purposes of the Plan, such Distribution or payment on account of such Allowed General Unsecured Claim shall be held in the Disputed Claims Reserve Trust as if it were a Disputed Claim. Unless otherwise ordered by the Bankruptcy Court, after the Effective Date, the Plan Administrator, under the direction of the Plan Administration Committee, shall have the exclusive right to make and file objections to and settle, compromise or otherwise resolve Claims, except that as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, objections may be made in accordance with the applicable Bankruptcy Rules by parties-in-interest. The Plan Administrator shall file and serve a copy of each objection upon the holder of the Claim to which an objection is made and the Liquidating Trustee, as soon as practicable, but in no event later than (i) one hundred-twenty days after the Effective Date, or (ii) such other time as may be fixed or extended by the order of the Bankruptcy Court. After the Effective Date, the Plan Administrator may settle or compromise any Disputed Claim without approval of the Bankruptcy Court. The Liquidating Trustee shall have standing and be entitled to contest the settlement, compromise or resolution of any Disputed Claim.

         (d) Distributions when a Disputed Claim Becomes an Allowed Claim; or when a Disputed Claim is Subsequently Disallowed. On the first Quarterly Distribution Date from and after the Initial Distribution Date, or as soon thereafter as practicable, the Plan Administrator shall make Ratable Distributions, in accordance with the provisions of this Plan (calculated as of such Quarterly Distribution Date), of Cash and/or Liquidating Trust Units reserved for any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, to the holder of such Allowed Claim or the relevant Paying Agent, as the case may be. Holders of Disputed Claims that are ultimately Allowed will also be entitled to receive any Distributions received on and after the Effective Date on account of the Liquidating Trust Units distributed to such holder on account of its Allowed Claim. Any Distributions held in the Disputed Claims Reserve Trust for the benefit of a holder of a Disputed Claim, which is subsequently Disallowed, in whole or part, shall be distributed on a Ratable basis to holders of previously Allowed Claims and to the Disputed Claims Reserve Trust on account of Disputed Claims as if such amounts had been distributed on the Effective Date.

         (e) Additional Quarterly Distributions on Account of Liquidating Trust Units. On each Quarterly Distribution Date, the Liquidating Trustee shall distribute from the Liquidating Trust to each holder of a Liquidating Trust Unit, or to the relevant Paying Agent, as the case may be, on account of such Liquidating Trust Unit a Ratable Share of Available Cash. Notwithstanding anything to the contrary herein, no Distribution shall be made on any Quarterly Distribution Date, unless the aggregate Distribution on such Quarterly Distribution Date would be in excess of $10,000 in value (as such value is set forth herein and/or in the Disclosure Statement).

         (f) Late Claims. Except as otherwise expressly provided in this Plan, any Claim not deemed filed pursuant to section 1111(a) of the Bankruptcy Code or timely filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any applicable order of the Court, shall (a) not be treated as an Allowed Claim; and (b) be expunged from the Claims register in the Chapter 11 Cases without need for any further notice, motion, objection or order.

         Section 6.06 Miscellaneous Distribution Provisions.

         (a) Method of Cash Distributions. Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Liquidating Trustee or Plan Administrator, as the case may be, or by wire transfer from a domestic bank, at the option of the Liquidating Trustee or Plan Administrator, as the case may be; provided, however, that cash payments made to foreign creditors, if any, holding Allowed Claims may be paid, at the option of the Liquidating Trustee or Plan Administrator, as the case may be, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         (b) Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day shall be made, without interest, on the next Business Day.

         (c) Accrual of Postpetition Interest. Unless otherwise provided for in the Plan, no holder of a pre-petition Allowed Claim shall be entitled to the accrual of interest on account of such Claim.

         (d) No Distribution Pending Allowance. Notwithstanding any other provision of this Plan, no Cash or other property shall be distributed under this Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim. No Distribution or payment shall be made to any holder of an Allowed General Unsecured Claim who is also a potential defendant in an avoidance action under chapter

5 of the Bankruptcy Code. For purposes of the Plan, such Distribution or payment on account of such Allowed General Unsecured Claim shall be held in the Disputed Claims Reserve Trust as if it were a Disputed Claim.

         (e) No Distribution of Fractional Liquidating Trust Units. Notwithstanding any other provisions of the Plan, only whole numbers of Liquidating Trust Units shall be issued. When any Distribution on account of an Allowed Claim would otherwise result in the issuance of a number of Liquidating Trust Units that is not a whole number, the Liquidating Trustee shall aggregate and, if possible, sell all Fractional Liquidating Trust Units otherwise then distributable in accordance with the Plan at then prevailing prices and distribute the net proceeds to the Persons otherwise entitled thereto. If such sale is not possible then such aggregated Liquidating Trust Units shall be extinguished. Notwithstanding the foregoing, if a Person holds more than one Claim, the Fractional Liquidating Trust Units that such Person otherwise would be entitled to on account of each such Claim held by such Person shall be aggregated and, after taking into account such aggregation, such Person shall receive on account thereof (in addition to any whole number of Liquidating Trust Units or other Distribution such Person is entitled to under this Plan prior to such aggregation) (i) any resulting whole number of shares of Liquidating Trust Units and (ii) the net proceeds for any remaining Fractional Liquidating Trust Units sold in accordance with this Section 6.06(e).

         (f) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution (of a value set forth herein or in the Disclosure Statement) in excess of the Allowed amount of such Claim, except that the foregoing shall not limit holders of Disputed Claims from receiving accrued interest as provided in this Plan, if such holders Disputed Claims become Allowed.

         Section 6.07 De Minimis Distributions. Notwithstanding anything to the contrary contained in the Plan, the Liquidating Trustee or Plan Administrator, as the case may be, shall not be required to distribute Cash to the holder of an Allowed Claim if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $25 shall have such Claim discharged and shall be forever barred from asserting any such Claim against the Debtors, the Liquidating Trust, or their respective property. Any Cash not distributed pursuant to this provision shall be the property of the Liquidating Trust, free of any restrictions thereon.

         Section 6.08 Setoffs. The Debtors, the Liquidating Trustee or the Plan Administrator, as the case may be, are authorized, pursuant to section 553 of the Bankruptcy Code, to set off against any Allowed Claim and the Distributions to be made on account of such Allowed Claim, the claims, rights and Causes of Action of any nature that the Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, rights and Causes of Action that the Debtors may possess against such holder.

         Section 6.09 Intercompany Claims. In accordance with the Compromise and Settlement provided for herein, the Intercompany Claims shall be deemed released, waived and discharged as of the Effective Date.

         Section 6.10 Unclaimed Property.

         (a) Escrow of Unclaimed Property. Unclaimed Property (and all interest, dividends, and other Distributions thereon) shall be delivered promptly to the Liquidating Trustee or Plan Administrator, as the case may be, by each Paying Agent. The Liquidating Trustee or Plan Administrator, as the case may be, shall deposit such Unclaimed Property in trust (for the benefit of the holders of Allowed Claims entitled thereto under the terms of this Plan) in a subaccount of the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be. For a period of one year following the Effective Date, Unclaimed Property, including any interest, dividends, and other Distributions thereon shall be: (i) held in such subaccount solely for the benefit of the holders of Allowed Claims that have failed to claim such property; and (ii) released from such subaccount and delivered to the holder of an Allowed Claim upon presentation of proper proof by such holder of its entitlement thereto. The Liquidating Trustee or Plan Administrator, as the case may be, shall pay, or cause to be paid, out of the funds held in the Liquidating Trust or the Disputed Claims Reserve Trust, as the case may be, including, without limitation, the subaccount, any tax imposed by any federal, state or local taxing authority on the income generated by the funds held in such subaccount. The Liquidating Trustee or the Plan Administrator, as the case may be, shall also file, or cause to be filed any tax or information return related to such accounts. All Cash held in each such subaccount shall be invested in accordance with section 345 of the Bankruptcy Code, as modified by the relevant Orders of the Court for investments made by the Debtors during the Chapter 11 Cases. The earnings on such investments shall be held in trust as an addition to the balance of the subaccount for the benefit of the holders of Allowed Claims entitled to such Unclaimed Property, and shall not constitute property of the Liquidating Trust.

         (b) Distribution of Unclaimed Property. At the end of one year following the relevant Distribution Date of Cash and/or Liquidating Trust Units, the holders of Allowed Claims theretofore entitled to Unclaimed Property shall cease to be entitled thereto (such holders, the "Unclaimed Holders"), and the Unclaimed Property for each Unclaimed Holder shall then be distributed on a Ratable basis to the holders of Liquidating Trust Units in accordance with this Plan.

         Section 6.11 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security, including, without limitation, the Liquidating Trust Units, under, in furtherance of, or in connection with this Plan, whether arising prior or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax, including, but not limited to, any transfers of assets to the Liquidating Trust or Disputed Claims Reserve Trust on or shortly after the Effective Date by the Debtors, holders of Allowed Class 5 Claims or the Plan Administrator.

         Section 6.12 Cancellation of Capital Stock. As of the Effective Date, by virtue of the Plan and in all events without any action on the part of the holders thereof, each share of Old Common Stock issued and outstanding or held in treasury, shall be cancelled and retired and no consideration will be paid or delivered with respect thereto. Notwithstanding anything herein to the contrary, holders of Old Common Stock shall not be required to surrender such stock to the Debtors.

         Section 6.13 Cancellation of Senior Notes and Agreements. On the Effective Date, except as otherwise provided for in the Plan, the Senior Notes and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors (the "Instruments") will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court, or any Person including, but not limited to, governmental agencies. The holders of such cancelled Senior Notes and Instruments will have no claims against the Debtors for payment of such Senior Notes or Instruments, except for the rights provided pursuant to the Plan, including, without limitation, the rights provided for pursuant to Section 5.07(b).

         Following the Effective Date, holders of Senior Notes will receive from the respective indenture trustee, agent, servicer or the Liquidating Trustee, specific instructions regarding the time and manner in which the Senior Notes are to be surrendered, if requested by the Liquidating Trustee. All Distributions under this Plan in respect of Allowed Senior Notes Claims (after giving effect to Section 5.07(e) of the Plan) shall be made to the Indenture Trustee for the benefit of such holders, and shall be subject to any rights or liens that the Indenture Trustee may have for fees, costs, expenses and indemnification under the respective Indentures or other agreement.

         Any Senior Note which is lost, stolen, mutilated or destroyed, shall be deemed surrendered when the holder of a Claim based thereon delivers to the applicable indenture trustee, agent, servicer or the Liquidating Trustee (a) evidence satisfactory to the indenture trustee, agent, servicer or the Liquidating Trustee of the loss, theft, mutilation or destruction of such instrument or certificate, and (b) such security or indemnity as may be required by the indenture trustee, agent, servicer or the Liquidating Trustee to hold each of them harmless with respect thereto.

         Each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer, shall continue in effect solely for the purposes of (a) allowing such indenture trustee, agent or servicer to make the Distributions to be made on account of such Claims under this Plan, (b) permitting such indenture trustee, agent or servicer to maintain any rights or liens it may have for fees, costs, expenses and indemnification under such indenture or other agreement and to be paid or reimbursed for such prepetition and postpetition fees, costs, expenses and indemnification only from the Distributions (until payment in full of such fees, costs, expenses or indemnification) that are governed by the respective indenture or other agreement in accordance with the provisions set forth therein; provided, however, that the foregoing shall not affect the discharge of Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Debtors or the Liquidating Trust.

         Nothing herein shall constitute a waiver or affect the ability of holders of Senior Notes or Instruments to assert claims on account of the Senior Notes or Instruments against third parties.

         Section 6.14 Disputed Payments. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Liquidating Trustee or Plan Administrator, as the case may be, or relevant Paying Agent may, in lieu of making such Distribution to such Person, make such Distribution into an escrow account to be held in trust for the benefit of such holder and shall not constitute property of the Debtors, their Estates or the Liquidating Trust. Such Distribution shall be held in escrow until the disposition thereof shall be determined by order of the Bankruptcy Court or other court of competent jurisdiction or by written agreement among the interested parties to such dispute.

         Section 6.15 Withholding Taxes. In connection with the Plan, to the extent applicable, the Liquidating Trustee and Plan Administrator shall comply with all withholding and reporting requirements imposed on it by federal, state and local taxing authorities, and all Distributions shall be subject to such withholding and reporting requirements.

         Section 6.16 Obligations Incurred After the Confirmation Date. Payment obligations incurred after the date and time of entry of the Confirmation Order, including, without limitation, the Professional fees of the Debtors through the Effective Date, shall not be subject to application or proof of claim and may be paid by the Debtors or the Liquidating Trust, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval, as Administrative Claims.

         Section 6.17 Instructions to Liquidating Trustee or Plan Administrator. Prior to any Distribution on account of any Senior Notes, the indenture trustee, agent or servicer of the Senior Notes shall (a) inform the Liquidating Trustee or Plan Administrator, as the case may be, as to the amount of properly surrendered Senior Notes and (b) instruct the Liquidating Trustee or Plan Administrator, as the case may be, in a form and manner that the Liquidating Trustee or Plan Administrator, as the case may be, reasonably determines to be acceptable, of the names of the holders of Senior Notes with Allowed Class 5 Claims who are to receive Distributions in respect of such Allowed Class 5 Claims in exchange for properly surrendered Senior Notes.

         Section 6.18 Record Date for Distributions to Holders of Senior Notes. At the close of business on the Confirmation Date, the transfer ledgers of the indenture trustees, agent and servicers of the Senior Notes shall be closed, and there shall be no further changes in the record holders of the Senior Notes. The Debtors, the Liquidating Trust, the Liquidating Trustee, and the indenture trustees, agents and servicers for such

Senior Notes shall have no obligation to recognize any transfer of such Senior Notes occurring after the Confirmation Date. The Debtors, the Liquidating Trust, the Liquidating Trustee, and the indenture trustees, agents and servicers for such Senior Notes shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Confirmation Date.

         Section 6.19 Dissolution. From and after the Effective Date, the Plan Administrator shall use its reasonable best efforts to dissolve the Debtors and any affiliates of the Debtors that are not surviving Special Purpose Entities as quickly as is reasonably practical. In that connection, the Plan Administrator shall prepare and file all corporate resolutions, statements, notices, tax returns and other documents necessary to accomplish their dissolution, and the Confirmation Order shall provide for the appointment of the Plan Administrator as the authorized signatory to execute on behalf of each Debtor any and all documents necessary to accomplish such dissolution.

                                  ARTICLE VII.

                   EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

         Section 7.01 Jurisdiction of Court. Until the Effective Date, the Court shall retain jurisdiction over the Debtors and their Estates. Thereafter, jurisdiction of the Court shall be limited to the subject matters set forth in
Article XI of this Plan.

         Section 7.02 Binding Effect. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Confirmation Date, the provisions of this Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under this Plan and whether or not such holder has accepted this Plan.

         Section 7.03 Term of Injunctions or Stays. Unless otherwise provided herein, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of:
(1) Final Claims Resolution Date or (2) the Effective Date.

         Section 7.04 Rights of Action. On the Effective Date, the Liquidating Trust shall be deemed to have taken an assignment of, and shall thereafter, retain and have the right to enforce any and all present or future rights, claims or Causes of Action, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date, including, but not limited to, rights, claims and Causes of Action. All present or future rights, claims or Causes of Action against any Person that existed prior to the Effective Date are preserved and are deemed assigned to the Liquidating Trust, including, without limitation, such claims, rights or Causes of Action identified in the Disclosure Statement. The Liquidating Trust may pursue, abandon, settle or release any or all such claims, rights or Causes of Action, as it deems appropriate.

         Section 7.05 Discharge.

         (a) Scope. Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1141(d)(1) of the Bankruptcy Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Effective Date, all debts of, Claims against, Liens on, and Interests in each of the Debtors, their assets, or properties, which debts, Claims, Liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim or Interest, regardless of whether a proof of Claim or Interest therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against any Debtor formerly obligated with respect to such Claim or Interest, or against such Debtor's assets or properties, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date.

         (b) Injunction. Except as otherwise provided in the Plan or Confirmation Order, as of the Effective Date, all entities that hold a Claim that is discharged pursuant to Section 7.05(a) or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan, are permanently enjoined from taking any of the following actions on account of any such discharged Claims or terminated Interests or rights: (1) commencing or continuing in any manner any action or other proceeding against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; (3) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Liquidating Trust or the Disputed Claims Reserve Trust or their respective Trust Assets or other property; and (4) asserting a setoff, right of subrogation or recoupment of any kind against any obligation due to the Debtors, the Liquidating Trust, or the Disputed Claims Reserve Trust or their respective Trust Assets or other property.

         (c) Release of Collateral. Unless a particular Secured Claim is Reinstated or the holder thereof receives a return of its Collateral in respect of such Claim under this Plan: (i) each holder of: (A) a Secured Claim; and/or
(B) a Claim that is purportedly secured, shall on or immediately before the Effective Date: (x) turn over and release to the Liquidating Trust any and all property that secures or purportedly secures such Claim; and (y) execute such documents and instruments as the Debtors or the Liquidating Trust requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the Liquidating Trust, free and clear of all Claims and Interests, including (without limitation) Liens, charges, pledges, encumbrances and/or security interests of any kind. No Distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the Debtors or the Liquidating Trust such release of Liens. Any such holder that fails to execute and deliver such release of

Liens within 180 days of the Effective Date shall be deemed to have no further Claim and shall not participate in any Distribution hereunder. Notwithstanding the immediately preceding sentence, any holder of a Disputed Claim shall not be required to execute and deliver such release of Liens until the time such Claim is Allowed or Disallowed.

         (d) Cause of Action Injunction. On and after the Effective Date, for cause shown, (a) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of, or respecting any, Claim, debt, right or Cause of Action that the Liquidating Trust retains sole and exclusive authority to pursue, in accordance with the Liquidating Trust Agreement, and (b) all Persons other than the Liquidating Trustee will be permanently enjoined from commencing or continuing in any manner any action or proceeding (whether directly, indirectly, derivatively or otherwise) on account of or respecting any Causes of Action.

         Section 7.06 Preservation of Insurance. The provisions of this Plan shall not diminish or impair in any manner the enforceability and coverage of any insurance policies that may cover Claims against the Debtors or any other Person including, without limitation, the D&O Insurance.

                                  ARTICLE VIII.

                               EXECUTORY CONTRACTS

         Section 8.01 Executory Contracts and Unexpired Leases. As of the Effective Date, all executory contracts and unexpired leases of each Debtor shall be deemed rejected by such Debtor pursuant to the provisions of section 365 of the Bankruptcy Code, except: (a) any executory contract or unexpired lease that has been or is the subject of a motion to assume or assume and assign filed pursuant to section 365 of the Bankruptcy Code by any of the Debtors before the Effective Date; (b) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assumed and Assigned Executory Contracts and Unexpired Leases" to be Filed by the Debtors as Exhibit E to the Plan on or before the Exhibit Filing Date; (c) any executory contract or unexpired lease assumed or assumed and assigned pursuant to the provisions of this Plan; (d) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

         Section 8.02 Cure. At the election of the relevant Debtor, any monetary defaults under each executory contract and unexpired lease to be assumed under this Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (a) by payment of the default amount in Cash on the Effective Date; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute regarding:
(i) the amount of any cure payments; (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving assumption.

         Section 8.03 Rejection Damages Bar Date. If the rejection by any Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against such Debtor or the Liquidating Trust or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, Liquidating Trustee and the Plan Administrator on or before the earlier of (i) the later of the applicable Bar Date or within thirty (30) days after the date of service of an order of the Court authorizing such rejection including this Confirmation Order, (ii) thirty
(30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Court, or (iii) such other period set by the Court.

         Section 8.04 Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by any Debtor shall be performed by the Liquidating Trust. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.

                                   ARTICLE IX.

                           CONDITIONS TO CONFIRMATION
                        AND OCCURRENCE OF EFFECTIVE DATE

         Section 9.01 Conditions to Confirmation. This Plan may not be confirmed unless each of the conditions set forth below is satisfied. Except as provided in Section 9.03 below, any one or more of the following conditions may be waived at any time by the Debtors with the consent of each of the Unofficial Committees.

         (a) The Disclosure Statement Order shall have been entered and be a Final Order.

         (b) The Confirmation Order shall be in a form reasonably acceptable to the Debtors and each of the Unofficial Committees.

         (c) the Compromise and Settlement and all other provisions embodied in this Plan shall not have been modified.

         Section 9.02 Conditions to Occurrence of Effective Date. The Effective Date for this Plan may not occur unless each of the conditions set forth below is satisfied. Except as provided in Section 9.03 below, any one or more of the following conditions may be waived at any time by the Debtors with the consent of each of the Unofficial Committees.

         (a) The Confirmation Order which, inter alia, approves the Compromise and Settlement shall have been entered and be a Final Order.

         (b) The Liquidating Trustee, the Liquidating Trust Committee, the Plan Administrator and the Plan Administration Committee each shall have been properly nominated and appointed and each shall have accepted to act in such capacity.

         (c) The Liquidation Trust Agreement and the Plan Administration Agreement shall be in a form acceptable to each of the Unofficial Committees.

         Section 9.03 Waiver of Conditions to Confirmation and Occurrence of Effective Date. Each of the conditions to confirmation of this Plan or to the occurrence of the Effective Date is for the benefit of the Debtors. Other than the requirement that the Disclosure Statement Order and the Confirmation Order must be entered, the requirement that a particular condition be satisfied may be waived in whole or part, as set forth in this Plan.

         Section 9.04 Effect of Nonoccurrence of the Conditions to Occurrence of Effective Date. If each of the conditions to the occurrence of the Effective Date have not been satisfied or duly waived on or before the date which is no later than the first Business Day after sixty (60) days after the Confirmation Order is entered, or by such later date as is approved, after notice and a hearing, by the Court, then upon motion by any party in interest made before the time that each of the conditions has been satisfied or duly waived, the Confirmation Order may be vacated by the Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to occurrence of the Effective Date is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or Interests in, the Debtors; or (b) prejudice in any manner the rights of any of the Debtors or of any other party in interest, including, without limitation, the right to seek a further extension of the exclusivity periods under section 1121(d) of the Bankruptcy Code.

                                   ARTICLE X.

                         CONFIRMABILITY AND SEVERABILITY
                             OF A PLAN AND CRAMDOWN

         Section 10.01 Confirmability and Severability of a Plan. The Debtors, with the consent of each of the Unofficial Committees, reserve the right to alter, amend, modify, revoke or withdraw the Plan as it applies to any particular Debtor. The Debtors, with the consent of each of the Unofficial Committees, reserves the right to make non-substantive changes in the Plan, which changes may be necessary to facilitate the withdrawal of another Debtor from the Plan. Any such revocation or withdrawal by a Debtor (only with the consent of each of the Unofficial Committees) shall not affect this Plan as the plan of reorganization of the other Debtors. If a Debtor revokes or withdraws from this Plan (only with the consent of each of the Unofficial Committees): (a) nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against such Debtor, or to prejudice in any manner the rights of such Debtor or any persons in any further proceedings involving such Debtor; and (b) any provisions of any Confirmation Order with respect to such Debtor shall be null and void (and such Debtor shall not be benefited by the Confirmation Order) and all such rights of or against such Debtor shall exist as though this Plan had not been filed and no actions taken to effectuate it. A determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect: (1) the confirmability of the Plan (only with the consent of each of the Unofficial Committees) as it applies to any other Debtor; or (2) the Debtors' ability to modify the Plan (only with the consent of each of the Unofficial Committees), as it applies to any particular Debtor, to satisfy the confirmation requirements of section 1129 of the Bankruptcy Code. Each provision of this Plan shall be considered separable and, if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, the balance of this Plan shall be given effect without relation to the invalid provision.

         Section 10.02 Cramdown. The Debtors shall request the Bankruptcy Court to confirm in accordance with section 1129(b) of the Bankruptcy Code only as to Classes 7 and 8.

                                   ARTICLE XI.

                            ADMINISTRATIVE PROVISIONS

         Section 11.01 Retention of Jurisdiction. Notwithstanding confirmation of this Plan or occurrence of the Effective Date, the Court shall retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the following purposes:

         (a) Determination of the allowability of Claims upon objection to such Claims by Debtors or the Plan Administrator, as the case may be, and the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances;

         (b) Determination of tax liability pursuant to section 505 of the Bankruptcy Code;

         (c) Approval, pursuant to section 365 of the Bankruptcy Code, of all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtors;

         (d) Determination of requests for payment of administrative expenses entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto under section 330 of the Bankruptcy Code;

         (e) Resolution of controversies and disputes regarding the interpretation of this Plan;

         (f) Implementation of the provisions of this Plan and entry of Orders in aid of confirmation and consummation of this Plan, including, without limitation, appropriate Orders to protect the Debtors and their successors from actions by creditors and/or Interest holders of the Debtors or any of them and resolving disputes and controversies regarding property of the Estates, the Liquidating Trust, the Disputed Claims Reserve Trust or powers of the Liquidating Trustee and the Plan Administrator;

         (g) Modification of the Plan pursuant to section 1127 of the Bankruptcy Code;

         (h) Adjudication of any Causes of Action;

         (i) Entry of a Final Order closing the Chapter 11 Cases.

         Section 11.02 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply and except for Reinstated Secured Claims governed by another jurisdiction's law, the rights and obligations arising under this Plan shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

         Section 11.03 Administrative Bar Date.

         (a) General Provisions. Except as provided below in Section 11.03(b) for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 11.03(c) for liabilities incurred by a Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than 30 days after the Effective Date. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable Bar Date, shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or their respective property.

         (b) Professionals. All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Confirmation Date (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases but excluding professionals retained pursuant to the Ordinary Course Professionals Orders) shall File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Confirmation Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Confirmation Date. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid to the applicable Professional immediately thereafter. Each Professional that intends to seek payment for compensation or reimbursement of expenses from the Debtors (including compensation requested by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall provide the Debtors with a statement, by no later than the Confirmation Date, of the amount of estimated unpaid fees and expenses that each such Professional has incurred or expects to incur through the Confirmation Date. The Debtors or the Liquidating Trustee, as the case may be, shall establish a reserve in an appropriate amount for the payment of any such unpaid fees and expenses of such Professionals.

         (c) Ordinary Course Liabilities. Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of business, including, without limitation, professionals retained pursuant to the Ordinary Course Professionals Orders, shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by the Liquidating Trust pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims or the Court.

         (d) Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court on the Confirmation Date, shall be paid on the Effective Date. Any statutory fees accruing after the Confirmation Date shall be paid in accordance with Article IV of this Plan.

         Section 11.04 Effectuating Documents and Further Transactions. Each Debtor shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan.

         Section 11.05 Limitation of Liability. None of the Debtors, the Bank Group Committee, the Indenture Trustee, the Unofficial Noteholders' Committee (including the present and former members), their respective officers and directors, employees, agents (acting in such capacity), representatives nor any professional employed by any of them (collectively, the "Affected Parties") shall have or incur any liability to any Person or entity for any action taken or omitted to be taken in connection with or related to (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, release, or other agreement or document created or entered into, or any other action taken or omitted to be taken in connection with the Plan, and (ii) actions taken or omitted to be taken in connection with the Chapter 11 Cases or the operations or administration of the Debtors during the Chapter 11 Cases that arose out of or relate to the period from the Petition Date through the Effective Date. Notwithstanding anything in this Section 11.05 to the contrary, the provisions of this Section
11.05 shall (i) not limit in any way whatsoever the liability of any Person or entity that would otherwise result from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted gross negligence, willful misconduct, or breach of fiduciary duty; (ii) be of no force or effect as to the Liquidating Trustee, including, without limitation, his power and authority to investigate, commence and prosecute Causes of Action, if any, against any of the Affected Parties and no Affected Party shall be entitled to rely upon or assert this Section 11.05 as a defense to any such Causes of Action brought by the Liquidating Trustee; and (iii) not effect the rights of any party-in-interest pursuant to Section 11.03(b) of this Plan. If this Section 11.05 is deemed in any way to limit, impair, or constitute a defense to any such Causes of Action brought by the Liquidating Trustee, such portion or all of this Section 11.05 shall be deemed null and void and of no force and effect.

         Section 11.06 Amendments.

         (a) Preconfirmation Amendment. The Debtors, with the consent of each of the Unofficial Committees, may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements of
Section 1125, among others.

         (b) Post-confirmation Amendment Not Requiring Resolicitation. After the entry of the Confirmation Order, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that: (i) the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing; and (ii) such modification shall not materially and adversely affect the interests, rights, treatment, or Distributions of any Class under the Plan.

         (c) Post-confirmation Amendment Requiring Resolicitation. After the Confirmation Date and before the Effective Date of the Plan, the Debtors may modify the Plan, with the consent of each of the Unofficial Committees, in a way that materially or adversely affects the interests, rights, treatment, or Distributions of a class of Claims or Interests provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Bankruptcy Court approval for such modification, after notice and a hearing;
(iii) such modification is accepted by at least two-thirds in amount, and more than one-half in number, of Allowed Claims voting in each class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

         Section 11.07 Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.

         Section 11.08 Confirmation Order and Plan Control. To the extent the Confirmation Order and/or this Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtor(s), or any of them and any third party, this Plan controls the Disclosure Statement and any such agreements and the Confirmation Order (and any other orders of the Court) controls this Plan.

         Section 11.09 Headings. Headings are used in this Plan for convenience and reference only, and shall not constitute a part of this Plan for any other purpose.

         Section 11.10 Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery or (c) overnight delivery service, freight prepaid, and addressed as follows:

         For the Debtors

         ContiFinancial Corporation
         277 Park Avenue
         New York, New York  10172
         (212) 208-2800
         Attn:  Alan H. Fishman

         with copies to:

         Dewey Ballantine LLP
         Attorneys for the Debtors
         1301 Avenue of the Americas
         New York, New York  10019-6092
         (212) 259-8000
         Attn:    Richard S. Miller, Esq.

         Togut, Segal & Segal LLP
         Attorneys for the Debtors
         One Penn Plaza
         New York, New York 10169
         (212) 594-5000
         Attn: Albert Togut, Esq.

         For the Bank Group Committee

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153
         (212) 310-8000
         Attn:    Marvin E. Jacob, Esq.
                  Judy G. Z. Liu, Esq.

         For the Unofficial Noteholders' Committee

         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
         590 Madison Avenue
         New York, New York 10022
         (212) 872-1000
         Attn:    Daniel H. Golden, Esq.
                  Ira S. Dizengoff, Esq.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Dated: New York, New York
         November 9, 2000

                              Respectfully Submitted,

                              CONTIFINANCIAL CORPORATION, ET AL.
                              Debtors and Debtors-in-Possession


                              By:  /s/
                                   Alan H. Fishman
                                   Authorized Signatory


                              By:  /s/
                                   --------------------------------------------
                                   Robert D. Davis
                                   Authorized Signatory



                              By:  /s/
                                   --------------------------------------------

                                   Michael T. Conrad
                                   Authorized Signatory


                              By:  /s/
                                   --------------------------------------------
                                   Hal Willard
                                   Authorized Signatory

                                    EXHIBIT A

                           LIQUIDATING TRUST AGREEMENT



                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.
                          FOR COPIES OF THE LIQUIDATING
                          TRUST AGREEMENT IN DRAFT FORM
                                 PLEASE CONTACT:

                                DEWEY BALLANTINE
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000
                             ATTN: JORIAN ROSE, ESQ.

                                    EXHIBIT B

                          PLAN ADMINISTRATION AGREEMENT



                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.
                          FOR COPIES OF THE LIQUIDATING
                          TRUST AGREEMENT IN DRAFT FORM
                                 PLEASE CONTACT:

                                DEWEY BALLANTINE
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000
                             ATTN: JORIAN ROSE, ESQ.

                                    EXHIBIT C

                                DISTRIBUTED ESRS


                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.

                                    EXHIBIT D

                         SURVIVING NON-DEBTOR AFFILIATES


                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.

                                    EXHIBIT E

                ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES



                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.

                                    EXHIBIT F

                           SCHEDULE OF DISPUTED CLAIMS



                          TO BE FILED ON OR BEFORE THE
                              EXHIBIT FILING DATE.